   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 16, 1998


                                                      REGISTRATION NO. 333-61429

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                               BUDGET GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                                 7514                                59-3227576
     (State or Other Jurisdiction           (Primary Standard Industrial                 (I.R.S. Employer
  of Incorporation or Organization)         Classification Code Number)               Identification Number)

              125 BASIN STREET, SUITE 210, DAYTONA BEACH, FL 32114
                           TELEPHONE: (904) 238-7035
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

       SANFORD MILLER, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                               BUDGET GROUP, INC.
              125 BASIN STREET, SUITE 210, DAYTONA BEACH, FL 32114
             TELEPHONE: (904) 238-7035    FACSIMILE: (904) 226-8380
(Name, address, including zip code, and telephone number, including area code of agent for service)
                             ---------------------

                          COPIES TO:  JEFFREY M. STEIN
                                KING & SPALDING
                  191 PEACHTREE STREET, ATLANTA, GEORGIA 30303
             TELEPHONE: (404) 572-4600    FACSIMILE: (404) 572-5146
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                             ---------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ---------------
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                         PROPOSED             PROPOSED
               TITLE OF CLASS                        AMOUNT               MAXIMUM              MAXIMUM             AMOUNT OF
                OF SECURITIES                         TO BE           AGGREGATE PRICE    AGGREGATE OFFERING      REGISTRATION
              TO BE REGISTERED                     REGISTERED           PER UNIT(1)          PRICE(1)(2)            FEE(3)
---------------------------------------------------------------------------------------------------------------------------------
6 1/4% Convertible Preferred Securities,
  Remarketable Term Income Deferable Equity
  Securities (HIGH TIDES)....................       6,000,000               $50             $300,000,000            $88,500
---------------------------------------------------------------------------------------------------------------------------------
HIGH TIDES Debentures Due 2028 of Budget
  Group, Inc. ...............................          (3)                  (3)                  (3)                  (3)
---------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $0.01 par value, of
  Budget Group, Inc..........................       9,107,400               (4)                  (4)                  (4)
---------------------------------------------------------------------------------------------------------------------------------
Guarantee by Budget Group, Inc. of the
  above-referenced HIGH TIDES................          (5)                  (5)                  (5)                  (5)
---------------------------------------------------------------------------------------------------------------------------------
        Total................................          N/A                  N/A             $300,000,000          $88,500(6)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457.
(2) Exclusive of accrued interest and distributions, if any.
(3) $309,278,400 in aggregate principal amount of 6 1/4% HIGH TIDES Debentures Due 2028 were issued and sold to Budget Group Capital Trust in connection with the issuance by Budget Group Capital Trust of its HIGH TIDES. The HIGH TIDES Debentures Due 2028 may be distributed, under certain circumstances, to holders of the HIGH TIDES for no additional consideration.
(4) The HIGH TIDES are convertible into Class A Common Stock, par value $.01 per share, of Budget Group, Inc., at an initial conversion rate of 1.5179 shares of Class A Common Stock for each HIGH TIDE, subject to adjustment under certain circumstances. Shares of Class A Common Stock issued upon conversion of the HIGH TIDES will be issued without the payment of additional consideration.
(5) No separate consideration will be received for the Guarantee.

(6) The Registration Fee has been previously paid.

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 1998


PROSPECTUS

                            6,000,000 HIGH TIDES(SM)

                           BUDGET GROUP CAPITAL TRUST

                                  6 1/4% Convertible Preferred Securities
                           Remarketable Term Income Deferrable Equity Securities
                                            (HIGH TIDES)(SM*)
                                  (liquidation amount $50 per HIGH TIDE)
                               guaranteed to the extent set forth herein by,
BUGET GROUP LOGO               and convertible into Class A Common Stock of,

                               Budget Group, Inc.
                             ---------------------

     This Prospectus relates to the 6 1/4% Remarketable Term Income Deferrable Equity Securities (HIGH TIDES)(SM) (the "HIGH TIDES"), which represent undivided preferred beneficial ownership interests in the assets of Budget Group Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust" or the "Issuer"), and the shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), of Budget Group, Inc., a Delaware corporation (the "Company"), issuable upon conversion of the HIGH TIDES. The HIGH TIDES were issued and sold (the "Original Offering") on June 19, 1998 (the "Original Offering Date") to the Initial Purchasers (as defined herein) and were simultaneously sold by the Initial Purchasers in transactions exempt from the registration requirements of the Securities Act of 1933 (the "Securities Act"), to persons reasonably believed by the Initial Purchasers to be qualified institutional buyers as defined in Rule 144A under the Securities Act. The Company owns all the common securities issued by the Trust (the "Common Securities" and, together with the HIGH TIDES, the "Trust Securities"). The Trust was formed for the sole purpose of issuing the Trust Securities and using the proceeds thereof to purchase from the Company the HIGH TIDES Debentures Due 2028 (the "HIGH TIDES Debentures") having the terms described herein. The holders of the HIGH TIDES have a preference with respect to payments in respect of distributions and payments upon liquidation, redemption or otherwise over holders of the Common Securities of the Trust.

     The HIGH TIDES, the HIGH TIDES Debentures and the Class A Common Stock issuable upon conversion of the HIGH TIDES (collectively the "Offered Securities") may be offered and sold from time to time by the holders named herein or by their transferees, pledgees, donees or successors (collectively, the "Selling Holders") pursuant to this Prospectus. The Offered Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers. See "Selling Holders" and "Plan of Distribution." If required, the names of any other Selling Holders, agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (a "Prospectus Supplement"). The Selling Holders will receive all of the proceeds from the sale of the Offered Securities and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. The Company is responsible for payment of all other expenses incident to the offer and sale of the Offered Securities. The Selling Holders and any broker-dealers, agents or underwriters which participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.
                               ------------------

* Credit Suisse First Boston Corporation has filed an application with the United States Patent and Trademark Office for the registration of Remarketable Term Income Deferrable Equity Securities (HIGH TIDES)(SM) or HIGH TIDES(SM) servicemarks.
                               ------------------

     PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER THE CAPTION INVESTMENT CONSIDERATIONS BEGINNING ON PAGE 8.

     APPLICATION WILL BE MADE TO LIST THE COMMON STOCK REGISTERED PURSUANT HERETO ON THE NEW YORK STOCK EXCHANGE.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

           THE DATE OF THIS PROSPECTUS IS                     , 1998.

     As used herein, unless the context otherwise requires: (i) the "Indenture" means the HIGH TIDES Debentures Indenture between the Company and The Bank of New York, as trustee (the "Debenture Trustee"); (ii) the "Declaration" means the Amended and Restated Declaration of Trust among the Company, as Depositor (the "Depositor"), The Bank of New York, as Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware Trustee (the "Delaware Trustee"), and the individuals named as Administrative Trustees therein (the "Administrative Trustees") (collectively with the Property Trustee and the Delaware Trustee, the "Issuer Trustees") and the holders, from time to time, of undivided beneficial interests in the assets of the Trust; (iii) the "Company," "Budget" or "Budget Group" refers to Budget Group, Inc. and its subsidiaries after giving effect to Budget Group, Inc.'s acquisition of Budget Rent A Car Corporation on April 29, 1997; and (iv) the "Budget System" refers to the business of renting cars and trucks and retailing late model vehicles conducted by Budget and its franchisees under the Budget name.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). Such reports, proxy statements, and other information filed by the Company can be inspected and copied at the public reference facilities of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549, and at the following Regional Offices of the
Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained from the Public Reference Section of the SEC at Judiciary Plaza. 450 Fifth Street, NW, Washington, DC 20549, at prescribed rates. Such material can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. In addition, material may be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov).

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the Offered Securities. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information with respect to the Trust and the Offered Securities, reference is made to the Registration Statement and the exhibits and schedules filed as a part thereof. Any statements made in this Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. The Registration Statement and the exhibits and schedules thereto may be inspected, without charge, at the public reference section or regional offices of the SEC at the addresses indicated above. Copies of the Registration Statement can be obtained from the public reference section of the SEC upon payment of prescribed fees.

     No separate financial statements of the Issuer have been included herein. The Company does not consider that such financial statements would be material to holders of the HIGH TIDES because (i) all of the voting securities of the Issuer are owned by the Company, a reporting company under the Exchange Act,
(ii) the Issuer has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Issuer and investing the proceeds thereof in HIGH TIDES Debentures issued by the Company and (iii) the obligations of the Issuer under the Trust Securities are fully and unconditionally guaranteed by the Company to the extent that the Issuer has funds available to meet such obligations. See "Description of HIGH TIDES Debentures" and "Description of the Guarantee."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company with the Commission (File No. 0-23962) are incorporated herein by reference:

          (a) Annual Report on Form 10-K for the year ended December 31, 1997;


          (b) Quarterly Reports on Form 10-Q for the quarters ended June 30, 1998 and March 31, 1998;

          (c) The Company's Current Reports on Form 8-K dated September 4, 1998, July 2, 1998, June 19, 1998, May 28, 1998, April 6, 1998, March 4, 1998,
     January 28, 1998 and May 13, 1997, each as amended (if applicable);


          (d) The consolidated balance sheets of Ryder TRS, Inc. as of December 31, 1996 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the period from September 5, 1996 (date of inception) to December 31, 1996 and the year ended December 31, 1997, contained in the Company's Registration Statement on Form S-4 (File No. 333-49679) filed on April 8, 1998, as amended on April 27, 1998;

          (e) The combined balance sheet of Ryder Consumer Truck Rental (a division of Ryder Truck Rental, Inc., a wholly-owned subsidiary of Ryder System, Inc.) as of October 16, 1996, and the related combined statements of earnings and changes in Ryder investment and cash flows for the period from January 1, 1996 to October 16, 1996, contained in the Company's Registration Statement on Form S-4 (File No. 333-49679) filed on April 8, 1998, as amended on April 27, 1998; and

          (f) The description of the Class A Common Stock of the Company included in the Company's Registration Statement on Form 8-A, dated April 15, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities made hereby shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: Budget Rent A Car Corporation, 4225 Naperville Road, Lisle, Illinois 60532, Attention: General Counsel, telephone (630) 955-7571.

                             CAUTIONARY INFORMATION

     CERTAIN INFORMATION INCLUDED IN THIS PROSPECTUS CONTAINS, AND OTHER MATERIALS FILED OR TO BE FILED BY THE COMPANY WITH THE COMMISSION INCORPORATED BY REFERENCE HEREIN (AS WELL AS INFORMATION INCLUDED IN ORAL STATEMENTS MADE OR TO BE MADE BY THE COMPANY) CONTAIN OR WILL CONTAIN, FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. THOSE STATEMENTS INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY AND MEMBERS OF ITS MANAGEMENT TEAM, AS WELL AS THE ASSUMPTIONS ON WHICH SUCH STATEMENTS ARE BASED. PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS CURRENTLY KNOWN TO MANAGEMENT THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD-LOOKING STATEMENTS ARE SET FORTH IN THE SAFE HARBOR COMPLIANCE STATEMENT FOR FORWARD-LOOKING STATEMENTS INCLUDED AS EXHIBIT 99.1 AND ANNEX A TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WHICH ARE HEREBY INCORPORATED BY REFERENCE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE FORWARD-LOOKING STATEMENTS TO REFLECT CHANGED ASSUMPTIONS, THE OCCURRENCE OF UNANTICIPATED EVENTS OR CHANGES TO FUTURE OPERATING RESULTS OVER TIME.

                                OFFERING SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus or incorporated by reference herein. Certain capitalized terms used but not defined are used as defined elsewhere in this Prospectus.

                                  THE OFFERING

The Issuer.................  Budget Group Capital Trust, a Delaware business trust. Substantially all of the assets of the Trust consist of the HIGH TIDES Debentures of the Company. The Company owns, directly or indirectly, 100% of the outstanding Common Securities of the Issuer.

Securities Registered
Pursuant Hereto............  6,000,000 HIGH TIDES, the HIGH TIDES Debentures,
                             the Class A Common Stock issuable upon conversion of the HIGH TIDES and the Guarantee of Budget Group, Inc. with respect to the HIGH TIDES.

Distributions..............  Distributions on the HIGH TIDES accrue from the date of original issuance of the HIGH TIDES and are payable on the HIGH TIDES at the Applicable Rate applied to the stated liquidation amount of $50 per HIGH TIDE. The Applicable Rate is 6 1/4% per annum (the "Initial Rate") from the date of original issuance of the HIGH TIDES to (but excluding) the Reset Date, and the Term Rate from and after the Reset Date. The Term Rate will be set based on the outcome of the Remarketing. The Applicable Rate will also increase upon a Registration Default, if any. See "The Remarketing" and "Registration Rights." Subject to the distribution deferral provisions described below, Distributions are payable quarterly in arrears on each March 15, June 15, September 15 and December 15, commencing September 15, 1998. Because Distributions on the HIGH TIDES constitute interest, corporate holders thereof are not entitled to a dividends received deduction. See "Description of HIGH
                             TIDES -- Distributions."

Distribution Deferral
Provisions.................  The ability of the Issuer to pay Distributions on the HIGH TIDES is solely dependent on its receipt of interest payments from the Company on the HIGH TIDES Debentures. The Company has the right at any time, and from time to time, to defer the interest payments due on the HIGH TIDES Debentures for successive periods (a "Deferral Period") not exceeding 20 consecutive quarters for each such Deferral Period. Quarterly Distributions on the HIGH TIDES will be deferred by the Issuer during any Deferral Period, but will continue to accumulate additional Distributions thereon, compounded quarterly until the end of any such Deferral Period. The Company will cause the Issuer to give written notice of its deferral of an interest payment and the deferral of Distributions on the HIGH TIDES to the holders of the HIGH TIDES not later than 10 days prior to the related record date. The Company has agreed, among other things, not to declare or pay any dividend on its capital stock (subject to certain exceptions) during any Deferral Period. If a deferral of an interest payment occurs, the holders of the HIGH TIDES will continue to recognize interest income for United States federal income tax purposes in advance of the receipt of any corresponding cash distribution. If a holder of HIGH TIDES converts its HIGH TIDES during any Deferral Period, the holder will not receive any cash related to any deferred Distributions. See "Investment Considerations -- Option to Extend Interest Payment Period; Tax Considerations," "Description of HIGH TIDES -- Distributions," "Description of HIGH TIDES Debentures -- Option to Extend Interest Payment Date" and "United States Federal Tax Considerations -- Interest Income and Original Issue Discount."


Conversion into Class A
  Common Stock.............  On or prior to the Tender Notification Date, each
                             HIGH TIDE is convertible, at the option of the holder, into shares of Class A Common Stock of the Company at the rate of 1.5179 shares of Class A Common Stock for each HIGH TIDE (the "Initial Conversion Ratio") (equivalent to a conversion price of $32.94 liquidation amount of HIGH TIDES per share (the "Initial Conversion Price") of Class A Common Stock), subject to adjustment in certain circumstances. The last reported sale price of the Class A Common Stock on the New York Stock Exchange on September 11, 1998 was $18.375 per share. On and after the Reset Date, each HIGH TIDE may, at the option of the Issuer and subject to the results of Remarketing, become nonconvertible or convertible into a different number of shares of Class A Common Stock. See "The Remarketing." The conversion price and conversion ratio in effect at any time shall hereinafter be referred to as the Applicable Conversion Price and the Applicable Conversion Ratio, respectively, each of which will be subject to adjustment in certain circumstances. In connection with any conversion of the HIGH TIDES, the conversion agent will exchange such HIGH TIDES for a Like Amount of HIGH TIDES Debentures held by the Issuer and immediately convert such HIGH TIDES Debentures into Class A Common Stock. No fractional shares of Class A Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by the Company in cash based on the then current market value of the Class A Common Stock. In addition, no additional shares of Class A Common Stock will be issued upon conversion of HIGH TIDES to account for any accrued but unpaid Distributions on the HIGH TIDES at the time of conversion. See "Description of HIGH
                             TIDES -- Conversion Rights."


Liquidation Amount.........  In the event of any liquidation of the Issuer
                             (after satisfaction of liabilities of creditors to the Trust), a holder of a HIGH TIDE will be entitled to receive the liquidation amount thereof ($50 per HIGH TIDE) plus an amount equal to any accrued and unpaid Distributions thereon to the date of payment, unless a HIGH TIDE Debenture is distributed to such holder. See "Description of HIGH TIDES -- Liquidation of the Trust and Distribution of the HIGH TIDES Debentures."

Maturity...................  Although the HIGH TIDES do not have a stated
                             maturity, they are subject to mandatory redemption, at the applicable Redemption Price, upon the repayment or redemption, in whole or in part, of the HIGH TIDES Debentures. The HIGH TIDES Debentures will mature on June 15, 2028, unless earlier redeemed as described below under "-- Optional Redemption" or "-- Tax Event or Investment Company Event Redemption." The Company has covenanted in the Indenture to fund any repayment of the principal of, and accrued and unpaid interest on, any outstanding HIGH TIDES Debentures on June 15, 2028 with the proceeds of the offering of nonconvertible preferred securities or noncon-vertible trust preferred securities of the Company. See "-- Effect of Redemption" and "Description of HIGH TIDES Debentures -- Repayment at Maturity; Redemption of HIGH TIDES."

The Remarketing............  The Remarketing Agent has agreed to use its best efforts to remarket (the "Remarketing") all HIGH TIDES tendered for remarketing. The Remarketing Agent will establish (i) the rate per annum (the "Term Rate") at which distributions will accrue on the HIGH TIDES, (ii) the number of shares of Class A Common Stock, if any, into which each HIGH TIDE may be converted (the "Term Conversion Ratio") and
                             (iii) the price, manner and time, if any, at which the HIGH TIDES may be redeemed from the proceeds of a Common Stock Offering, at the option of the Company, prior to the stated maturity date of the HIGH TIDES Debentures (the "Term Call Protections" and together with the Term Rate and Term Conversion Ratio, the "Term Provisions"), to be effective beginning on June 15, 2005 (or, if such day is not a Business Day, the next succeeding Business Day) or such earlier day as may be determined by the Remarketing Agent, in its sole discretion, for settlement of a successful remarketing (the "Reset Date"). See "The Remarketing -- Effect of Failed Remarketing" and "-- Settlement." The Remarketing Agent will use its best efforts to establish the Term Provisions most favorable to the Company consistent with the remarketing of all HIGH TIDES tendered therefor at a price (the "Reset Price") equal to 101% of the liquidation amount thereof.

                             At least 40 days but not more than 60 days prior to June 15, 2005, the Issuer will send a notice to the holders of HIGH TIDES ("a Remarketing Notice") stating whether it intends to remarket the HIGH TIDES as securities which will be convertible into Class A Common Stock (a "Convertible Remarketing") or which will be nonconvertible (a "Nonconvertible Remarketing"). All HIGH TIDES will be deemed tendered for remarketing unless the holder thereof delivers irrevocable notice to the contrary to the Tender Agent (which the Tender Agent will promptly remit to the Remarketing Agent) prior to May 20, 2005 (or, if such day is not a Business Day, the next succeeding Business Day) (the "Tender Notification Date").

                             If no HIGH TIDES are tendered for remarketing, the Remarketing will not take place, and the Remarketing Agent will set the Term Provisions in a manner consistent with the Remarketing Notice in the manner that it believes, in its sole discretion, would result in a price per HIGH TIDE equal to 101% of the liquidation amount thereof were a Remarketing actually to occur.

                             If any HIGH TIDES are tendered for remarketing, the Remarketing Agent will commence a Convertible Remarketing or a Nonconvertible Remarketing, as the case may be (in either case, an "Initial Remarketing"), pursuant to the instructions set forth in the Remarketing Notice. The Initial Remarketing will fail (an "Initial Failed Remarketing") if (i) despite using its best efforts, the Remarketing Agent is unable to establish a Term Rate less than or equal to the Maximum Rate during the Initial Remarketing Period,
                             (ii) the Remarketing Agent is excused from its obligations because of the failure by the Company or the Trust to satisfy certain conditions or the occurrence of certain market events specified in the Remarketing Agreement or (iii) there is no Remarketing

                             Agent on the first day of the Initial Remarketing Period. In the event of an Initial Failed Remarketing, the Remarketing Agent will commence a second remarketing (the "Final Remarketing") during the Final Remarketing Period which will be a Convertible Remarketing if the Initial Remarketing was a Nonconvertible Remarketing and vice versa. If the Remarketing Agent is still not able to establish a Term Rate less than or equal to the Maximum Rate during the Final Remarketing Period or upon the failure by the Company or the Trust to satisfy certain conditions or the occurrence of certain market events specified in the Remarketing Agreement, the Final Remarketing will fail (a "Failed Final Remarketing"). In the event of a Failed Final Remarketing, the Company will be required to redeem in whole, but not in part, the outstanding HIGH TIDES Debentures on the Reset Date at 101% of the aggregate liquidation amount thereof, plus any accrued and unpaid interest thereon (the "Failed Remarketing Redemption Price"). See "Effect of Redemption" below, "The Remarketing" and "Description of HIGH TIDES Debentures -- Redemption -- Mandatory Redemption."

                             If the Remarketing Agent is able to establish a Term Rate less than or equal to the Maximum Rate during the Initial Remarketing Period or the Final Remarketing Period, as the case may be, new holders will deliver the Reset Price for the remarketed HIGH TIDES, and the Term Provisions will become effective on the Reset Date. See "The Remarketing."

                             If for any reason Term Provisions are established by the Remarketing Agent but on the Reset Date the Remarketing Agent is unable to sell one or more HIGH TIDES tendered for remarketing, the Remarketing Agent will be obligated (subject to certain conditions) to purchase such HIGH TIDES for the Reset Price on the Reset Date.

The Remarketing Agent......  Credit Suisse First Boston Corporation will act as the initial Remarketing Agent, but may resign or be replaced by the Company prior to the Remarketing in accordance with the Remarketing Agreement. The Remarketing will be done without charge to the holders of HIGH TIDES, but the Company will pay the Remarketing Agent a fee equal to 1% of the aggregate liquidation amount of the HIGH TIDES outstanding on the Reset Date upon settlement of the transactions contemplated by the Remarketing. See "The Remarketing Agent."

Optional Redemption........  The Company may redeem the HIGH TIDES Debentures solely from the proceeds of a Common Stock
                             Offering, (i) in whole or in part, at any time after June 20, 2001 until (but excluding) the Tender Notification Date, at a redemption price equal to 103.13% of the aggregate principal amount thereof, declining ratably to 100% of the aggregate principal amount thereof after June 15, 2004, plus any accrued and unpaid interest thereon and (ii) after the Reset Date, in accordance with the Term Call Protections established in the Remarketing. Upon the redemption in whole or in part of the HIGH TIDES Debentures, the proceeds of such redemption shall concurrently be applied to redeem, at the applicable Redemption Price, the related Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of HIGH TIDES Debentures so redeemed, upon the terms and conditions described herein. See "-- Effect of Redemption" and "Description of HIGH TIDES Debentures -- Redemption -- Optional Redemption."

Mandatory Redemption.......  The HIGH TIDES Debentures must be redeemed in the event of a Failed Final Remarketing, on the Reset Date at 101% of the aggregate principal amount thereof plus any accrued and unpaid interest thereon (the "Failed Remarketing Redemption Price"). See "-- Effect of Redemption" and "Description of HIGH TIDES Debentures -- Redemption Mandatory Redemption."

Tax Event or Investment
  Company Event Redemption
  or Distribution..........  Upon the occurrence of a Tax Event, except in certain limited circumstances, or an Investment Company Event, the Company will cause the Issuer Trustees to liquidate the Issuer and cause the HIGH TIDES Debentures to be distributed to the holders of the HIGH TIDES. In certain limited circumstances, the Company will have the right to redeem the HIGH TIDES Debentures in whole, but not in part, at a price equal to the aggregate principal amount thereof plus accrued and unpaid interest thereon (the "Tax Event Redemption Price"), in lieu of a distribution of the HIGH TIDES Debentures. See "-- Effect of Redemption." In the case of a Tax Event, the Company may also elect to cause the HIGH TIDES to remain outstanding and pay Additional Amounts on the HIGH TIDES Debentures. See "Description of HIGH TIDES -- Tax Event or Investment Company Event Redemption or Distribution" and "Description of HIGH TIDES Debentures -- Additional Amounts."

Effect of Redemption.......  "Stated Maturity Price," "Failed Remarketing
                             Redemption Price," "Initial Redemption Price," "Term Redemption Price" (if applicable) and "Tax Event Redemption Price" shall each hereinafter be referred to as a Redemption Price. Upon the repayment or redemption of any HIGH TIDES Debentures (other than following the distribution of the HIGH TIDES Debentures to the holders of Trust Securities), the proceeds from such repayment or redemption shall concurrently be applied to redeem, at the applicable Redemption Price, the related Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of such HIGH TIDES Debentures; provided that in the case of a Debenture Event of Default or an Event of Default under the Declaration, the HIGH TIDES will receive a preference over the Common Securities. See "Description of HIGH
                             TIDES -- Subordination of Common Securities" and "Description of HIGH TIDES Debentures -- Redemption -- Repayment at Maturity; Redemption of Convertible Preferred Securities" and "-- Optional Redemption."

Guarantee..................  The Company has irrevocably guaranteed, on a subordinated basis and to the extent set forth herein, the payment in full of (i) the Distributions on the HIGH TIDES to the extent of funds of the Trust available therefor, (ii) the amount payable upon redemption of the HIGH TIDES to the extent of funds of the Trust available therefor and (iii) generally, the liquidation amount of the HIGH TIDES to the extent of the assets of the Trust available for distribution to holders of HIGH TIDES. The Guarantee is unsecured and is subordinate to all Senior Debt of the Company. Upon the liquidation, dissolution or winding up of the Company, its obligations under the Guarantee will rank junior to all of its Senior Debt, and, as a result, funds may not be available for payment under the Guarantee. See "Investment
                             Considerations -- Ranking of

                             Obligations Under the Guarantee and the HIGH TIDES Debentures" and "-- Rights Under the Guarantee" and "Description of Guarantee." Effectively, the Company has, through the Guarantee, the HIGH TIDES Debentures, the Indenture and the Declaration, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the HIGH TIDES. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the HIGH TIDES. See "Description of the Guarantee" and "Effect of Obligations Under the HIGH TIDES Debentures and the Guarantee."

Liquidation of the Trust...  The Company, as the holder of the outstanding
                             Common Securities, has the right at any time
                             (including, without limitation, upon the occurrence of a Tax Event or Investment Company Event) to dissolve the Trust (subject to certain conditions). In the event of such dissolution of the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities generally will be entitled to receive per related Trust Security the liquidation amount plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of related HIGH TIDES Debentures in certain circumstances on a pro rata basis in accordance with the respective liquidation amounts of such Trust Securities. If HIGH TIDES Debentures are distributed to the holders of the Trust Securities prior to the Reset Date, the procedures in respect of the Remarketing of the HIGH TIDES will apply mutatis mutandis to the HIGH TIDES Debentures. See "Description of HIGH TIDES -- Liquidation of the Trust and Distribution of HIGH TIDES Debentures."

Voting Rights..............  Generally, holders of the HIGH TIDES do not have any voting rights. However, if (i) an Event of Default with respect to the HIGH TIDES Debentures occurs and is continuing or (ii) the Company defaults under the Guarantee with respect to the HIGH TIDES, the holders of the HIGH TIDES will be entitled, by majority vote, to appoint a Special Trustee of the Trust. See "Description of HIGH TIDES -- Voting Rights; Amendment of the Declaration."


Ranking....................  Payments on the HIGH TIDES are made pro rata with the Common Securities except as described under "Description of HIGH TIDES -- Subordination of Common Securities." The HIGH TIDES Debentures are unsecured and subordinate and junior in right of payment in the manner set forth in the Indenture to all Senior Debt of the Company. See "Description of HIGH TIDES Debentures -- Subordination." At June 30, 1998, the Company had approximately $45 million of Senior Debt. In addition, the Company is principally a holding company and the HIGH TIDES Debentures are effectively subordinated to all existing and future liabilities of the Company's subsidiaries, which totaled $4.4 billion at June 30, 1998.


Form of HIGH TIDES.........  The HIGH TIDES are represented by a global certificate registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). Beneficial interests in such HIGH TIDES are evidenced by, and transfers thereof are effected only through, records maintained by the participants in DTC. Except under the limited circumstances described herein, HIGH TIDES in certificated form will not be issued in exchange for the global certificate. See "Description of HIGH TIDES -- Form, Book-Entry Procedures and Transfer."


Registration Rights........  Pursuant to the Registration Agreement, the Company
                             and the Issuer have agreed to use their best efforts to keep the Registration Statement effective and useable (subject to certain exceptions) for two years or such other period as shall be required under Rule 144(k) of the Securities Act or any successor rule thereto or such shorter period ending when all the Registrable Securities have been sold thereunder. The Applicable Rate will increase to the Registration Default Rate if the Company and the Trust are not in compliance with certain of their obligations under the Registration Agreement. See "Registration Rights."


Use of Proceeds............  The Selling Holders will receive all of the proceeds from the sale of the Offered Securities. Neither the Company nor the Issuer will receive any proceeds from the sale of the Offered Securities. See "Use of Proceeds."

Trading....................  The HIGH TIDES are eligible for trading on the
                             PORTAL Market. Application will be made to list the shares of Class A Common Stock issuable upon conversion of the HIGH TIDES on the New York Stock Exchange.

Ratings....................  The HIGH TIDES have been rated "BB-" by Standard &
                             Poor's Ratings Group and "B2" by Moody's Investors Services, Inc. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.


Ratio of Earnings to Fixed
  Charges..................  The Company's ratio of earnings to fixed charges:
                             (i) on an historical basis for the fiscal years ended December 31, 1995, 1996 and 1997 and for the six-month period ended June 30, 1998 were 1.14, 1.32, 1.39, and 1.01, respectively; and (ii) on a pro forma basis for the year ended December 31, 1997 was 1.01. Additional earnings of $2.4 million and $.6 million on an historical basis would have been required to bring the ratio to 1.0 for the fiscal years ended December 31, 1993 and 1994, respectively. Additional earnings of $7.6 million on a pro forma basis would have been required to bring the ratio to 1.0 for the six-month period ended June 30, 1998. See "Ratio of Earnings to Fixed Charges."

                           INVESTMENT CONSIDERATIONS

     Prospective purchasers of the Offered Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters. This Prospectus contains certain forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements included in the risk factors set forth below and elsewhere in this Prospectus as a result of any number of factors.

RISK FACTORS RELATING TO THE COMPANY

  Ryder TRS Acquisition

     On June 19, 1998 the Company acquired Ryder TRS, Inc. ("Ryder TRS"), one of the largest providers of truck rentals and related moving supplies and services to consumers and light commercial users in the United States (the "Ryder TRS Acquisition"). The Company will be required to devote significant resources to the combination and integration of the Ryder TRS business with the Company's existing truck rental operations. The difficulties of managing such combination and integration are increased by the necessity of coordinating the operations of geographically diverse organizations, of integrating different strategies and operating systems and of integrating management and operating personnel from both businesses. The success of the Company following the Ryder TRS Acquisition will depend on the ability of the Company's management team to: (i) manage a significantly larger organization; (ii) maintain and further develop relationships with Ryder TRS's independent dealers; and (iii) integrate Ryder TRS with the Company's existing truck rental operations. There can be no assurance that the Company's management team will be able to successfully manage the combined truck rental operations of Ryder TRS and the Company. An inability to successfully manage the integration of the truck rental operations of Ryder TRS and the Company would have a material adverse effect on the Company's financial condition and results of operations.

     Pursuant to the Ryder TRS Acquisition, the Company issued 3,455,206 shares of Class A Common Stock, paid $125 million in cash, issued warrants to purchase Class A Common Stock with a value of up to $19 million and is obligated to deliver a make-whole payment in the event that the market value of the Class A Common Stock declines over stated measurement periods (two 30-day periods ending, respectively, on June 19, 1999 and February 19, 2000). Such make-whole payment may be made in cash or stock, at the Company's option, and could, if made, have a dilutive effect on the earnings per share of Class A Common Stock.

  Shares Eligible for Future Sale

     The Company has filed a shelf registration statement under the Securities Act with respect to up to 3,450,465 shares of Class A Common Stock issued in the Ryder TRS Acquisition. The principal stockholders of Ryder TRS have, however, agreed not to sell the shares of Class A Common Stock received by them in connection with the Ryder TRS Acquisition until on or after September 17, 1998. In connection with the Ryder TRS Acquisition, the Company may elect to pay certain contingent additional consideration, if any is owed, by issuing shares of Class A Common Stock. Further, in connection with various acquisitions, the Company has granted to sellers certain unlimited "piggyback" registration rights with respect to shares of Class A Common Stock.

     The Company's outstanding 6.85% Series B Convertible Subordinated Notes Due 2007 (the "Series B Notes") and the 4,305,814 shares of Class A Common Stock issued upon conversion of the Company's previously outstanding 7.0% Series A Convertible Subordinated Notes Due 2007 (the "Series A Notes") have been registered under the Securities Act. The Series B Notes are convertible into an aggregate of 1,609,436 shares of Class A Common Stock which have been registered under the Securities Act.


     The Company also periodically grants options to purchase shares of Class A Common Stock and Class B Common Stock $.01 par value per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Common Stock"). As of September 10, 1998, options to purchase 3,020,163 shares of Class A Common Stock and 545,000 shares of Class B Common Stock were outstanding.

     Upon the registration of any of the foregoing shares of common stock, such shares will be freely tradeable without restriction or further registration under the Securities Act and sales of these shares could adversely affect the market price of the Common Stock.

  Additional Risk Factors

     Prospective purchasers of the Offered Securities should carefully review the risk factors set forth in the Safe Harbor Compliance Statement for forward-looking statements included as Exhibit 99.1 and Annex A to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, which Annual Report is incorporated herein by reference.

RISK FACTORS RELATING TO THE HIGH TIDES

  Ranking of Obligations Under the Guarantee and the HIGH TIDES Debentures


     Since the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise (and thus the ability of holders of the HIGH TIDES to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be a creditor of that subsidiary and its claims are recognized. There are various legal limitations on the extent to which certain of the Company's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Company or certain of its other subsidiaries. Accordingly, the HIGH TIDES Debentures and Guarantee are effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of HIGH TIDES Debentures and the Guarantee should look only to the assets of the Company for payments on the HIGH TIDES Debentures and the Guarantee. See "The Company." At June 30, 1998, the Company's subsidiaries had liabilities totaling $4.4 billion. None of the Indenture, the Guarantee and the Declaration places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Company or the amount of debt that may be incurred by the Company's subsidiaries. See "Description of Guarantee -- Status of the Guarantee" and "Description of HIGH TIDES
Debentures -- Subordination."



     The obligations of the Company arising and accruing under the Guarantee issued by the Company for the benefit of the holders of HIGH TIDES and under the HIGH TIDES Debentures are general unsecured obligations of the Company which are subordinate and junior in right of payment, to the extent and in the manner set forth in the Guarantee and the Indenture, to all Senior Debt of the Company. At June 30, 1998, the aggregate outstanding Senior Debt of the Company was approximately $45 million.


     The ability of the Issuer to pay amounts due on the HIGH TIDES is solely dependent upon the Company making payments on the HIGH TIDES Debentures as and when required.

  Option to Extend Interest Payment Period

     Provided that no Event of Default (as defined in the Indenture) has occurred and is continuing with respect to the HIGH TIDES Debentures (a "Debenture Event of Default"), the Company has the right under the Indenture to defer the payment of interest on the HIGH TIDES Debentures accruing at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Deferral Period; provided that no Deferral Period may extend beyond (i) the maturity (whether at June 15, 2028 or by declaration of acceleration, call for redemption or otherwise) and (ii) in the case of a Deferral Period that begins prior to the Reset Date, the Reset Date. See "Description of HIGH TIDES Debentures -- Option to Extend Interest Payment Period." As a consequence of any such deferral, quarterly Distributions on the HIGH TIDES by the Issuer will be deferred (and the amount of Distributions to which holders of the HIGH TIDES are entitled will accumulate additional Distributions thereon at the Applicable Rate, compounded quarterly from the relevant payment date for such Distributions) during any such Deferral Period. During any such Deferral Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (which includes common stock and preferred stock) other than stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including its junior subordinated deferrable interest debentures) that then rank pari passu in all respects with or junior in interest to the HIGH TIDES Debentures (other than (a) dividends or distributions in Common Stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Company's Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan or any other contractual obligation of the Company (other than a contractual obligation ranking pari passu with or junior to the HIGH TIDES Debentures), (e) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (f) the purchase of fractional interests in shares of the Company's stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). A Deferral Period will terminate upon the payment by the Company of all amounts then accrued and unpaid on the HIGH TIDES Debentures (together with interest thereon accrued at the Applicable Rate compounded quarterly, to the extent permitted by applicable law). Prior to the termination of any such Deferral Period, the Company may further defer the payment of interest; provided that no Deferral Period may exceed 20 consecutive quarters or extend beyond (i) the maturity (whether at June 15, 2028 or by declaration of acceleration, call for redemption or otherwise) and (ii) in the case of a Deferral Period which begins prior to the Reset Date, the Reset Date. Upon the termination of any Deferral Period, and subject to the foregoing limitations, the Company may elect to begin a new Deferral Period subject to the above conditions. There is no limitation on the number of times that the Company may elect to begin a Deferral Period. See "Description of HIGH
TIDES -- Distributions" and "Description of HIGH TIDES Debentures -- Option to Extend Interest Payment Date."

     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the HIGH TIDES Debentures. However, should the Company elect to exercise such right in the future, the market price of the HIGH TIDES would likely be adversely affected. A holder that disposes of its HIGH TIDES during a Deferral Period, therefore, might not receive the same return on its investment as a holder that continues to hold its HIGH TIDES. In addition, as a result of the existence of the Company's right to defer interest payments on the HIGH TIDES Debentures, the market price of the HIGH TIDES may be more volatile than the market prices of other securities on which original issue discount ("OID") accrues that are not subject to such deferrals.

  Tax Considerations

     Holders of HIGH TIDES generally will include their allocable share of the interest on the HIGH TIDES Debentures (in the form of OID) in taxable income for United States federal income tax purposes on a constant yield basis, regardless of their own methods of tax accounting. If the Company were to exercise its right to defer payments of interest, holders of the HIGH TIDES would continue to include their pro rata share of OID in gross income as it accrues in advance of the receipt of cash attributable to such income. Such holders would not receive the cash related to such income if they dispose of the HIGH TIDES prior to the record date for payment of distributions thereafter. Moreover, because the Reset Price exceeds the principal amount of the HIGH TIDES Debentures, during the period through the Reset Date holders will accrue OID for federal income tax purposes at a rate slightly in excess of the Initial Rate. See "United States Federal Tax Considerations -- Interest Income and Original Issue Discount" and "-- Sale of HIGH TIDES."

     A holder which disposes of its HIGH TIDES between record dates for payments of Distributions thereon will be required to include OID on the HIGH TIDES Debentures through the date of disposition in income as ordinary income, and to add such amount to its adjusted tax basis. To the extent the selling price is less than the holder's adjusted tax basis (which basis will include all accrued but unpaid OID), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Tax Considerations -- Sale of HIGH TIDES."

     In addition, there are a number of uncertainties concerning the proper federal income tax treatment of the HIGH TIDES. As a result, there are certain risks of adverse tax treatment to holders. See "United States Federal Tax Considerations -- Tax Treatment of HIGH TIDES Debentures as Reset Bonds."

  Remarketing of HIGH TIDES

     The Remarketing Agent has agreed to use its best efforts to remarket all HIGH TIDES which have been tendered for remarketing. All HIGH TIDES will be deemed so tendered unless the holder thereof duly provides irrevocable notice to the Tender Agent (which the Tender Agent will promptly remit to the Remarketing Agent) to the contrary not later than May 20, 2005 (or, if such day is not a Business Day, the next succeeding Business Day) (the "Tender Notification Date"). Accordingly, if a holder of HIGH TIDES does not so notify the Remarketing Agent, the HIGH TIDES it holds will no longer be outstanding after the Remarketing, and such holder will have no further rights thereunder except to receive an amount equal to (i) from the proceeds of the Remarketing or, in the event of a Failed Final Remarketing, from the Company, 101% of the aggregate liquidation amount of such HIGH TIDES, plus (ii) from the Company, accrued and unpaid Distributions on such HIGH TIDES to (but excluding) the Reset Date.

     Notwithstanding the foregoing, the Remarketing will be deemed to have failed if (i) despite using its best efforts the Remarketing Agent cannot establish a Term Rate less than or equal to the Maximum Rate, (ii) the Remarketing Agent is excused from remarketing the HIGH TIDES because of (a) the failure by the Company to satisfy a condition in the Remarketing Agreement or
(b) the occurrence of certain market events specified in the Remarketing Agreement or (iii) there is no Remarketing Agent on the first day of the Initial Remarketing Period. Should the Remarketing be deemed to have failed, the HIGH TIDES Debentures will be mandatorily redeemable on the Reset Date (and, accordingly, the HIGH TIDES will be redeemed on such date). If no HIGH TIDES are tendered for remarketing, the Remarketing will not take place (although the Remarketing will not be deemed to have failed) and the Remarketing Agent will set the Term Provisions in accordance with the instructions set forth in the Remarketing Notice in the manner that it believes, in its sole discretion, would result in a price per HIGH TIDE equal to 101% of the liquidation amount thereof were a Remarketing actually to occur.

     Each HIGH TIDE is initially convertible, at the option of the holder thereof, into 1.5179 shares of Class A Common Stock, as adjusted in certain circumstances. See "Description of HIGH TIDES -- Conversion Rights." The Company may elect to remarket the HIGH TIDES such that after the Reset Date the HIGH TIDES are not convertible into shares of Class A Common Stock, or such that each HIGH TIDE is convertible into a smaller number of shares of Class A Common Stock. See "The Remarketing."

  Tax Event or Investment Company Event Redemption or Distribution

     Upon the occurrence of a Tax Event (except in certain limited circumstances) or an Investment Company Event, the Company will cause the Issuer Trustees to liquidate the Issuer and cause HIGH TIDES Debentures to be distributed pro rata to the holders of the HIGH TIDES. In certain limited circumstances upon the occurrence of a Tax Event, the Company will have the right to redeem the HIGH TIDES Debentures, in whole, but not in part, for the principal amount thereof plus accrued and unpaid interest thereon, in lieu of a distribution of the HIGH TIDES Debentures, in which event the HIGH TIDES will be redeemed in whole at the liquidation preference of $50 per HIGH TIDE plus accrued and unpaid Distributions. In the case of a Tax Event, the Company may alternatively elect to cause the HIGH TIDES to remain outstanding and pay Additional Amounts on the HIGH TIDES Debentures. See "Description of HIGH
TIDES -- Tax Event or Investment Company Event Redemption or Distribution" and "Description of HIGH TIDES Debentures -- Additional Amounts."

     Under current United States federal income tax law, a distribution of the HIGH TIDES Debentures would not be a taxable event to holders of the HIGH TIDES. However, if a Tax Event results in the Issuer being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the HIGH TIDES. See "United States Federal Tax Considerations -- Receipt of HIGH TIDES Debentures or Cash Upon Liquidation of the Trust."

     There can be no assurance as to the market prices for HIGH TIDES or for HIGH TIDES Debentures that may be distributed in respect of HIGH TIDES if a liquidation of the Issuer occurs. Accordingly, the HIGH TIDES, or the HIGH TIDES Debentures that a holder of HIGH TIDES may receive upon liquidation of the Issuer, may trade at a discount to the price that the investor paid to purchase the HIGH TIDES offered hereby. Because holders of HIGH TIDES may receive HIGH TIDES Debentures upon termination of the Issuer, prospective purchasers of HIGH TIDES are also making an investment decision with regard to the HIGH TIDES Debentures and should carefully review all the information regarding the HIGH TIDES Debentures contained herein. See "Description of HIGH TIDES Debentures."

  Liquidation of the Trust and Distribution of HIGH TIDES Debentures

     The holders of all of the outstanding Common Securities have the right at any time (except during the period beginning on the Business Day following the Tender Notification Date and ending on the Reset Date, other than upon the occurrence of a Tax Event or an Investment Company Event) to dissolve the Issuer and, after satisfaction of liabilities to creditors of the Issuer in accordance with applicable law, to cause the HIGH TIDES Debentures to be distributed to the holders of the HIGH TIDES and Common Securities in liquidation of the Issuer; provided that the Issuer Trustees shall have received an opinion of tax counsel to the effect that holders of HIGH TIDES will not recognize any income, gain or loss on such distribution for United States federal income tax purposes. If HIGH TIDES Debentures are distributed to the holders of Trust Securities on or prior to the Reset Date, the remarketing arrangements described herein with respect to the HIGH TIDES will apply mutatis mutandis to the HIGH TIDES Debentures distributed to the holders thereof. The HIGH TIDES Debentures, if distributed, may be subject to restrictions on transfer as described under "Transfer Restrictions."

  Rights Under the Guarantee

     The Bank of New York is the Guarantee Trustee under the Guarantee Agreement between the Company, the Issuer and the Guarantee Trustee (the "Guarantee") and holds the Guarantee for the benefit of the holders of the HIGH TIDES. The Bank of New York also is the Debenture Trustee for the HIGH TIDES Debentures and Property Trustee under the Declaration. The Guarantee guarantees to the holders of the HIGH TIDES the following payments, to the extent not paid by the Issuer:
(i) any accumulated and unpaid Distributions required to be paid on the HIGH TIDES, to the extent that the Issuer has funds on hand available therefor at such time; (ii) the Redemption Price with respect to any HIGH TIDES called for redemption, to the extent that the Issuer has funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary termination, dissolution or liquidation of the Issuer (unless the HIGH TIDES Debentures are distributed to holders of the Trust Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to holders of the HIGH TIDES on liquidation of the Issuer. The Company's obligations arising or accruing under the Guarantee are general unsecured obligations and are subordinated as described under "-- Ranking of Obligations Under the Guarantee and the HIGH TIDES Debentures." The holders of at least a majority in aggregate liquidation amount of the outstanding HIGH TIDES have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee.

     Any holder of the HIGH TIDES may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable under the HIGH TIDES Debentures, the Issuer will lack funds for the payment of Distributions or amounts payable on redemption of the HIGH TIDES or otherwise, and, in such event, holders of the HIGH TIDES would not be able to rely upon the Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the HIGH TIDES Debentures on the payment date on which such payment is due, then a holder of HIGH TIDES may institute a legal proceeding directly against the Company for enforcement of payment to such holder of any amounts payable in respect of such HIGH TIDES Debentures having a principal amount equal to the aggregate liquidation amount of the HIGH TIDES of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Indenture to the extent of any payment made by the Company to such holder of HIGH TIDES in the Direct Action. Except as described herein, holders of HIGH TIDES will not be able to exercise directly any other remedy available to the holders of the HIGH TIDES Debentures or assert directly any other rights in respect of the HIGH TIDES Debentures. See "Description of HIGH TIDES Debentures -- Debenture Events of Default" and "-- Enforcement of Certain Rights by Holders of HIGH TIDES" and "Description of Guarantee." The Declaration provides that each holder of HIGH TIDES by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

  Limited Voting Rights

     Holders of HIGH TIDES have limited voting rights relating generally to the modification of the HIGH TIDES and the Guarantee and the exercise of the Issuer's rights as holder of HIGH TIDES Debentures. Holders of HIGH TIDES are not entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events described herein. The Property Trustee and the holders of all of the Common Securities may, subject to certain conditions, amend the Declaration without the consent of any holders of HIGH TIDES to cure any ambiguity or to make other provisions not inconsistent with existing provisions of the Declaration or to ensure that the Issuer will not be classified for United States federal income tax purposes as an association subject to taxation as a corporation or will be classified as a grantor trust. See "Description of HIGH TIDES -- Voting Rights; Amendment of the Declaration" and "-- Removal of Issuer Trustees; Appointment of Successors."

  Absence of Public Market

     There is no existing market for the HIGH TIDES (or the HIGH TIDES Debentures) and there can be no assurance as to the liquidity of any markets that may develop for the HIGH TIDES (or the HIGH TIDES Debentures), the ability of the holders to sell their HIGH TIDES (or HIGH TIDES Debentures) or at what price holders of the HIGH TIDES (or the HIGH TIDES Debentures) will be able to sell such securities. Trading prices of the HIGH TIDES (and the HIGH TIDES Debentures) depend on many factors including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. Credit Suisse First Boston Corporation currently makes a market for the HIGH TIDES; however, none of the Initial Purchasers are obligated to do so and such market making activity is subject to the limits imposed by applicable law and may be discontinued at any time without notice.

                                  THE COMPANY

THE COMPANY

     The Company, through subsidiary companies and franchisees, operates the Budget System and related transportation service businesses. The Budget System is the third largest worldwide car and truck rental system, with over 3,200 locations and a peak fleet size during 1997 of 283,000 cars and 22,500 trucks. The Budget System includes locations in both the airport and local (downtown and suburban) markets in all major metropolitan areas in the United States, in many other small and mid-size U.S. markets and in more than 120 countries worldwide. The Budget System had approximately 509 Budget-owned locations in the United States and 71 Budget-owned locations outside of the United States at December 31, 1997. In addition, Budget franchisees operated approximately 455 royalty-paying franchise locations in the United States and 2,171 locations internationally at December 31, 1997.

     Management's long-term strategy is to create a network of transportation-related companies which leverage the asset base and expertise of Budget Group. Budget Group's assets include a trade name recognized around the world; locations for the rental, sale and maintenance of vehicles; a workforce that is proficient in acquiring, financing, monitoring, maintaining and selling vehicles; and advanced information systems to support these operations. Increasing the utilization of these assets by acquiring related businesses delivers economies of scale and increases profitability. The economies of scale are achieved primarily in the areas of purchasing, financing, facilities utilization and management, maintenance and advertising. In pursuit of this strategy, the Company has substantially expanded its operations during the last 15 months, principally through its acquisitions of Budget Rent A Car Corporation, Premier Car Rental LLC ("Premier Car Rental"), Cruise America, Inc. ("Cruise America") and Ryder TRS.

     Budget-owned locations in the United States account for approximately 80% of the Budget System's U.S. vehicle rental revenues, while Budget-owned locations outside the United States account for approximately nine percent of the Budget System's international vehicle rental revenues. Management believes this high level of domestic corporate ownership is a competitive advantage in the marketplace as it facilitates more consistent delivery of high quality services and improved operations and communications, thereby strengthening the Budget brand name among consumers.

     The Budget System is one of only three vehicle rental systems that offer rental vehicles throughout the world under a single brand name, with locations in Europe, Canada, Latin America, the Middle East, Asia/ Pacific and Africa. The Budget System currently maintains more local market rental locations throughout the world than most of its major competitors and is unique among major car rental systems in that it rents trucks in most major markets worldwide. The Budget System, including the franchisees and agents acquired as a result of the Ryder TRS Acquisition, operates the second largest consumer truck rental business and the third largest general use car and truck rental system in the world.

     In addition, the Company owns Cruise America, one of the largest North American companies specializing primarily in the rental and sale of recreational vehicles; Premier Car Rental, which serves the insurance replacement market, Budget Car Sales, Inc., one of the largest independent retailers of late model vehicles in the United States.

     The Company acquired Cruise America in January 1998. Cruise America began rental and sales operations in Miami, Florida in 1972 with an initial strategy to locate rental centers in metropolitan gateway cities which are destinations for large numbers of domestic and international travelers. Since that time, Cruise America has established rental and/or sales locations across the United States and Canada. At December 31, 1997, Cruise America operated a total of 16 hub offices, 76 satellite offices and a rental fleet of 2,810 RVs. In addition to rentals, Cruise America sells new and used RVs (including vehicles retired form the rental fleet) from its hub offices. The sales effort is conducted under the name RV DEPOT. For the year ended April 30, 1997, RV sales represented approximately 44% of Cruise America's total revenue. Cruise America comple-ments and enhances the Company's truck rental operations by providing a source of used trucks for the Company's truck rental fleet and access to its ten modern truck maintenance facilities and allows the Budget System to capitalize on the growing base of inbound European leisure travelers.

     In July 1997 the Company acquired Premier Car Rental, which provides rental cars for the insurance replacement market under its own trade name. At December 31, 1997, Premier Car Rental owned and operated approximately 8,500 vehicles from 150 locations in 16 major U.S. markets. Management believes the acquisition of Premier Car Rental enables the Company to compete effectively in the insurance replacement market with an established brand name and creates synergies with the Company's other businesses. The acquisition of Premier Car Rental allows the Company to better manage the strategic disposition of higher mileage vehicles that are not subject to manufacturers' repurchase programs by transferring such vehicles form Budget Car Rental locations to Premier Car Rental locations.

     Budget Car Sales is one of the largest U.S. independent retailers of used cars, offering late model, low mileage cars. As of December 31, 1997, there were 26 Budget Car Sales stores in 16 U.S. markets. Budget Car Sales complements the Company's strategy of building a network of transportation-related companies and, like Premier Car Rental, allows the Company to better manage the strategic disposition of vehicles that are not subject to manufacturers' repurchase programs. On June 1, 1998, Budget Car Sales acquired three new car dealerships which had combined revenue of $165 million in 1997. The Company believes that both its vehicle rental and vehicle sales operations will benefit from its ownership of these new car dealerships.

     Van Pool Services, the Company's commuter van pooling subsidiary, was acquired in February 1996 and maintains offices in 28 cities located in 18 states and the District of Columbia. Founded in 1977, Van Pool Services provides van pooling services to individuals, corporations and municipalities. At December 31, 1997, Van Pool Services operated a fleet of approximately 3,700 passenger vans. Van Pool Services benefits from the Budget System through shared repair and maintenance facilities and fleet purchasing programs.

THE RYDER TRS ACQUISITION

     On June 19, 1998, the Company acquired Ryder TRS, the second largest provider of truck rentals and related moving supplies and services to consumers and light commercial users in the United States, with a fleet of approximately 29,000 trucks as of December 31, 1997. As consideration for the Ryder TRS Acquisition, the Company issued 3,455,206 shares of Class A Common Stock, paid $125 million in cash and issued warrants to purchase Class A Common Stock, the value of which is capped at $19 million. In addition, the Company agreed to pay Ryder TRS stockholders a make-whole payment, the amount of which will depend on the performance of the Class A Common Stock following the Ryder TRS Acquisition. The Company also assumed approximately $522 million of Ryder TRS's debt.

     Ryder TRS rents trucks to both individual consumers and businesses. Consumers rent trucks primarily to move household goods. Ryder TRS also serves a wide range of businesses that rent light- and medium-duty trucks (i.e., trucks with a gross vehicle weight of less than 26,000 pounds) for a variety of light commercial applications. Commercial customers range from small local businesses, such as florists, package delivery companies and local private moving companies, to large national companies that rent trucks primarily for the transportation and delivery of inventory and packages. Commercial rentals complement Ryder TRS's consumer rentals by enabling Ryder TRS to improve utilization of its trucks on weekdays, when consumer demand is typically lower than it is on weekends.

     The Company's management believes that business conducted by Ryder TRS will complement and enhance Budget's truck rental business. As a result of the Ryder TRS Acquisition, the Company, its franchisees and agents operate the second largest consumer truck rental business and third largest general use car and truck rental system in the world. The Ryder TRS Acquisition is expected to result in significant cost savings, including (i) significant economies of scale in fleet purchasing and management, vehicle maintenance and in the cost of parts, supplies and equipment and (ii) the opportunity to consolidate fleet and yield management systems.

                                 *     *     *

     The principal executive offices of the Company are located at 125 Basin Street, Suite 210, Daytona Beach, Florida 32114 (telephone number: (904) 238-7035).

                       RATIO OF EARNINGS TO FIXED CHARGES


     The following table sets forth the Company's ratio of earnings to fixed charges on: (i) an historical basis for each of the five years ended December 31, 1997, and for the six-month period ended June 30, 1998, including the effect of retroactive restatement for the 1998 pooling of interests with Cruise America; and (ii) a pro forma basis for the year ended December 31, 1997 ("the 1997 Pro Formas"), and for the six-month period ended June 30, 1998 ("the 1998 Pro Formas"). The 1997 Pro Formas are based on the historical financial statements of the Company, after restatement for the 1998 pooling of interests with Cruise America, and Ryder TRS for the year ended December 31, 1997, and of Budget Rent A Car Corporation for the period from January 1, 1997 to April 29, 1997, adjusted to give effect to (a) the Ryder TRS Acquisition, (b) the acquisition of Budget Rent A Car Corporation, and (c) various changes in the capital structure of the combined companies that occurred concurrently with the Ryder TRS Acquisition, including the issuance of the HIGH TIDES and application of the net proceeds thereof (the "Recapitalization Transactions"), all as if they had occurred on January 1, 1997. The 1998 Pro Formas are based on the unaudited historical financial statements of the Company, after restatement for the 1998 pooling of interests with Cruise America, and Ryder TRS for the five month period ended May 31, 1998, adjusted to give effect to (a) the Ryder TRS Acquisition, and (b) the Recapitalization Transactions, all as if they had occurred on January 1, 1997.



                                                             YEAR ENDED DECEMBER 31,
                                                      -------------------------------------   JUNE 30,
                                                      1993    1994    1995    1996    1997      1998
                                                      -----   -----   -----   -----   -----   --------
Ratio of earnings to fixed charges
  Historical........................................     (1)     (1)  1.14x   1.32x   1.39x    1.01x
  Pro forma.........................................     --      --      --      --   1.01x       (2)


---------------


(1) Earnings for the fiscal years ended December 31, 1993 and 1994, on an historical basis, were inadequate to cover fixed charges. Additional earnings of $2.4 million and $.6 million, respectively, would have been required to bring the ratio to 1.0 in the respective periods.


(2) Earnings for the six-month period ended June 30, 1998, on a pro forma basis, were inadequate to cover fixed charges. Additional earnings of $7.6 million would have been required to bring the ratio to 1.0.



     The ratio of earnings to fixed charges has been computed on a total enterprise basis. Earnings represent income before taxes, plus fixed charges. Fixed charges represent interest (including amortization of debt issuance cost), the estimated interest portion of rental charges and the distributions on the HIGH TIDES.


                              ACCOUNTING TREATMENT

     For financial reporting purposes, the accounts of the Trust will be included in the consolidated financial statements of the Company. The HIGH TIDES will be presented as a separate line item in the consolidated balance sheet of the Company entitled "Company-obligated mandatorily redeemable Securities of Budget Group Capital Trust," and appropriate disclosures about the HIGH TIDES, the Guarantee and the HIGH TIDES Debentures will be included in the notes to the Company's consolidated financial statements. For financial reporting purposes, the Company records distributions payable on the HIGH TIDES as a minority interest in the Company's statement of consolidated income.

                                USE OF PROCEEDS

     The Selling Holders will receive all of the proceeds from the sale of the Offered Securities. Neither the Company nor the Issuer will receive any of the proceeds from the sale of the Offered Securities.

                           BUDGET GROUP CAPITAL TRUST

     Budget Group Capital Trust is a statutory business trust that was formed under Delaware law on June 4, 1998. The Trust's original declaration of trust was amended and restated in its entirety by the Company, as Depositor, and the trustees of the Issuer (the "Issuer Trustees") (as so amended and restated, the

"Declaration"), in connection with the issuance of the Trust Securities. The Company owns Common Securities in an aggregate liquidation amount equal to approximately 3% of the total capital of the Issuer. Payment on the Common Securities is made pro rata with the HIGH TIDES except that upon the occurrence and during the continuance of an Event of Default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of the holders of the HIGH TIDES. The assets of the Trust consist principally of the HIGH TIDES Debentures, and payments under the HIGH TIDES Debentures are the sole revenue of the Issuer. The Issuer exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the HIGH TIDES Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

     Pursuant to the Declaration, (i) the number of Issuer Trustees is five,
(ii) three of the Issuer Trustees (the "Administrative Trustees") are officers of Company, (iii) the fourth trustee is a financial institution that is unaffiliated with the Company (the "Property Trustee") and (iv) the fifth trustee is an entity which maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). The Bank of New York, a New York banking corporation, acts as Property Trustee and its affiliate, The Bank of New York (Delaware), a Delaware banking corporation, acts as Delaware Trustee. The Property Trustee and the Delaware Trustee may be removed or replaced by the holder of the Common Securities. The Bank of New York also acts as trustee under the Guarantee (the "Guarantee Trustee") and under the Indenture (the "Debenture Trustee"). See "Description of Guarantee" and "Description of HIGH TIDES Debentures." In certain circumstances, the holders of a majority of the HIGH TIDES are entitled to appoint one additional trustee (a "Special Trustee"), who need not be an officer or employee of or otherwise affiliated with the Company and who will have the same rights, powers and privileges as the Administrative Trustees. See "Description of HIGH TIDES -- Voting Rights; Amendment of the Declaration."

     The Property Trustee holds title to the HIGH TIDES Debentures for the benefit of the holders of the Trust Securities, and the Property Trustee has the power to exercise all rights, powers and privileges under the Indenture as the holder of the HIGH TIDES Debentures. In addition, the Property Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the HIGH TIDES Debentures for the benefit of the holders of the Trust Securities. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the HIGH TIDES. Subject to the right of the holders of the HIGH TIDES to appoint a Special Trustee, the Company, as the direct or indirect holder of all the Common Securities, has the right to appoint, remove or replace any of the Issuer Trustees and to increase or decrease the number of trustees, provided that the number of trustees shall be at least three, a majority of which shall be Administrative Trustees. See "Description of HIGH TIDES Debentures."

     The rights of the holders of the HIGH TIDES, including economic rights, rights to information and voting rights, are as set forth in the Declaration and the Delaware Business Trust Act, as amended (the "Trust Act"). See "Description of HIGH TIDES." The Declaration, the Indenture and the Guarantee also incorporate by reference the terms of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). At the time the Registration Statement becomes effective, the Declaration, the Indenture and the Guarantee will be qualified under the Trust Indenture Act.

     The place of business and the telephone number of the Trust are the principal executive offices and telephone number of the Company.

                                THE REMARKETING

NOTICE OF REMARKETING; TENDER FOR SALE BY REMARKETING; RETENTION OF HIGH TIDES

     At least 40 days but not more than 60 days prior to June 15, 2005, the Issuer will send to the holders of HIGH TIDES a notice (the "Remarketing Notice") stating whether it intends to remarket (the "Remarketing") the HIGH TIDES as securities which will be convertible into Class A Common Stock (a "Convertible

Remarketing") or which will be nonconvertible (a "Nonconvertible Remarketing"). So that no holder of HIGH TIDES, through inadvertence or otherwise, may fail to tender any HIGH TIDES for sale in the Remarketing, each outstanding HIGH TIDE will be deemed to have been tendered for remarketing unless the holder thereof has given irrevocable notice to the contrary to the Tender Agent (which the Tender Agent will promptly remit to the Remarketing Agent). Such irrevocable notice, which may be telephonic or written, must be delivered not earlier than 30 days prior to May 20, 2005 (or, if such day is not a Business Day, the next succeeding Business Day) (the "Tender Notification Date"), and not later than 5:00 p.m., New York City time, on the Tender Notification Date. A holder's notice of an election to retain HIGH TIDES must state the number of HIGH TIDES to be retained (which must be all of the HIGH TIDES represented by the applicable certificate, unless such certificate is a Global HIGH TIDE), the number of the certificate representing the HIGH TIDES not to be deemed to have been so tendered and the number of HIGH TIDES represented by such certificate. Any transferee of a HIGH TIDE for which such notice has been provided shall be bound thereby.

     The failure by a holder of HIGH TIDES to give timely notice of an election to retain all (or, in the case of a Global HIGH TIDE, any part) of such holder's HIGH TIDES will constitute the irrevocable tender for sale in the Remarketing of all the HIGH TIDES it holds. On and after the Reset Date, the terms of all HIGH TIDES, whether or not tendered for remarketing, will be modified by the Term Provisions, as the same shall be established by the Remarketing Agent.

     If the HIGH TIDES are not held by DTC or its nominee in the form of one or more Global HIGH TIDES, certificates representing remarketed HIGH TIDES will be issued to the purchasers thereof, irrespective of whether the certificates formerly representing such HIGH TIDES have been delivered to the Tender Agent. A holder of HIGH TIDES which has not duly given notice that it will retain its HIGH TIDES will cease to have any further rights with respect to such HIGH TIDES upon the successful remarketing thereof, except the right of such holder to receive an amount equal to (i) from the proceeds of the Remarketing or, in the event of a Failed Final Remarketing, from the Company, 101% of the aggregate liquidation amount of such HIGH TIDES (the "Reset Price"), plus (ii) from the Company, any accrued and unpaid Distributions on such HIGH TIDES to (but excluding) the Reset Date, (upon surrender of the certificate representing such HIGH TIDES to the Tender Agent properly endorsed for transfer, in the case of a holder other than DTC which has taken physical delivery of a HIGH TIDES certificate), but without additional interest thereon (and any such certificate will cease to represent outstanding HIGH TIDES).

     If no HIGH TIDES are tendered for remarketing, the Remarketing will not take place (although the Remarketing will not be deemed to have failed), and the Remarketing Agent will set the Term Provisions in a manner consistent with the Remarketing Notice that it believes, in its sole discretion, would result in a price per HIGH TIDE equal to 101% of the liquidation amount thereof were a Remarketing actually to occur.

THE REMARKETING PROCESS

     The Remarketing Agent has agreed to use its best efforts to remarket all HIGH TIDES tendered for Remarketing in accordance with the Remarketing Agreement. The Remarketing Agent will establish, effective beginning on the Reset Date, (i) the rate (the "Term Rate") per annum at which Distributions will accrue on the HIGH TIDES, (ii) the number of shares of Class A Common Stock, if any, into which each HIGH TIDE may be converted (the "Term Conversion Ratio") and (iii) the price, manner and time, if any, at which the HIGH TIDES may be redeemed from the proceeds of a Common Stock Offering (the "Term Call Protections" and together with the Term Rate and the Term Conversion Ratio, the "Term Provisions"). The Remarketing Agent will use its best efforts to establish the Term Provisions most favorable to the Company consistent with the successful remarketing of all HIGH TIDES tendered therefor at a price equal to 101% of the liquidation amount thereof. The Remarketing Agent may purchase HIGH TIDES tendered for remarketing, but it shall not be obligated to purchase any HIGH TIDES except to the extent expressly provided under "The Remarketing Agent."

     The Remarketing will be done without charge to the holders of the HIGH TIDES, but the Company shall be obligated to pay the Remarketing Agent fees for its services. See "The Remarketing Agent." Neither the Company nor any of its affiliates will be permitted to submit orders or purchase tendered HIGH TIDES in the Remarketing. See "-- Purchases by the Company and Its Affiliates."

     In establishing the Term Provisions during the Remarketing, the Remarketing Agent will take into account the following factors (the "Remarketing Conditions"): (i) short- and long-term market interest rates and indices of such short- and long-term interest rates; (ii) market supply and demand for short- and long-term securities; (iii) yield curves for short- and long-term securities comparable to the HIGH TIDES; (iv) industry and financial conditions which may affect the HIGH TIDES; (v) the number of HIGH TIDES to be remarketed; (vi) the number of potential purchasers; (vii) the current ratings by nationally recognized statistical rating organizations of long-term subordinated debt of the Company and of other outstanding capital securities of the Company's trust subsidiaries; (viii) the number of shares of Class A Common Stock, if any, into which the HIGH TIDES will be convertible; and (ix) the length and type of call protections, if any. The Company currently has no intention of causing the Applicable Conversion Price on the Reset Date to be less than 110% of the fair market value of the Class A Common Stock on the Reset Date.

     If any HIGH TIDES are tendered for remarketing, on the Business Day following the Tender Notification Date, the Remarketing Agent will commence a Convertible Remarketing or a Nonconvertible Remarketing, as the case may be (in either case, an "Initial Remarketing"), in accordance with the Remarketing Agreement and pursuant to the instructions set forth in the Remarketing Notice. The Remarketing Agent will determine, and upon request make available to interested persons non-binding indications of, the Term Provisions based upon then-current Remarketing Conditions. The Remarketing Agent will solicit and receive orders from prospective investors to purchase tendered HIGH TIDES. The Remarketing Agent will continue using its best efforts to remarket the HIGH TIDES as described above, adjusting the non-binding indications of the Term Provisions as necessary to establish the Term Conditions most favorable to the Company consistent with remarketing all HIGH TIDES tendered therefor at 101% of the aggregate liquidation amount thereof until the Remarketing is completed or is deemed to have failed for any of the reasons set forth under "-- Effect of a Failed Remarketing."

     If the Remarketing Agent determines that the Remarketing has not failed and the Term Provisions have been established during the period (the "Initial Remarketing Period") beginning on the first Business Day following the Tender Notification Date and ending on June 1, 2005 (or, if such date is not a Business Day, the next succeeding Business Day) the ("Initial Remarketing Termination Date"), the Remarketing Agent will promptly communicate the Term Provisions to the Tender Agent, who will communicate the Term Provisions to the Issuer Trustees, the Debenture Trustee, the Issuer, the Paying Agent, the Company and each holder (if any) which timely elected not to tender all of its HIGH TIDES for remarketing, by written notice or by telephone promptly confirmed by telecopy or other writing. On the Reset Date, new holders will tender the Reset Price for the tendered HIGH TIDES as set forth below under "-- Settlement," and the Term Provisions will become effective.

EFFECT OF FAILED REMARKETING

     The Initial Remarketing will fail (an "Initial Failed Remarketing") if (i) despite using its best efforts the Remarketing Agent is unable to establish, prior to the Initial Remarketing Termination Date, a Term Rate which is less than or equal to the Treasury Rate plus 6% per annum (the "Maximum Rate"), (ii) the Remarketing Agent is excused from remarketing the HIGH TIDES because of (a) the failure by the Company or the Trust to satisfy a condition in the Remarketing Agreement or (b) the occurrence of certain market events specified in the Remarketing Agreement, or (iii) there is no Remarketing Agent on the first day of the Initial Remarketing Period.

     If the Initial Remarketing fails because the Remarketing Agent was not able to establish a Term Rate less than or equal to the Maximum Rate, the Remarketing Agent will commence a second remarketing (the "Final Remarketing") during the period beginning on the Business Day following the Initial Remarketing Termination Date and ending on the date which is three Business Days (or such shorter period as shall be agreed to by the Remarketing Agent) prior to June 15, 2005 (or, if such day is not a Business Day, the next succeeding Business Day) (the "Final Remarketing Period"), which will be a Convertible Remarketing if the Initial Remarketing was a Nonconvertible Remarketing and vice versa.

     If the Remarketing Agent is able to establish a Term Rate less than or equal to the Maximum Rate during the Final Remarketing Period, it shall promptly communicate the Term Provisions to the Tender Agent, who will communicate the Term Provisions to the Issuer Trustees, the Issuer, the Paying Agent, the Company and each holder (if any) which timely elected not to tender all of its HIGH TIDES for remarketing, by written notice or by telephone promptly confirmed by telecopy or other writing. On the Reset Date, new holders will tender the Reset Price for the tendered HIGH TIDES as set forth below under "-- Settlement," and the Term Provisions will become effective.

     If despite using its best efforts, the Remarketing Agent is still not able to establish a Term Rate less than or equal to the Maximum Rate prior to the expiration of the Final Remarketing Period, the Final Remarketing will fail (a "Failed Final Remarketing"). In the event of a Failed Final Remarketing, the Company will be required to redeem the outstanding HIGH TIDE Debentures on the Reset Date at 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest thereon (the "Failed Remarketing Redemption Price"). The failure of the Company to redeem the outstanding HIGH TIDES Debentures in whole on the Reset Date in the event of a Failed Final Remarketing shall constitute a Debenture Event of Default. See "Description of HIGH TIDES
Debentures -- Debenture Events of Default." Upon redemption of any HIGH TIDE Debentures as a result of a Failed Final Remarketing, a Like Amount of HIGH TIDES will be redeemed at the Failed Remarketing Redemption Price. See "Description of HIGH TIDES -- Mandatory Redemption" and "Description of HIGH TIDES Debentures -- Redemption -- Mandatory Redemption." There can be no assurance that all of the HIGH TIDES tendered therefor will be remarketed.

     "Treasury Rate" means (i) the yield, under the heading which represents the average for the week immediately prior to the date of calculation, appearing in the most recently published statistical release designated H.15(519) or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Reset Date. The Treasury Rate shall be calculated on the third Business Day preceding the Reset Date.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after the Reset Date, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the rate being calculated shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

     "Comparable Treasury Price" means (A) the arithmetic mean of five Reference Treasury Dealer Quotations for the Reset Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the arithmetic mean of all such Reference Treasury Dealer Quotations.

     "Quotation Agent" means Credit Suisse First Boston Corporation and its successors; provided, however, that if the foregoing shall cease to be a primary United States Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Company.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Reset Date, the arithmetic mean, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the Reset Date.

     "Remaining Life" means the period beginning on the Reset Date and ending at June 15, 2028.

SETTLEMENT

     Settlement of transactions in connection with the Remarketing will take place on June 15, 2005 (or, if such day is not a Business Day, the next succeeding Business Day), or such earlier date as the Remarketing Agent may, in its sole discretion, determine. Payments in respect of the tendered HIGH TIDES in an amount equal to the Reset Price will be made by the Tender Agent (but only to the extent in fact received by the Tender Agent) on such date in the manner described under "Description of HIGH TIDES -- Form, Book Entry Procedures and Transfer," but, in the case of a holder (other than DTC) which has taken physical delivery of a certificate representing its HIGH TIDES, such payment shall be made only upon surrender to the Tender Agent by 2:30 p.m. on such date (or any succeeding date) of the certificate representing such HIGH TIDES, properly endorsed for transfer. See "-- Tender Agent."

     None of the Issuer, the Issuer Trustees, the Tender Agent and (except to the extent expressly provided under "The Remarketing" and "The Remarketing Agent") the Company and the Remarketing Agent will be obligated to provide or advance funds to make payment to the holders of HIGH TIDES tendered in the Remarketing.

PURCHASES BY THE COMPANY AND ITS AFFILIATES

     While the Company (or an affiliate thereof) may from time to time purchase, hold and sell HIGH TIDES, neither the Company nor any of its affiliates may purchase any HIGH TIDES on the Reset Date or submit orders in the Remarketing, and the Remarketing Agent has agreed that it will not knowingly remarket any HIGH TIDES to the Company or any of its affiliates.

TENDER AGENT

     Tenders of HIGH TIDES in the Remarketing will be made to the tender agent (the "Tender Agent"), and the Tender Agent will pay to the prior holders thereof the Reset Price (provided the Tender Agent receives such amount from the Remarketing Agent). The Tender Agent will be the Property Trustee (or, in the event of the distribution of HIGH TIDES Debentures to the holders of HIGH TIDES prior to the Reset Date, the Debenture Trustee).

TERMINATION OF THE ISSUER

     If the Issuer is for any reason liquidated or dissolved prior to the Reset Date and the HIGH TIDES Debentures are distributed to the holders of Trust Securities in connection therewith, the Remarketing will proceed as described herein except that the HIGH TIDES Debentures rather than the HIGH TIDES will be remarketed by the Remarketing Agent, the Debenture Trustee rather than the Property Trustee will be the Tender Agent and the descriptions herein of the Remarketing of the HIGH TIDES (including under "The Remarketing" and "The Remarketing Agent") will apply mutatis mutandis to such remarketing of HIGH TIDES Debentures. Accordingly, in such an event, without limiting the generality of the foregoing statements, (i) the HIGH TIDES Debentures instead of the HIGH TIDES will be deemed to have been tendered for remarketing absent timely notice to the contrary (provided that any notice duly and timely given in respect of the tender for remarketing of any HIGH TIDES will apply to the HIGH TIDES Debentures distributed in respect thereof), (ii) the HIGH TIDES Debentures instead of the HIGH TIDES will be remarketed by the

Remarketing Agent, (iii) the Remarketing Agent will use its best efforts to establish the Term Provisions most favorable to the Company consistent with the successful remarketing of all HIGH TIDES Debentures tendered therefor at a Reset Price equal to 101% of the principal amount thereof and (iv) subject to the proviso in clause (i) above, a holder of HIGH TIDES Debentures which has not duly given notice by the Tender Notification Date that it will retain its HIGH TIDES Debentures will cease to have any further rights with respect to such HIGH TIDES Debentures upon the successful remarketing thereof, except the right of such holder to receive an amount equal to (i) from the proceeds of the Remarketing or, in the event of a Failed Final Remarketing, from the Company, 101% of the principal amount of such HIGH TIDES Debentures, plus (ii) from the Company, any accrued but unpaid interest on such HIGH TIDES Debentures to (but excluding) the Reset Date (upon surrender of the certificate representing such HIGH TIDES Debentures to the Tender Agent properly endorsed for transfer, in the case of a holder (other than DTC) which has taken physical delivery of a HIGH TIDES Debentures certificate), but without any additional interest thereon (any such certificate will cease to represent outstanding HIGH TIDES Debentures).

     If the HIGH TIDES Debentures are accelerated, redeemed or otherwise prepaid on or prior to the Reset Date, the Remarketing will not take place.

                             THE REMARKETING AGENT

     The Company will use its reasonable best efforts to assure that, at all times prior to and including the Reset Date, an investment bank, broker, dealer or other organization which, in the judgment of the Company, is qualified to remarket HIGH TIDES and to establish the Term Rate is acting as Remarketing Agent (the "Remarketing Agent"), provided that if the Company fails to appoint a successor upon the resignation or removal of the Remarketing Agent reasonably promptly, a successor having such qualifications may be appointed by the holders of at least 25% in aggregate liquidation amount of the outstanding HIGH TIDES. Credit Suisse First Boston Corporation has agreed to act as the initial Remarketing Agent but may resign or be replaced by the Company, in accordance with the terms of the Remarketing Agreement. The Remarketing Agent may authorize any broker-dealer to assist in the Remarketing.

     The Remarketing Agreement among the Company, the Issuer, the Administrative Trustees and the Tender Agent (the "Remarketing Agreement") provides that the Remarketing Agent will receive fees from the Company for the Remarketing equal to 1% of the aggregate liquidation amount of outstanding HIGH TIDES on the Reset Date upon settlement of the transactions contemplated by the Remarketing. In addition to such fees, the Company will reimburse the Remarketing Agent for all out-of-pocket expenses reasonably incurred in connection with the performance of its duties. In the event that both the Initial Remarketing and the Final Remarketing fail, the Company shall not be required to pay any fees to, or reimburse any out-of-pocket expenses of, the Remarketing Agent. The Remarketing will be done without charge to the holders of the HIGH TIDES.

     The Issuer has agreed in the Remarketing Agreement to indemnify the Remarketing Agent against certain liabilities arising out of or in connection with its duties or to contribute to payments which the Remarketing Agent may be required to make in respect thereof.

     The Remarketing Agent may resign and be relieved from its duties under the Remarketing Agreement under certain conditions on a date specified in a notice in writing delivered to the Issuer and the Company, which resignation will be effective no earlier than 30 days after delivery of such notice. The successor Remarketing Agent must be an investment bank, broker, dealer or other organization which, in the judgment of the Company, is qualified to remarket the HIGH TIDES and to establish the Term Provisions and which has entered into a remarketing agreement with the Company and the Issuer in which it has agreed to conduct the Remarketing in accordance with the terms and conditions described herein and provided in the Remarketing Agreement. The holders of a majority in aggregate liquidation amount of the outstanding HIGH TIDES may remove the Remarketing Agent for cause. The Tender Agent will send notice to the holders of HIGH TIDES of the resignation or removal of the Remarketing Agent and the appointment of a successor Remarketing Agent. If there is no Remarketing Agent on the first day of the Initial Remarketing Period, the

Remarketing will fail and the HIGH TIDES Debentures will be mandatorily redeemable on the Reset Date. See "The Remarketing -- Effect of Failed Remarketing."

     The Remarketing Agreement provides that the Remarketing Agent will not be obligated to remarket HIGH TIDES if (i) there is a material misstatement or omission in any (a) disclosure document approved by the Issuer or the Company in connection with the Remarketing or (b) document publicly disclosed (including in a filing pursuant to the Exchange Act) by or on behalf of the Issuer or the Company, unless in each case the Remarketing Agent is satisfied that such misstatement or omission has been properly corrected or (ii) either the Issuer or the Company fails to satisfy conditions customary in an offering.

     Broker-dealers, if any, which obtain purchasers for the HIGH TIDES will be paid a commission or fee by the Remarketing Agent based upon the remarketing fee described above and the number of HIGH TIDES sold. Broker-dealers will enter into broker-dealer agreements with the Remarketing Agent, which will provide for their participation in the Remarketing and will require them to follow certain private placement procedures. The identity of the broker-dealers, if any, which will participate in the Remarketing has not yet been determined; the Remarketing Agent will have the right to select broker-dealers therefor at any time prior to the Reset Date. No broker-dealer will be obligated to purchase the HIGH TIDES.

     If for any reason Term Provisions are established by the Remarketing Agent but on the Reset Date the Remarketing Agent is unable to sell one or more HIGH TIDES tendered for remarketing, the Remarketing Agent will be obligated (except upon the occurrence of certain market events specified in the Remarketing Agreement) to purchase such HIGH TIDES for the Reset Price on the Reset Date.

                           DESCRIPTION OF HIGH TIDES

     Pursuant to the terms of the Declaration, the Issuer Trustees on behalf of the Trust have issued the HIGH TIDES and the Common Securities in fully registered form without interest coupons. The HIGH TIDES represent preferred undivided beneficial ownership interests in the Trust, and the holders thereof are entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust over the Common Securities, as well as other benefits as described in the Declaration. See "-- Subordination of Common Securities." The Declaration will be qualified under and will be subject to and governed by the Trust Indenture Act upon effectiveness of the Registration Statement in respect of the HIGH TIDES. See "Registration Rights." This summary of certain provisions of the HIGH TIDES, the Common Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, including the definitions therein of certain terms. Copies of the Declaration are available upon request from the Issuer Trustees.

GENERAL

     Payments on the HIGH TIDES are made pro rata with the Common Securities except as described under "-- Subordination of Common Securities." Legal title to the HIGH TIDES Debentures is held by the Property Trustee on behalf of the Trust in trust for the benefit of the holders of the HIGH TIDES and Common Securities. The Guarantee executed by the Company for the benefit of the holders of the HIGH TIDES provides for a guarantee on a subordinated basis with respect to the HIGH TIDES but does not guarantee payment of Distributions or amounts payable on redemption of the HIGH TIDES or on liquidation of the Trust when the Trust does not have funds on hand available to make such payments. See "Description of Guarantee."

     Credit Suisse First Boston Corporation will act as the initial Remarketing Agent with respect to the HIGH TIDES and will be paid fees for its services and may resign or be replaced by the Company under certain circumstances. See "The Remarketing Agent."

RATINGS

     The HIGH TIDES have been rated "BB-" by Standard & Poor's Ratings Group and "B2" by Moody's Investors Services, Inc. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

DISTRIBUTIONS

     Distributions accrue on the HIGH TIDES from the date of their original issuance at the Applicable Rate applied to the stated liquidation amount of $50 per HIGH TIDE, and are payable quarterly in arrears on each March 15, June 15, September 15 and December 15 (each, a "Distribution Date"), commencing September 15, 1998, to the person in whose name each HIGH TIDE is registered, subject to certain exceptions, at the close of business on the first of each March, June, September and December next preceding the applicable Distribution Date. Each registered holder of HIGH TIDES on June 1, 2005 (including any holder which has tendered or is deemed to have tendered its HIGH TIDES for remarketing) shall be paid a Distribution of interest and Additional Amounts, if any, accrued to (but excluding) the Reset Date on June 15, 2005 (or, if such day is not a Business Day, the next succeeding Business Day). Interest and Additional Amounts, if any, accrued from and after the Reset Date to (but excluding) September 15, 2005 shall be paid on September 15, 2005 (or, if such day is not a Business Day, the next succeeding Business Day) to the person in whose name each HIGH TIDE is registered on the preceding September 1, subject to the right of the Company to initiate a Deferral Period (as described below). The Applicable Rate is 6 1/4% per annum (the "Initial Rate") from the date of original issuance of the HIGH TIDES to (but excluding) the Reset Date, and the Term Rate from the Reset Date and thereafter. The Term Rate is the rate established by the Remarketing Agent to be effective on the Reset Date and communicated on such date by the Remarketing Agent, who will communicate such rate to the Issuer Trustees, the Issuer, the Debenture Trustee, the Paying Agent, the Company and the holders (if any) which elected not to tender all their HIGH TIDES for remarketing, by written notice or by telephone promptly confirmed by telecopy or other writing. The Applicable Rate will be increased upon a Registration Default. See "The Remarketing" and "Registration Rights." The amount of Distributions payable for any period is computed on the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any Distribution Date is not a Business Day, payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payments in respect to any such delay) with the same force and effect as if made on the date such payment was originally payable. Accrued Distributions that are not paid on the applicable Distribution Date will accrue additional Distributions on the amount thereof (to the extent permitted by law) at the Applicable Rate, compounded quarterly from the relevant Distribution Date. "Distribution" as used herein shall include quarterly distributions, additional distributions on quarterly distributions not paid on the applicable Distribution Date and Additional Amounts, as applicable. See "Description of HIGH TIDES Debentures -- Additional Amounts" and "Registration Rights." A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

     So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the HIGH TIDES Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Deferral Period, provided that no Deferral Period may extend beyond (i) the maturity (whether at June 15, 2028 or by declaration of acceleration, call for redemption or otherwise) and
(ii) in the case of a Deferral Period that begins prior to the Reset Date, the Reset Date. See "Description of HIGH TIDES Debentures -- Option to Extend Interest Payment Period." As a consequence of any such election, quarterly Distributions on the HIGH TIDES by the Trust will be deferred during any such Deferral Period. Deferred distributions to which holders of the HIGH TIDES are entitled will accumulate additional Distributions thereon at the Applicable Rate, compounded quarterly from the relevant payment date for such Distributions during any such Deferral Period, to the extent permitted by applicable law. During any such Deferral Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) other than stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the HIGH TIDES Debentures, or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the HIGH TIDES Debentures (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee, (d) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan or any other contractual obligation of the Company (other than a contractual obligation ranking pari passu with or junior to the HIGH TIDES Debentures), (e) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (f) the purchase of fractional interests in shares of the Company's stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). A Deferral Period will terminate upon the payment by the Company of all amounts then accrued and unpaid on the HIGH TIDES Debentures (together with interest thereon accrued at the Applicable Rate compounded quarterly, to the extent permitted by applicable law). Prior to the termination of any such Deferral Period, the Company may further extend such Deferral Period, provided that such deferral does not cause such Deferral Period to exceed 20 consecutive quarters or to extend beyond (i) the maturity (whether at June 15, 2028 or by declaration of acceleration, call for redemption or otherwise) and (ii) in the case of a Deferral Period that begins prior to the Reset Date, the Reset Date. Upon the termination of any Deferral Period, and subject to the foregoing limitations, the Company may elect to begin a new Deferral Period. No interest or other amounts shall be due and payable during a Deferral Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Deferral Period and shall cause the Issuer to give such notice (which shall include notice of the deferral of Distributions on the HIGH TIDES) to holders of HIGH TIDES not later than ten days prior to the related record date for Distributions on the HIGH TIDES. There is no limitation on the number of times that the Company may elect to begin a Deferral Period. See "Description of HIGH TIDES Debentures -- Option to Extend Interest Payment Date" and "United States Federal Tax Considerations -- Interest Income and Original Issue Discount."

     The Company has no current intention of exercising its right to defer payments of interest on the HIGH TIDES Debentures.

     The revenue of the Trust available for distribution to holders of the HIGH TIDES is limited to payments under the HIGH TIDES Debentures in which the Trust invested the proceeds from the issuance and sale of the Trust Securities. See "Description of HIGH TIDES Debentures -- General." If the Company does not make interest payments on the HIGH TIDES Debentures, the Property Trustee will not have funds available to pay Distributions on the HIGH TIDES. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantee."

CONVERSION RIGHTS

     General. HIGH TIDES are convertible at any time prior to 5:00 p.m., New York City time, on or prior to the Tender Notification Date and, in the event of a Convertible Remarketing which does not fail, from and after the Reset Date to and including June 15, 2028 (except that HIGH TIDES called for redemption by the Company will be convertible at any time prior to 5:00 p.m., New York City time, on any Redemption Date), at the option of the holder thereof and in the manner described below, into shares of Class A Common Stock. On or prior to the Tender Notification Date, each HIGH TIDE is convertible, at the option of the holder, into 1.5179 shares of Class A Common Stock for each High Tide (the "Initial Conversion Ratio") (equivalent to a conversion price (the "Initial Conversion Price") of $32.94 liquidation amount of HIGH TIDES per share of Class A Common Stock). On the Reset Date and thereafter, each HIGH TIDE may, at the option of the Issuer and subject to the results of the Remarketing, become nonconvertible or convertible into a different number of shares of Class A Common Stock. See "The Remarketing." The conversion ratio and the equivalent conversion price in effect at any given time are referred to as the "Applicable Conversion Ratio" and the "Applicable Conversion Price," respectively, and will be subject to adjustment as described under "-- Conversion Price Adjustments" below. The Issuer will covenant in the Declaration not to convert HIGH TIDES Debentures held by it except pursuant to a notice of conversion delivered to the conversion agent by a holder of HIGH TIDES. A holder of a HIGH TIDE wishing to exercise its conversion right shall deliver an irrevocable conversion notice, together, if the HIGH TIDE is in certificated form, with such certificated security, to the conversion agent which shall, on behalf of such holder, exchange such HIGH TIDE for a Like Amount of HIGH TIDES Debentures and immediately convert such HIGH TIDES Debentures into Class A Common Stock. Holders may obtain copies of the required form of the conversion notice from the conversion agent. For purposes of this section entitled "Conversion Rights," the term "Common Stock" includes any class of common stock of the Company, except that the Common Stock issuable upon conversion means the Class A Common Stock.

     Holders of HIGH TIDES at the close of business on a Distribution record date will be entitled to receive the Distribution payable on such HIGH TIDES on the corresponding Distribution Date notwithstanding the conversion of such HIGH TIDES following such Distribution record date but prior to such Distribution Date. Except as provided in the immediately preceding sentence, neither the Issuer nor the Company will make, or be required to make, any payment, allowance or adjustment for accrued and unpaid Distributions, whether or not in arrears, on converted HIGH TIDES. The Company will make no payment or allowance for distributions on the shares of Class A Common Stock issued upon such conversion, except to the extent that such shares of Class A Common Stock are held of record on the record date for any such distributions. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which the related conversion notice was received by the Issuer and the conversion agent.

     No fractional shares of Class A Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by the Company in cash based on the Closing Price of the Class A Common Stock.

     Conversion Price Adjustments -- General. The Applicable Conversion Price will be subject to adjustment in certain events including, without duplication:
(i) the payment of dividends (and other distributions) payable in Common Stock on the Common Stock; (ii) the issuance to all holders of Common Stock of rights or warrants; (iii) subdivisions and combinations of Common Stock; (iv) the payment of dividends (and other distributions) to all holders of Common Stock consisting of evidences of indebtedness of the Company, securities or capital stock, cash or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to in clauses (i) and (ii) and dividends and distributions paid exclusively in cash); (v) the payment of dividends (and other distributions) on Common Stock paid exclusively in cash, excluding (a) cash dividends that do not exceed the per share amount of the smallest of the immediately four preceding quarterly cash dividends (as adjusted to reflect any of the events referred to in clauses (i) through (vi) of this sentence) and (b) cash dividends the per share amount of which, together with the aggregate per share amount of any other cash dividends paid within the 12 months preceding the date of payment of such cash dividends, does not exceed
12 1/2% of the current market price of Common Stock as of the trading day immediately preceding the date of declaration of such dividend; and (vi) payment to holders of Common Stock in respect of a tender or exchange offer (other than an odd-lot offer) by the Company or any subsidiary of the Company for Common Stock at a price in excess of 110% of the current market price of Common Stock as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer.

     The Company may, at its option, make such reductions in the Applicable Conversion Price as the Company's Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "United States Federal Tax
Considerations -- Adjustment of Conversion Price."

     No adjustment of the Applicable Conversion Price will be made upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan or the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of the Company or pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the HIGH TIDES were first issued. There shall also be no adjustment of the Applicable Conversion Price in case of the issuance of any Common Stock (or securities convertible into or exchangeable for Common Stock), except as specifically described above. No adjustment in the Applicable Conversion Price will be required unless such adjustment would require an increase or decrease of at least 1% of the Applicable Conversion Price, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

     Conversion Price Adjustments -- Merger, Consolidation or Sale of Assets of the Company. In the event that the Company is a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the assets of the Company, recapitalization or reclassification of Common Stock or any compulsory share exchange (each of the foregoing being referred to as a "Company Transaction")), in each case, as a result of which shares of Common Stock shall be converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such Company Transaction whereby the holder of each HIGH TIDE then outstanding shall have the right thereafter to convert such HIGH TIDE only into (i) in the case of any Company Transaction other than a Company Transaction involving a Common Stock Fundamental Change, the kind and amount of securities, cash and other property receivable upon the consummation of such the Company Transaction by a holder of that number of shares of Common Stock into which a HIGH TIDE was convertible immediately prior to such Transaction, or (ii) in the case of a Company Transaction involving a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock (but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change if such Company Transaction constitutes a Fundamental Change). The holders of HIGH TIDES will have no voting rights with respect to any Company Transaction described in this section.

     In the case of any Company Transaction involving a Fundamental Change, the Applicable Conversion Price will be adjusted immediately after such Fundamental Change as follows:

          (i) in the case of a Non-Stock Fundamental Change, the Applicable Conversion Price of the HIGH TIDES will thereupon become the lower of (a) the Applicable Conversion Price immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments, and (b) the result obtained by multiplying the greater of the Relevant Price or the then applicable Reference Market Price by the Optional Redemption Ratio (such product shall hereinafter be referred to as the "Adjusted Relevant Price" or the "Adjusted Reference Market Price", as the case may be); and

          (ii) in the case of a Common Stock Fundamental Change, the Applicable Conversion Price of the HIGH TIDES immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments, will thereupon be adjusted by multiplying such Applicable Conversion Price by a fraction of which the numerator will be the Purchaser Stock Price and the denominator will be the Relevant Price; provided, however, that in the event of a Common Stock Fundamental Change in which (a) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (b) all Common Stock will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the Applicable Conversion Price of the HIGH TIDES immediately prior to such Common Stock Fundamental Change will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be one and the denominator will be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

     In the absence of the adjustments to the Applicable Conversion Price after a Fundamental Change, in the case of a Company Transaction each HIGH TIDE would become convertible into the securities, cash, or other property receivable by a holder of the number of shares of Common Stock into which such HIGH TIDE was convertible immediately prior to such Company Transaction. Thus, in the absence of the Fundamental Change provisions, a Company Transaction could substantially lessen or eliminate the value of the conversion privilege associated with the HIGH TIDES. For example, if the Company were acquired in a cash merger, each HIGH TIDE would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on the future prospects of the Company and other factors.

     In Non-Stock Fundamental Change transactions, the foregoing conversion price adjustments are designed to increase the securities, cash or other property into which each HIGH TIDE is convertible. In a Non-Stock Fundamental Change transaction in which the initial value received per share of Common Stock (measured as described in the definition of Adjusted Relevant Price) is lower than the then Applicable Conversion Price of a HIGH TIDE but greater than or equal to the Adjusted Reference Market Price, the Applicable Conversion Price will be adjusted as described above with the effect that each HIGH TIDE will be convertible into securities, cash or other property of the same type received by the holders of Common Stock in such transaction with the Applicable Conversion Price adjusted as though such initial value had been the Adjusted Relevant Price. In a Non-Stock Fundamental Change transaction in which the initial value received per share of Common Stock (measured as described in the definition of Adjusted Relevant Price) is lower than both the Applicable Conversion Price of a HIGH TIDE and the Adjusted Reference Market Price, the Applicable Conversion Price will be adjusted as described above but calculated as though such initial value had been the Adjusted Reference Market Price.

     In Common Stock Fundamental Change transactions, the foregoing adjustments are designed to provide in effect that (i) where Common Stock is converted partly into such common stock and partly into other securities, cash or property, each HIGH TIDE will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of Purchaser Stock Price) equals the value of the shares of Common Stock into which such HIGH TIDE was convertible immediately before the transaction (measured as aforesaid) and (ii) where Common Stock is converted solely into such common stock, each HIGH TIDE will be convertible into the same number of shares of such common stock receivable by a holder of the number of shares of Common Stock into which such HIGH TIDE was convertible immediately before such transaction.

     "Closing Price" of any security on any day means the last reported sale price of such security on such day, or in case no sale takes place on such day, the average of the closing bid and asked prices in each case on the principal national securities exchange on which such securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. or any successor national automated interdealer quotation system (the "NNM") or, if such securities are not listed or admitted to trading on any national securities exchange or quoted on the NNM, the average of the closing bid and asked prices of such security in the over-the-counter market as furnished by any New York Stock Exchange member firm selected by the Company for such purpose.

     "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Common Stock consists of common stock that for each of the ten consecutive trading days immediately prior to and including the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the NNM.

     "Entitlement Date" means the record date for determination of the holders of Common Stock entitled to receive securities, cash or other property in connection with a Non-Stock Fundamental Change or a Common Stock Fundamental Change or, if there is no such record date, the date upon which holders of Common Stock shall have the right to receive such securities, cash or other property.

     "Fundamental Change" means the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided that, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the Applicable Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment shall be based upon the highest weighted average per share consideration that a holder of Common Stock could have received in such transactions or events as a result of which more than 50% of all outstanding shares of Common Stock shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property.

     "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

     "Optional Redemption Ratio" means a fraction of which the numerator will be $50 and the denominator will be the then current Optional Redemption Price or, on or prior to June 20, 2001 and at any time after the Reset Date at which the HIGH TIDES are not redeemable at the option of the Company, an amount per HIGH TIDE determined by the Company in its sole discretion, after consultation with an investment banking firm, to be the equivalent of the hypothetical redemption price that would have been applicable if the HIGH TIDES had been redeemable during such period.

     "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for the common stock received in such Common Stock Fundamental Change for the ten consecutive trading days prior to and including the Entitlement Date, as adjusted in good faith by the Company to appropriately reflect any of the events referred to in clauses (i) through (vi) of the first paragraph under "-- Applicable Conversion Price
Adjustments -- General."

     "Reference Market Price" shall initially mean on the date of original issuance of the HIGH TIDES, $17.88 (which is an amount equal to 66 2/3% of the last reported sale price for the Class A Common Stock on the New York Stock Exchange Composite Tape on June 16, 1998) and, in the event of any adjustment to the Applicable Conversion Price from such date to (but excluding) the Reset Date, other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Applicable Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of $17.88 to the Initial Conversion Price. If the HIGH TIDES are convertible into Class A Common Stock on and after the Reset Date, the Reference Market Price on the Reset Date will be an amount equal to 66 2/3% of the Closing Price of the Class A Common Stock on the Reset Date and, in the event of any adjustment to the Applicable Conversion Price from the Reset Date and thereafter, other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Applicable Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of the Closing Price of the Class A Common Stock on the Reset Date to the Term Conversion Price.

     "Relevant Price" means (i) in the case of a Non-Stock Fundamental Change in which the holder of Common Stock receives only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the daily Closing Prices for Common Stock during the ten consecutive trading days prior to and including the Entitlement Date, in each case as adjusted in good faith by the Company to appropriately reflect any of the events referred to in clauses (i) through (vi) of the first paragraph under "-- Applicable Conversion Price Adjustments -- General."

MANDATORY REDEMPTION

     Upon the repayment in full of the HIGH TIDES Debentures at their stated maturity or a redemption in whole or in part of the HIGH TIDES Debentures (other than following any distribution of the HIGH TIDES Debentures to the holders of the Trust Securities), the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem, on a pro rata basis, a Like Amount of Trust Securities, on the

Redemption Date, in an amount per Trust Security equal to the applicable Redemption Price, which Redemption Price will be equal to (i) the liquidation amount of each HIGH TIDE plus any accrued and unpaid Distributions thereon in the case of (A) the repayment of the HIGH TIDES Debentures at their stated maturity (the "Stated Maturity Price"), or (B) the redemption of the HIGH TIDES Debentures in certain limited circumstances upon the occurrence of a Tax Event,
(ii) in the case of an Optional Redemption after June 20, 2001, but prior to (and excluding) the Reset Date, the Initial Redemption Price (as defined under "Description of HIGH TIDES Debentures -- Redemption -- Optional Redemption"),
(iii) in the case of an Optional Redemption after the Reset Date, in accordance with the Term Call Protections, if any, established in the Remarketing and (iv) in the event of redemption of the HIGH TIDES Debentures upon a Failed Final Remarketing, 101% of the liquidation amount of each HIGH TIDE plus any accrued and unpaid Distributions thereon.

     If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the HIGH TIDES Debentures such amounts as shall be required so that the Distributions payable by the Trust in respect of the Trust Securities shall not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of HIGH TIDES
Debentures -- Additional Amounts."

REDEMPTION PROCEDURES

     Trust Securities shall be redeemed, if at all, at the applicable Redemption Price with the proceeds from the contemporaneous repayment or redemption of the HIGH TIDES Debentures. Redemptions of the Trust Securities shall be made and the applicable Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Common Securities."

     If the Trust gives a notice of redemption in respect of the HIGH TIDES, then, by 10:00 a.m., New York City time, on the date fixed for redemption (the "Redemption Date"), to the extent funds are available, with respect to the HIGH TIDES held in global form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the applicable Redemption Price to the holders of the HIGH TIDES. See "-- Form, Book-Entry Procedures and Transfer." With respect to the HIGH TIDES held in certificated form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the HIGH TIDES funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the HIGH TIDES. See "-- Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of the HIGH TIDES on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the HIGH TIDES will cease, except the right of the holders of the HIGH TIDES to receive the applicable Redemption Price, but without interest on such Redemption Price, and the HIGH TIDES will cease to be outstanding. In the event that any Redemption Date is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on HIGH TIDES will continue to accrue at the then Applicable Rate, from the Redemption Date originally established by the Trust to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding HIGH TIDES by tender in the open market or by private agreement except as provided under "The Remarketing -- Purchases by the Company and its Affiliates."

     If the Company desires to consummate an Optional Redemption it must send a notice to each holder of Trust Securities at its registered address in accordance with the notice procedures set forth under "Description of HIGH TIDES Debentures -- Redemption -- Optional Redemption." Notice of a Tax Event Redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of HIGH TIDES. Notice of repayment at the stated maturity of the HIGH TIDES Debentures or of redemption in the event of a Failed Final Remarketing is not required, except to the extent set forth under "The Remarketing."

TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION OR DISTRIBUTION

     If a Tax Event shall occur and be continuing, the Company shall cause the Issuer Trustees to liquidate the Issuer and cause HIGH TIDES Debentures to be distributed to the holders of the HIGH TIDES in liquidation of the Issuer within 90 days following the occurrence of such Tax Event; provided, however, that such liquidation and distribution shall be conditioned on (i) the Issuer Trustees' receipt of an opinion of nationally recognized independent tax counsel (reasonably acceptable to the Issuer Trustees) experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service (the "IRS"), to the effect that the holders of the HIGH TIDES will not recognize any income, gain or loss for United States federal income tax purposes as a result of such liquidation and distribution of HIGH TIDES Debentures, and (ii) the Company being unable to avoid such Tax Event within such 90-day period by taking some ministerial action or pursuing some other reasonable measure that, in the sole judgment of the Company, will have no adverse effect on the Issuer, the Company or the holders of the HIGH TIDES and will involve no material cost. Furthermore, if (i) the Company has received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel (reasonably acceptable to the Issuer Trustees) experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the HIGH TIDES Debentures for United States federal income tax purposes, even after the HIGH TIDES Debentures were distributed to the holders of the HIGH TIDES upon liquidation of the Issuer as described above, or (ii) the Issuer Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion, the Company shall have the right, upon not less than 30 nor more than 60 days' notice and within 90 days following the occurrence and continuation of the Tax Event, to redeem the HIGH TIDES Debentures, in whole, but not in part, for cash, for the principal amount thereof plus accrued and unpaid interest thereon and, following such redemption, all the HIGH TIDES will be redeemed by the Issuer at the aggregate liquidation amount thereof plus accrued and unpaid Distributions thereon; provided, however, that, if at the time there is available to the Company or the Issuer the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action or pursuing some other reasonable measure that, in the sole judgment of the Company, will have no adverse effect on the Issuer, the Company or the holders of the HIGH TIDES and will involve no material cost, the Issuer or the Company will pursue such measure in lieu of redemption. See "-- Mandatory Redemption." In lieu of the foregoing options, the Company will also have the option of causing the HIGH TIDES to remain outstanding and pay Additional Amounts on the HIGH TIDES Debentures. See "Description of HIGH TIDES Debentures -- Additional Amounts."

     "Tax Event" means the receipt by the Property Trustee of an opinion of a nationally recognized independent tax counsel to the Company (reasonably acceptable to the Issuer Trustees) experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (i) any amendment to or change (including any announced prospective change (which shall not include a proposed change), provided that a Tax Event shall not occur more than 90 days before the effective date of any such prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (ii) any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action") or (iii) any amendment to or change in the administrative position or interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental agency or regulatory body, irrespective of the manner in which such amendment or change is made known, which amendment or change is effective or such Administrative Action or decision is announced, in each case, on or after the date of original issuance of the HIGH TIDES Debentures or the issue date of the HIGH TIDES issued by the Trust, there is more than an insubstantial risk that (a) if the HIGH TIDES Debentures are held by the Property Trustee, (x) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to interest accrued or received on the HIGH TIDES Debentures or subject to more than a de minimis amount of other taxes, duties or other governmental charges as determined by such counsel, or (y) any portion of interest payable by the Company to the Trust (or OID accruing) on the HIGH TIDES Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company in whole or in part for United States federal income tax purposes or (b) with respect to HIGH TIDES Debentures which are no longer held by the Property Trustee, any portion of interest payable by the Company (or OID accruing) on the HIGH TIDES Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company in whole or in part for United States federal income tax purposes, provided, however, that clauses (a)(y) and (b) shall not apply if the reason for the nondeductibility of such interest (or OID) is based on the particular use (or deemed use) by the Company or an affiliate of the proceeds of the issuance of the HIGH TIDES Debentures.

     If an Investment Company Event shall occur and be continuing, the Company shall cause the Issuer Trustees to liquidate the Issuer and cause the HIGH TIDES Debentures to be distributed to the holders of the HIGH TIDES in liquidation of the Issuer within 90 days following the occurrence of such Investment Company Event.

     "Investment Company Event" means the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that the Issuer is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus.

     The distribution by the Company of the HIGH TIDES Debentures will effectively result in the cancellation of the HIGH TIDES. See "-- Liquidation of the Trust and Distribution of HIGH TIDES Debentures."

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF HIGH TIDES DEBENTURES

     The Company, as the holder of the outstanding Common Securities, has the right at any time (including, without limitation, upon the occurrence of a Tax Event or an Investment Company Event) to dissolve the Trust and cause a Like Amount of the HIGH TIDES Debentures to be distributed to the holders of the Trust Securities upon liquidation of the Trust; provided, however, that the Company may not dissolve the Issuer during the period beginning on the Business Day following the Tender Notification Date and ending on the Reset Date (other than upon the occurrence of a Tax Event or an Investment Company Event as provided herein); provided, further that, the Issuer Trustees shall have received a No Recognition Opinion prior to the liquidation of the Trust; provided, further that, following such distribution of the HIGH TIDES Debentures, the Company agrees to use its best efforts to maintain any ratings of such HIGH TIDES Debentures by any nationally recognized rating agency for so long as any such HIGH TIDES Debentures are outstanding.

     The Trust shall automatically dissolve upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount of the HIGH TIDES Debentures to the holders of the Trust Securities if the Company, as Depositor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Company, as Depositor); (iii) redemption of all the Trust Securities as described under "-- Mandatory Redemption" above; (iv) the conversion of all outstanding Trust Securities as described under "-- Conversion Rights" above; (v) expiration of the term of the Trust; or (vi) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If an early dissolution occurs as described in clause (i), (ii), (v) or
(vi) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the HIGH TIDES Debentures, unless such distribution would not be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of HIGH TIDES, the aggregate liquidation amount thereof plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the HIGH TIDES shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the HIGH TIDES, except that if a Debenture Event of Default (or an event that, with notice or passage of time, would become such a Debenture Event of Default) has occurred and is continuing, the HIGH TIDES shall have a priority over the Common Securities with respect to any such distributions. See "-- Subordination of Common Securities."

     "Like Amount" means (i) with respect to a redemption of HIGH TIDES, HIGH TIDES having an aggregate liquidation amount equal to that portion of the principal amount of HIGH TIDES Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the HIGH TIDES based upon the relative liquidation amounts of such classes and the proceeds of which will be used to pay the applicable Redemption Price of the HIGH TIDES and (ii) with respect to a distribution of HIGH TIDES Debentures to holders of HIGH TIDES in connection with a dissolution or liquidation of the Trust, HIGH TIDES Debentures having an aggregate principal amount equal to the aggregate liquidation amount of the Trust Securities of the holder to whom such HIGH TIDES Debentures are distributed.

     If the Company does not redeem the HIGH TIDES Debentures prior to maturity and the Trust is not liquidated and the HIGH TIDES Debentures are not distributed to holders of the Trust Securities, the HIGH TIDES will remain outstanding until the repayment of the HIGH TIDES Debentures at their stated maturity and the distribution of the Liquidation Distribution to the holders of the HIGH TIDES.

     On and after the liquidation date fixed for any distribution of HIGH TIDES Debentures to holders of the Trust Securities, (i) the HIGH TIDES will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the HIGH TIDES, will receive a registered global certificate or certificates representing the HIGH TIDES Debentures to be delivered upon such distribution with respect to HIGH TIDES held by DTC or its nominee and (iii) any certificates representing HIGH TIDES not held by DTC or its nominee will be deemed to represent HIGH TIDES Debentures having a principal amount equal to the liquidation amount of such HIGH TIDES and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such HIGH TIDES until such certificates are presented to the Administrative Trustees or their agent for cancelation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such HIGH TIDES Debentures.

     There can be no assurance as to the market prices for the HIGH TIDES or the HIGH TIDES Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the HIGH TIDES that an investor may purchase, or the HIGH TIDES Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the HIGH TIDES offered hereby.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, the HIGH TIDES and Common Securities, as applicable, shall be made pro rata to the holders of HIGH TIDES and Common Securities based on the liquidation amount of the Trust Securities, provided that, if on any Distribution Date or Redemption Date any Debenture Event of Default (or an event that, with notice or passage of time, would become such an Event of Default) or an Event of Default under the Declaration shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accrued and unpaid Distributions on all of the outstanding HIGH TIDES for all Distribution periods terminating on or prior thereto, or, in the case of payment of the applicable Redemption Price, the full amount of such Redemption Price on all of the outstanding HIGH TIDES, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the applicable Redemption Price of, the HIGH TIDES then due and payable.

     In the case of any Event of Default under the Declaration resulting from a Debenture Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Declaration until the effect of all such Events of Default have been cured, waived or otherwise eliminated. Until all such Events of Default under the Declaration have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such HIGH TIDES and not on behalf of the Company as holder of the Common Securities, and only the holders of the HIGH TIDES will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under the Declaration (an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of a Debenture Event of Default (see "Description of HIGH TIDES Debentures -- Debenture Events of Default"); or

          (ii) default by the Issuer in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days (subject to the deferral of any due date in the case of a Deferral Period); or

          (iii) default by the Issuer in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Declaration (other than a covenant or warranty, a default in the performance of which or the breach of which is addressed in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Issuer Trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding HIGH TIDES, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Declaration; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

     Within ten Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the HIGH TIDES, the Administrative Trustees and the Company, as Depositor, unless such Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

     If a Debenture Event of Default (or an event that with notice or the passage of time, would become such an Event of Default) or an Event of Default under the Declaration has occurred and is continuing, the HIGH TIDES shall have a preference over the Common Securities as described above. See "-- Liquidation of the Trust and Distribution of HIGH TIDES Debentures" and "-- Subordination of Common Securities."

REMOVAL OF ISSUER TRUSTEES

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding HIGH TIDES. In no event will the holders of the HIGH TIDES have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of the Delaware Trustee or the Property Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust's property may at the time be located, the Company, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust's property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Declaration. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Declaration, provided such person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST


     The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below or as otherwise set forth in the Declaration. The Trust may, at the request of the Company, as Depositor, with the consent of the Administrative Trustees but without the consent of the holders of the HIGH TIDES, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided, however, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the HIGH TIDES or
(b) substitutes for the HIGH TIDES other securities having substantially the same terms as the HIGH TIDES (the "Successor Securities") so long as the Successor Securities rank the same as the HIGH TIDES rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges the successor entity as the holder of the HIGH TIDES Debentures, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed or traded upon notification of issuance, on any national securities exchange, national automated quotation system or other organization on which the HIGH TIDES are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the HIGH TIDES (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the HIGH TIDES (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical and limited to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that
(a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the limited liability of the holders of the HIGH TIDES (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act, (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and (ix) such merger, consolidation, amalgamation, replacement or lease is not a taxable event for holders of the HIGH TIDES. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in aggregate liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as an association taxable as a corporation (or to substantially increase the likelihood that the Trust or the successor entity would be classified as other than a grantor trust) for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION

     Except as provided below and under "Description of Guarantee -- Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the HIGH TIDES will have no voting rights.

     In addition to the rights of the holders of HIGH TIDES with respect to the enforcement of payment to the Issuer of principal of or interest on the HIGH TIDES Debentures as provided under "Description of HIGH TIDES
Debentures -- Debenture Events of Default," if (i) a Debenture Event of Default occurs and is continuing or (ii) the Company defaults under the Guarantee with respect to the HIGH TIDES (each an "Appointment Event"), then the holders of the HIGH TIDES, acting as a single class, will be entitled by a vote of a majority in aggregate stated liquidation amount of the outstanding HIGH TIDES to appoint a Special Trustee. Any holder of HIGH TIDES (other than the Company or any of its affiliates) shall be entitled to nominate any person to be appointed as Special Trustee. Not later than 30 days after such right to appoint a Special Trustee arises, the Issuer Trustees shall convene a meeting of the holders of HIGH TIDES for the purpose of appointing a Special Trustee. If the Issuer Trustees fail to convene such meeting within such 30-day period, the holders of not less than 10% of the aggregate stated liquidation amount of the outstanding HIGH TIDES will be entitled to convene such meeting. The provisions of the Declaration relating to the convening and conduct of the meetings of the holders will apply with respect to any such meeting. Any Special Trustee so appointed shall cease to be a Special Trustee if the Appointment Event pursuant to which the Special Trustee was appointed and all other Appointment Events cease to be continuing. Notwithstanding the appointment of any such Special Trustee, the Company shall retain all rights under the Indenture, including the right to defer payments of interest by extending the interest payment period as provided under "Description of HIGH TIDES Debentures -- Option to Extend Interest Payment Date." If such an extension occurs, there will be no Debenture Event of Default and, consequently, no Event of Default for failure to make any scheduled interest payment during the Deferral Period on the date originally scheduled.


     The Declaration may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities, (i) to cure any ambiguity, correct or supplement any provision in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will not be taxable as a corporation or will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the 1940 Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any such amendments of the Declaration shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may be amended by the Issuer Trustees and the Company with (i) the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding HIGH

TIDES, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the 1940 Act. In addition, without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any HIGH TIDES Debentures are held by the Trust, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the HIGH TIDES Debentures, (ii) waive any past default that is waivable under the Indenture,
(iii) exercise any right to rescind or annul a declaration that the principal of all the HIGH TIDES Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the HIGH TIDES Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding HIGH TIDES; provided, however, that where a consent under the Indenture would require the consent of each holder of HIGH TIDES Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the HIGH TIDES. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the HIGH TIDES except by subsequent vote of such holders. The Property Trustee shall notify each holder of HIGH TIDES of any notice of default with respect to the HIGH TIDES Debentures. In addition to obtaining the foregoing approvals of such holders of the HIGH TIDES, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that such action will not affect the Trust's status as a grantor trust for United States federal income tax purposes on account of such action.


     Any required approval of holders of HIGH TIDES may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of HIGH TIDES are entitled to vote to be given to each holder of record of HIGH TIDES in the manner set forth in the Declaration.


     No vote or consent of the holders of HIGH TIDES will be required for the Trust to redeem and cancel or remarket the HIGH TIDES in accordance with the Declaration.

     Notwithstanding that holders of the HIGH TIDES are entitled to vote or consent under any of the circumstances described above, any of the HIGH TIDES that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

     In the Indenture, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to payments of Distributions, amounts payable upon redemption and the liquidation amount of the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Trust) and the offering of the HIGH TIDES, and to pay any and all taxes and all costs and expenses with respect to the foregoing (other than United States withholding taxes) to which the Trust might become subject. The foregoing obligations of the Company under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company has also agreed in the Indenture to execute such additional agreement(s) as may be necessary or desirable to give full effect to the foregoing.

FORM, BOOK-ENTRY PROCEDURES AND TRANSFER

     The HIGH TIDES were offered and sold initially only to QIBs in reliance on Rule 144A. The HIGH TIDES were issued in the form of one or more fully registered global HIGH TIDES certificates (collectively, the "Global HIGH TIDES"), except as described below. The Global HIGH TIDES were deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global HIGH TIDES may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global HIGH TIDES may not be exchanged for HIGH TIDES in certificated form except in the limited circumstances described below. See "-- Certificated HIGH TIDES." In addition, a transfer of beneficial interests in the Global HIGH TIDES will be subject to the applicable rules and procedures of DTC and its direct or indirect participants which may change from time to time.

  Depositary Procedures

     DTC has advised the Trust and the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global HIGH TIDES, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of the Global HIGH TIDES and (ii) ownership of such interests in the Global HIGH TIDES will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global HIGH TIDES).

     Investors in the Global HIGH TIDES may hold their interests therein directly through DTC, if they are Participants in DTC, or indirectly through organizations which are Participants in such system. All interests in a Global HIGH TIDE will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of certain securities, such as the HIGH TIDES, that they own. Consequently, the ability to transfer beneficial interests in a Global HIGH TIDE to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global HIGH TIDE to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the HIGH TIDES, see
"-- Certificated HIGH TIDES."

     EXCEPT AS DESCRIBED BELOW, OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL HIGH TIDES ARE NOT ENTITLED TO HAVE HIGH TIDES REGISTERED IN THEIR NAMES, AND WILL NOT RECEIVE OR BE ENTITLED TO RECEIVE PHYSICAL DELIVERY OF HIGH TIDES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE DECLARATION FOR ANY PURPOSE.

     Payments in respect of the Global HIGH TIDES registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC or its nominee as the registered holder under the Declaration by wire transfer in immediately available funds on each Distribution Date. Under the terms of the Declaration, the Property Trustee will treat the persons in whose names the HIGH TIDES, including the Global HIGH TIDES, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interests in the Global HIGH TIDES, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global HIGH TIDES, or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the HIGH TIDES, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of beneficial interests in the Global HIGH TIDES, as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of HIGH TIDES represented by Global HIGH TIDES held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee or the Trust. Neither the Trust nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the HIGH TIDES, and the Trust and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Interests in the Global HIGH TIDES will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of HIGH TIDES (including, without limitation, the presentation of HIGH TIDES for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global HIGH TIDES are credited and only in respect of such portion of the aggregate liquidation amount of the HIGH TIDES represented by the Global HIGH TIDES as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Declaration, DTC reserves the right to exchange the Global HIGH TIDES for legended HIGH TIDES in certificated form and to distribute such HIGH TIDES to its Participants.

     So long as DTC or its nominee is the registered owner of the Global HIGH TIDES, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the HIGH TIDES represented by the Global HIGH TIDES for all purposes under the Declaration.

     Neither DTC nor its nominee will consent or vote with respect to the HIGH TIDES. Under its usual procedures, DTC would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of DTC or its nominee to those Participants to whose accounts the HIGH TIDES are credited on the record date (identified in a listing attached to the omnibus proxy).

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global HIGH TIDES among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust nor the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

  Certificated HIGH TIDES

     The HIGH TIDES represented by the Global HIGH TIDES are exchangeable for certificated HIGH TIDES in definitive form of like tenor as such HIGH TIDES ("Certificated HIGH TIDES") in denominations of U.S. $50.00 and integral multiples thereof if (i) DTC notifies the Company or the Issuer that it is unwilling or unable to continue as depositary for the Global HIGH TIDES or if at any time DTC ceases to be a clearing agency registered under the Exchange Act,
(ii) the Company or the Issuer in its discretion at any time determines not to have all of the HIGH TIDES evidenced by Global HIGH TIDES or (iii) a default entitling the holders of the HIGH TIDES to accelerate the maturity thereof has occurred and is continuing. Any of the HIGH TIDES that is exchangeable pursuant to the preceding sentence is exchangeable for Certificated HIGH TIDES issuable in authorized denominations and registered in such names as DTC shall direct. Subject to the foregoing, the Global HIGH TIDES are not exchangeable, except for Global HIGH TIDES of the same aggregate denomination to be registered in the name of DTC or its nominee.

PAYMENT AND PAYING AGENCY

     Payments in respect of the HIGH TIDES held in global form shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates, or, in respect of the HIGH TIDES that are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrative Trustees and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

     The Property Trustee has informed the Trust that so long as it serves as paying agent for the HIGH TIDES, it anticipates that information regarding Distributions on the HIGH TIDES, including payment date, record date and redemption information, will be made available through The Bank of New York at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Department.

REGISTRAR, CONVERSION AGENT AND TRANSFER AGENT

     The Property Trustee acts as registrar, conversion agent and transfer agent for the HIGH TIDES.

     Registration of transfers of HIGH TIDES, will be effected without charge by or on behalf of the Trust, but only upon payment in respect of any tax or other government charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer or exchange of the HIGH TIDES after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of the HIGH TIDES or the Common Securities are entitled under the Declaration to vote, then the Property Trustee shall take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS


     The Administrative Trustees are authorized and directed to: (i) conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act, (ii) take any action to cause the Trust to be classified for United States federal income tax purposes as a grantor trust, and (iii) take any action to ensure that the HIGH TIDES Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.


     Holders of the Trust Securities have no preemptive or similar rights.

     The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

                      DESCRIPTION OF HIGH TIDES DEBENTURES

     The HIGH TIDES Debentures were issued under a HIGH TIDES Debentures Indenture (the "Indenture"), between the Company and The Bank of New York, as the Debenture Trustee. The Indenture will be qualified under and will be subject to and governed by the Trust Indenture Act upon effectiveness of the Registration Statement in respect of the HIGH TIDES. See "Registration Rights." This summary of certain terms and provisions of the HIGH TIDES Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

GENERAL

     Concurrently with the issuance of the Trust Securities, the Trust invested the proceeds thereof in HIGH TIDES Debentures issued by the Company. Interest accrues on the HIGH TIDES Debentures from the date of their original issuance, at the Applicable Rate applied to the principal amount thereof, and is payable quarterly in arrears on March 15, June 15, September 15 and December 15 (each, an "Interest Payment Date"), commencing September 15, 1998, to the person in whose name each HIGH TIDES Debenture is registered, subject to certain exceptions, at the close of business on the first of each March, June, September and December next preceding the applicable Interest Payment Date. Each registered holder of HIGH TIDES on June 1, 2005 (including any holder which has tendered or is deemed to have tendered its HIGH TIDES for remarketing) shall be paid interest and Additional Amounts, if any, accrued to (but excluding) the Reset Date on June 15, 2005 (or, if such day is not a Business Day, the next succeeding Business Day). Interest and Additional Amounts, if any, accrued from and after the Reset Date to (but excluding) September 15, 2005 shall be paid on September 15, 2005 (or, if such day is not a Business Day, the next succeeding Business Day) to the person in whose name each HIGH TIDES Debenture is registered on the preceding September 1, subject to the right of the Company to initiate a Deferral Period. See "-- Option to Extend Interest Payment Date." The Applicable Rate will be 6 1/4% per annum from the date of original issuance of the HIGH TIDES to (but excluding) the Reset Date, and the Term Rate from the Reset Date and thereafter. The Applicable Rate will be increased upon a Registration Default. See "The Remarketing" and "Registration Rights." It is anticipated that, until the liquidation of the Trust, each HIGH TIDES Debenture will be registered in the name of the Trust and held by the Property Trustee for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the applicable Interest Payment Date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the Applicable Rate, compounded quarterly from the relevant Interest Payment Date. The term "interest" as used herein shall include quarterly payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Amounts, as applicable. See "-- Additional Amounts" and "Registration Rights."

     If the HIGH TIDES Debentures are distributed to the holders of the HIGH TIDES, the descriptions herein of the Remarketing of the HIGH TIDES and the conversion rights of holders of HIGH TIDES will apply mutatis mutandis to such remarketing or conversion of HIGH TIDES Debentures. See "The Remarketing," "The Remarketing Agent" and "Description of HIGH TIDES -- Conversion Rights."

     Unless previously redeemed or repurchased in accordance with the Indenture, the HIGH TIDES Debentures will mature on June 15, 2028; provided, however, that if the Final Remarketing shall fail as described under "The
Remarketing -- Effect of a Failed Remarketing," the Company will be required to redeem any outstanding HIGH TIDES Debentures on the Reset Date. See
"-- Redemption."

     The HIGH TIDES Debentures are unsecured and rank junior and subordinate in right of payment to all Senior Debt. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the HIGH TIDES to benefit indirectly from such distribution), is subject to the prior claims of creditors of such subsidiary, except to the extent that the Company may itself be recognized as a creditor of such subsidiary. Accordingly, the HIGH TIDES Debentures are subordinated to all Senior Debt and effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of HIGH TIDES Debentures should look only to the assets of the Company for payments on the HIGH TIDES Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See "Investment
Considerations -- Ranking of Obligations Under the Guarantee and the HIGH TIDES Debentures" and "-- Subordination."

OPTION TO EXTEND INTEREST PAYMENT DATE

     As long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the HIGH TIDES Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Deferral Period, provided, that no Deferral Period may extend beyond (i) the maturity (whether at June 15, 2028 or by declaration of acceleration, call for redemption or otherwise) and (ii) in the case of a Deferral Period that begins prior to the Reset Date, the Reset Date. At the end of a Deferral Period, the Company must pay all interest then accrued and unpaid on the HIGH TIDES Debentures (together with interest thereon accrued at an annual rate equal the Applicable Rate compounded quarterly from the relevant Interest Payment Date, to the extent permitted by applicable law). During a Deferral Period and for so long as the HIGH TIDES Debentures remain outstanding, interest will continue to accrue and holders of HIGH TIDES Debentures (and holders of the HIGH TIDES while HIGH TIDES are outstanding) will be required to accrue interest income (in the form of OID) for United States federal income tax purposes. Moreover, because the Reset Price exceeds the principal amount of the HIGH TIDES Debentures during the period through the Reset Date, holders will accrue OID for federal income tax purposes at a rate slightly in excess of the Initial Rate. See "United States Federal Tax Considerations -- Interest Income and Original Issue Discount."

     During any Deferral Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) other than stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the HIGH TIDES Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the HIGH TIDES Debentures (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of the Company's Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan or any other contractual obligation of the Company (other than a contractual obligation ranking pari passu with or junior to the HIGH TIDES Debentures), (e) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). A Deferral Period will terminate upon the payment by the Company of all interest then accrued and unpaid on the HIGH TIDES Debentures (together with interest thereon accrued at an annual rate equal to the Applicable Rate, compounded quarterly, to the extent permitted by applicable law). Prior to the termination of any Deferral Period, the Company may further extend such Deferral Period, provided, however, that such deferral does not cause such Deferral Period to exceed 20 consecutive quarters or to extend beyond (i) the maturity (whether at June 15, 2028 or by declaration of acceleration, call for redemption or otherwise) and (ii) in the case of a Deferral Period that begins prior to the Reset Date, the Reset Date. Upon the termination of any Deferral Period, and subject to the foregoing limitations, the Company may elect to begin a new Deferral Period. No interest shall be due and payable during a Deferral Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Deferral Period at least ten days prior to the record date for the Distributions on the HIGH TIDES that would have been payable except for the election to begin or extend such Deferral Period. The Debenture Trustee shall give notice of the Company's election to begin or extend a new Deferral Period to the holders of the HIGH TIDES Debentures. There is no limitation on the number of times that the Company may elect to begin a Deferral Period.

REDEMPTION

  Repayment at Maturity; Redemption of HIGH TIDES Debentures

     The HIGH TIDES Debentures must be repaid at their stated maturity on June 15, 2028, unless earlier redeemed. The Company has covenanted in the Indenture that it will fund such repayment with the proceeds of an offering of nonconvertible preferred securities or nonconvertible trust-preferred securities of the Company. The circumstances in which the Company may, or is required to, redeem the HIGH TIDES Debentures prior to their stated maturity are described below. Upon the repayment in full at maturity or redemption, in whole or in part, of the HIGH TIDES Debentures (other than following the distribution of the HIGH TIDES Debentures to the holders of the Trust Securities), the proceeds from such repayment or redemption shall concurrently be applied to redeem, at the applicable Redemption Price, a Like Amount of Trust Securities, upon the terms and conditions described herein. See "Description of HIGH TIDES -- Mandatory Redemption."

  Mandatory Redemption

     In the event of a Failed Final Remarketing, the Company must redeem the HIGH TIDES Debentures on the Reset Date, in whole, but not in part, at 101% of the principal amount thereof plus accrued and unpaid interest thereon to the date of redemption (the "Failed Remarketing Redemption Price"). If the Company fails to so redeem all outstanding HIGH TIDES Debentures, a Debenture Event of Default will occur. See "The Remarketing" and "-- Debenture Events of Default."

  Optional Redemption

     The Company may redeem the HIGH TIDES Debentures solely from the proceeds of a Common Stock Offering (an "Optional Redemption"), (i) in whole or in part, at any time after June 20, 2001 until (but excluding) the Tender Notification Date, at a redemption price (the "Initial Redemption Price") equal to the following prices per $50 principal amount of HIGH TIDES Debentures, plus accrued and unpaid interest thereon, if redeemed during the 12-month period ending June 15:

                                                              PRICE PER
YEAR                                                     $50 PRINCIPAL AMOUNT
----                                                     --------------------
2002...................................................        $51.5625
2003...................................................        $51.0417
2004...................................................        $50.5208
2005...................................................        $50.0000

and (ii) after the Reset Date, in accordance with the Term Call Protections, if any, established in the Remarketing (any Redemption Price so established in the Remarketing, the "Term Redemption Price" and together with the Initial Redemption Price an "Optional Redemption Price"). The Remarketing Agent will establish Term Call Protections, if any, in the Remarketing that when taken together with the Term Rate and the Term Conversion Ratio, if any, result in a price per HIGH TIDE equal to 101% of the liquidation amount thereof; provided, that the Company may not, at any time, redeem the HIGH TIDES Debentures for a price less than the aggregate principal amount thereof plus any accrued and unpaid interest thereon.

     "Common Stock Offering" means any sale or sales of Common Stock by the Company, in any manner, the closing or closings of which occur not more than 90 days prior to an Optional Redemption Notification Date.

     If the Company desires to consummate an Optional Redemption, it must cause a notice of such intent (an "Optional Redemption Notice") to be sent, within 90 days following the closing of the applicable Common Stock Offering (the "Optional Redemption Notification Date"), to each holder of HIGH TIDES Debentures (and each holder of the corresponding HIGH TIDES) to be redeemed; provided that if the Company elects to complete an Optional Redemption on an accelerated basis (an "Accelerated Redemption"), the Optional Redemption Notice must be received by such holders not later than the Business Day immediately following the Optional Redemption Notification Date. Holders of HIGH TIDES (or, if the HIGH TIDES Debentures have been distributed to the holders of the HIGH TIDES, the HIGH TIDES Debentures) may convert their HIGH TIDES (or HIGH TIDES Debentures, if applicable) called for redemption into Class A Common Stock at the Applicable Conversion Ratio prior to 5:00 p.m., New York City time, on or prior to the Optional Redemption Date.

     "Optional Redemption Date" means the date which is (i) 20 to 40 days following the Optional Redemption Notification Date, as specified in the Optional Redemption Notice (or if such date is not a Business Day, the next succeeding Business Day) or (ii) in the event that the Company decides to make an Accelerated Redemption, five Business Days following the Optional Redemption Notification Date.

     The Company may make an "Accelerated Redemption" whenever, on an Optional Redemption Notification Date, the Closing Price for the Class A Common Stock for each of the five consecutive trading days prior to such Optional Redemption Notification Date was equal to or greater than 125% of the Applicable Conversion Price.

  Tax Event Redemption

     The Company may also, under certain limited circumstances within 90 days of the occurrence and continuation of a Tax Event, redeem (a "Tax Event Redemption") the HIGH TIDES Debentures in whole, but not in part, at the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of redemption (the "Tax Event Redemption Price"). See "Description of HIGH TIDES -- Tax Event or Investment Company Event Redemption or Distribution."

     If the Company is permitted to consummate a Tax Event Redemption and it desires to do so, it must cause a notice to be mailed to each holder of HIGH TIDES and each holder of HIGH TIDES Debentures at least 30 days but not more than 60 days before the Redemption Date. In the event of a Tax Event Redemption, holders of HIGH TIDES (or, if the HIGH TIDES Debentures have been distributed to the holders of the HIGH TIDES, HIGH TIDES Debentures) may convert their HIGH TIDES (or HIGH TIDES Debentures, if applicable) called for redemption into Class A Common Stock at the Applicable Conversion Ratio prior to 5:00 p.m., New York City time, on the applicable Redemption Date.

ADDITIONAL AMOUNTS

     If (i) the Property Trustee is the sole holder of all the HIGH TIDES Debentures and (ii) the Trust is required to pay any additional taxes, duties, assessments or other governmental charges as a result of a Tax Event ("Additional Sums"), the Company will pay as additional amounts ("Additional Amounts") on the HIGH TIDES Debentures such amounts as shall be required so that the Distributions payable by the Trust in respect of the Trust Securities shall not be reduced as a result of any such Additional Sums.

RESTRICTIONS ON CERTAIN PAYMENTS

     If (i) there shall have occurred a Debenture Event of Default, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee or (iii) the Company shall have given notice of its election of a Deferral Period as provided in the Indenture and shall not have rescinded such notice, or such Deferral Period shall be continuing, the Company will covenant that it will not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) other than stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid, (b) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the HIGH TIDES Debentures or (c) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the HIGH TIDES Debentures (in each case other than (A) dividends or distributions in Common Stock of the Company, (B) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (C) payments under the Guarantee, (D) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan or any other contractual obligation of the Company (other than a contractual obligation ranking pari passu with or junior in interest to the HIGH TIDES Debentures), (E) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (F) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

MODIFICATION OF INDENTURE

     From time to time the Company and the Debenture Trustee may, without the consent of the holders of HIGH TIDES Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of HIGH TIDES Debentures or the holders of the HIGH TIDES so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of HIGH TIDES Debentures, to modify the Indenture in a manner affecting the rights of the holders of HIGH TIDES Debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding HIGH TIDES Debenture so affected, change the Reset Date or any date specified in the Indenture on which interest on, or the principal, together with any accrued and unpaid interest, of the HIGH TIDES Debentures is due and payable ("Stated Maturity") or reduce the principal amount of the HIGH TIDES Debentures, or reduce the rate or extend the time of payment of interest thereon or reduce the percentage of principal amount of HIGH TIDES Debentures the consent of whose holders is required to amend, waive or supplement the Indenture, or have certain other effects as set forth in the Indenture.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to the HIGH TIDES Debentures that has occurred and is continuing constitutes a "Debenture Event of Default":

          (i) failure for 30 days to pay any interest on the HIGH TIDES Debentures when due (subject to the deferral of any due date in the case of a Deferral Period); or

          (ii) failure to pay any principal or premium, if any, on the HIGH TIDES Debentures when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

          (iii) failure to observe or perform certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the HIGH TIDES Debentures; or

          (iv) failure by the Company to issue and deliver shares of Class A Common Stock upon an election by a holder of HIGH TIDES to convert such HIGH TIDES; or

          (v) certain events in bankruptcy, insolvency or reorganization of the Company; or

          (vi) the failure of the Company to redeem the outstanding HIGH TIDES Debentures in whole on the Reset Date in the event of a Failed Final Remarketing; or

          (vii) the failure of the Company to repay all of the outstanding HIGH TIDES Debentures on June 15, 2028 with the proceeds of the sale of nonconvertible preferred or nonconvertible trust preferred securities of the Company; or

          (viii) the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of the HIGH TIDES Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

     The holders of a majority in aggregate outstanding principal amount of the HIGH TIDES Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the HIGH TIDES Debentures may declare the principal due and payable immediately upon a Debenture Event of Default and, should the Debenture Trustee or such holders of HIGH TIDES Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the HIGH TIDES shall have such right; provided that any such declaration will not be effective until the earlier to occur of (i) ten business days after receipt by the Company and the administrative agent under the Senior Credit Agreement of written notice of such declaration and (ii) acceleration of obligations under the Senior Credit Agreement. The holders of a majority in aggregate outstanding principal amount of the HIGH TIDES Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the HIGH TIDES Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of HIGH TIDES Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the HIGH TIDES shall have such right.

     The holders of a majority in aggregate outstanding principal amount of the HIGH TIDES Debentures affected thereby may, on behalf of the holders of all the HIGH TIDES Debentures, waive any past default, except a default in the payment of principal of (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding HIGH TIDES Debenture. Should the holders of such HIGH TIDES Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the HIGH TIDES shall have such right. The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case a Debenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on the HIGH TIDES Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the HIGH TIDES Debentures; provided that any such declaration will not be effective until the earlier to occur of (i) ten business days after receipt by the Company and the administrative agent under the Senior Credit Agreement of written notice of such declaration and (ii) acceleration of obligations under the Senior Credit Agreement.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF HIGH TIDES

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the HIGH TIDES Debentures on the date such interest or principal is otherwise payable, a holder of HIGH TIDES may institute a Direct Action. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the HIGH TIDES. If the right to bring a Direct Action is removed following the effectiveness of a Shelf Registration Statement in respect of the HIGH TIDES Debentures, the Trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of HIGH TIDES by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of and interest on the HIGH TIDES Debentures, and the Company shall be subrogated to the rights of the holder of such HIGH TIDES with respect to payments on the HIGH TIDES to the extent of any payments made by the Company to such holder in any Direct Action.

     The holders of the HIGH TIDES will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the HIGH TIDES Debentures unless there shall have been an Event of Default under the Declaration. See "Description of HIGH TIDES -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Company shall not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and no person shall consolidate with or merge with or into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:
(i) in case the Company consolidates with or merges with or into another person or conveys, transfers or leases its properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any State of the United States or the District of Columbia, and such successor person expressly assumes the Company's obligations on the HIGH TIDES Debentures issued under the Indenture and shall have provided for conversion rights in accordance with Article XIII of the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) if at the time any HIGH TIDES are outstanding, such transaction is permitted under the Declaration and the Guarantee and does not give rise to any breach or violation of the Declaration or the Guarantee; and (iv) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the HIGH TIDES Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the HIGH TIDES Debentures.

SUBORDINATION

     In the Indenture, the Company has covenanted and agreed that any HIGH TIDES Debentures issued thereunder shall be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Debt will first be entitled to receive payment in full in cash of principal of (and premium, if any), interest, and all other obligations with respect to such Senior Debt before the holders of HIGH TIDES Debentures, or the Property Trustee (or any other person or entity) on behalf of the holders, will be entitled to receive or retain any payment or distribution in respect thereof.

     In the event of the acceleration of the maturity of the HIGH TIDES Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full in cash of all amounts due thereon (including any amounts due upon acceleration) before the holders of the HIGH TIDES Debentures will be entitled to receive or retain any payment or distribution in respect of the HIGH TIDES Debentures.

     In the event that the Company shall default in the payment of any principal of, premium (if any), interest on, or any other amount with respect to, any Senior Debt when the same becomes due and payable (a "payment default"), whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, and in the case of Senior Debt other than Designated Senior Debt such default continues beyond the period of grace, if any, specified in the instrument evidencing such Senior Debt, then, unless and until such default shall have been cured or waived or shall have ceased to exist or all Senior Debt shall have been paid in full in cash, no direct or indirect payment or distribution (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for or in respect of the HIGH TIDES Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the HIGH TIDES Debentures. In the event the Company shall suffer a default (other than a payment default) under any Designated Senior Debt and such default continues beyond the period of grace, if any, specified in the instrument evidencing such Designated Senior Debt, then, commencing upon the receipt by the Debenture Trustee (with a copy to the Company) of written notice of such default from the representative of the holders of such Designated Senior Debt and until such default shall have been cured or waived or shall have ceased to exist or all such Designated Senior Debt shall have been paid in full in cash, no direct or indirect payment or distribution (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for or in respect of the HIGH TIDES Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the HIGH TIDES Debentures.

     "Designated Senior Debt" means (i) any obligation under the Senior Credit Agreement and (ii) following termination of the Senior Credit Agreement, any other Senior Debt the principal amount of which is $50.0 million or more and that has been designated by the Company as "Designated Senior Debt."

     "Senior Credit Agreement" means that certain Amended and Restated Credit Agreement, dated June 19, 1998, by and among the Company, the lenders parties thereto, Credit Suisse First Boston, as a co-arranger, a co-syndication agent and the administrative agent, and NationsBanc Montgomery Securities LLC, as a co-arranger, a co-syndication agent and the documentation agent, including, without limitation, any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, amended and restated, modified, renewed, refunded, replaced or refinanced from time to time, including any agreement (i) extending or shortening the maturity of any obligation incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder and (iii) increasing the amount of credit extended, or available to be extended, thereunder.

     "Senior Debt" means (i) all obligations of the Company under the Senior Credit Agreement, including, without limitation, principal (including, without limitation, reimbursement obligations in respect of letters of credit (whether or not drawn) and obligations to cash collateralize letters of credit), premium (if any), interest (including, without limitation, interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not such interest is an allowable claim in such bankruptcy proceeding), fees, indemnifications, expenses and other amounts payable pursuant thereto, (ii) the principal of, and premium and interest, if any, on all indebtedness of the Company for money borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, (iii) all obligations to make payment pursuant to the terms of financial instruments, such as (a) securities contracts and foreign currency exchange contracts, (b) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity options contracts, and (c) similar financial instruments; except, in the case of both (ii) and (iii) above, such indebtedness and obligations that are expressly stated to rank junior in right of payment to, or pari passu in right of payment with, the HIGH TIDES Debentures, (iv) indebtedness or obligations of others of the kind described in (i), (ii) and (iii) above for the payment of which the Company is responsible or liable as guarantor or otherwise and (v) any deferrals, renewals or extensions of any such Senior Debt; provided, however, that Senior Debt shall not be deemed to include (a) any Debt of the Company which, when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, was without recourse to the Company, (b) trade accounts payable in the ordinary course of business, (c) any Debt of the Company to any of its subsidiaries, (d) Debt to any employee of the Company and (e) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such debt by the holders of the HIGH TIDES Debentures as a result of the subordination provisions of the Indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such Debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject.

     "Debt" means (i) the principal of, and premium and interest, if any, on indebtedness for money borrowed, (ii) purchase money and similar obligations,
(iii) obligations under capital leases, (iv) guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Company is responsible for the payment of such indebtedness of others, (v) renewals, extensions and refunding of any such indebtedness, (vi) interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings and (vii) obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts and similar arrangements.

     The Indenture places no limitation on the amount of Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt. At March 31, 1998, the aggregate outstanding Senior Debt of the Company was approximately $125 million ($45 million on a pro forma basis giving effect to the Ryder TRS Acquisition and the Series A Note Conversion). The Indenture also places no limitation on the Debt of the Company's subsidiaries, which rank senior in right of payment to the HIGH TIDES Debentures. As of March 31, 1998, the Company's subsidiaries had Debt and other liabilities of approximately $3.0 billion ($3.4 billion on a pro forma basis giving effect to the Ryder TRS Acquisition).

REGISTRATION AND TRANSFER

     The HIGH TIDES Debentures will be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC if, and only if, distributed to the holders of the Trust Securities. Until such time, the HIGH TIDES Debentures will remain registered in the name of and held by the Property Trustee. Should the HIGH TIDES Debentures be distributed to holders of the Trust Securities, beneficial interests in the HIGH TIDES Debentures will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC. Except as described below, HIGH TIDES Debentures in certificated form will not be issued in exchange for the global certificates.

     A global security shall be exchangeable for HIGH TIDES Debentures in certificated form registered in the names of persons other than Cede & Co. only if (i) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or it at any time DTC ceases to be a "clearing agency" registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) the Company in its sole discretion determines that such global security shall be so exchangeable or (iii) there shall have occurred and be continuing a Debenture Event of Default. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security.

     Payments on HIGH TIDES Debentures held in global form will be made to DTC, as the depositary for the HIGH TIDES Debentures. In the case of HIGH TIDES Debentures issued in certificated form, principal and interest will be payable, the transfer of the HIGH TIDES Debentures will be registrable, and HIGH TIDES Debentures will be exchangeable for HIGH TIDES Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer.

     For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of HIGH TIDES -- Form, Book-Entry Procedures and Transfer." If the HIGH TIDES Debentures are distributed to the holders of the Trust Securities upon the termination of the Trust, the form, book-entry and transfer procedures with respect to the HIGH TIDES as described under "Description of HIGH TIDES -- Form, Book-Entry Procedures and Transfer," shall apply to the HIGH TIDES Debentures mutatis mutandis.

PAYMENT AND PAYING AGENTS

     Payment of the principal of and interest on the HIGH TIDES Debentures will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made (except in the case of HIGH TIDES Debentures that are held in global form) by check mailed to each registered holder or by wire transfer. Payment of any interest on any HIGH TIDES Debenture will be made to the person in whose name such HIGH TIDES Debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest.

GOVERNING LAW

     The Indenture and the HIGH TIDES Debentures are governed by and will be construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee has and is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of HIGH TIDES Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                          DESCRIPTION OF THE GUARANTEE

     The Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the HIGH TIDES for the benefit of the holders from time to time of such HIGH TIDES. The Bank of New York acts as trustee (the "Guarantee Trustee") under the Guarantee. The Guarantee is not qualified under the Trust Indenture Act. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the HIGH TIDES.

GENERAL

     Pursuant to the Guarantee, the Company irrevocably agreed to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments to the holders of the HIGH TIDES, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the HIGH TIDES, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), are subject to the Guarantee: (i) any accrued and unpaid Distributions required to be paid on the HIGH TIDES, to the extent that the Trust has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to HIGH TIDES called for redemption, to the extent that the Trust has funds on hand available therefor at such time and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (other than in connection with the distribution of HIGH TIDES Debentures to the holders of the HIGH TIDES or the redemption of all of the HIGH TIDES) the lesser of (a) the Liquidation Distribution, to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of the HIGH TIDES upon liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the HIGH TIDES or by causing the Trust to pay such amounts to such holders.

     The Guarantee is an irrevocable guarantee on a subordinated basis of the Trust's obligations under the HIGH TIDES, although it applies only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection. If the Company does not make interest payments on the HIGH TIDES Debentures held by the Trust, the Trust will not be able to pay Distributions on the HIGH TIDES and will not have funds legally available therefor.

     The Guarantee ranks subordinate and junior in right of payment to all Senior Debt. See "-- Status of the Guarantee." Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of the holders of HIGH TIDES to benefit indirectly from any such distribution), is subject to the prior claims of creditors of such subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guarantee are effectively subordinated to all existing and future liabilities of the Company's subsidiaries, including deposits, and claimants should look only to the assets of the Company for payments thereunder. The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt, whether under any indenture that the Company may enter into in the future or otherwise.

     Taken together, the Company's obligations under the Guarantee, the Declaration, the HIGH TIDES Debentures and the Indenture, including the Company's obligation to pay the costs, expenses and other liabilities of the Trust (other than the Trust's obligations to the holders of the Trust Securities under the Trust Securities), provide, in the aggregate, a full, irrevocable and unconditional guarantee of all of the Trust's obligations under the HIGH TIDES. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the HIGH TIDES. See "Relationship Among the HIGH TIDES, the HIGH TIDES Debentures and the Guarantee."

STATUS OF THE GUARANTEE

     The Guarantee constitutes an unsecured obligation of the Company and ranks subordinate and junior in right of payment to all Senior Debt in the same manner as HIGH TIDES Debentures.

     The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee is held for the benefit of the holders of the HIGH TIDES. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the HIGH TIDES or the HIGH TIDES Debentures. The Guarantee does not place a limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of the HIGH TIDES (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of such outstanding HIGH TIDES. The manner of obtaining any such approval will be as set forth under "Description of HIGH TIDES -- Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the HIGH TIDES then outstanding.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder; provided, however, that except with respect to a default in payment of any Guarantee Payment, the Company shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in aggregate liquidation amount of the HIGH TIDES have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any holder of the HIGH TIDES may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the HIGH TIDES unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the HIGH TIDES, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of HIGH TIDES Debentures to the holders of the HIGH TIDES. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the HIGH TIDES must restore payment of any sums paid under the HIGH TIDES or the Guarantee.

GOVERNING LAW

     The Guarantee is governed by and will be construed in accordance with the laws of the State of New York.

                       RELATIONSHIP AMONG THE HIGH TIDES,
                  THE HIGH TIDES DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the HIGH TIDES (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee." Taken together, the Company's obligations under the HIGH TIDES Debentures, the Indenture, the Declaration and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the HIGH TIDES. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Securities. If and to the extent that the Company does not make payments on the HIGH TIDES Debentures, the Trust will not pay Distributions or other amounts due on the HIGH TIDES. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of HIGH TIDES is to institute a Direct Action. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior Debt.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the HIGH TIDES Debentures, such payments will be sufficient to cover Distributions and other payments due on the HIGH TIDES, primarily because (i) the aggregate principal amount or applicable Redemption Price of the HIGH TIDES Debentures will be equal to the sum of the aggregate liquidation amount or applicable Redemption Price, as applicable, of the Trust Securities; (ii) the Applicable Rate and interest and other payment dates on the HIGH TIDES Debentures will match the Distribution rate and Distributions and other payment dates for the HIGH TIDES; (iii) the Company shall pay for all costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes thereof.

     Notwithstanding anything to the contrary in the Indenture, the Company has the right to set off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, any payment under the Guarantee used to satisfy the related payment of indebtedness under the Indenture.

ENFORCEMENT RIGHTS OF HOLDERS OF HIGH TIDES

     A holder of any HIGH TIDES may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Senior Debt would not constitute a default or Event of Default under the Declaration. However, in the event of payment and certain other defaults under, or acceleration of, Senior Debt, the subordination provisions of the Indenture provide that no payments may be made in respect of the HIGH TIDES Debentures until such Senior Debt has been paid in full or such payment or other default thereunder has been cured or waived. Failure to make required payments on HIGH TIDES Debentures would constitute an Event of Default under the Declaration.

LIMITED PURPOSE OF THE TRUST

     The HIGH TIDES evidence an undivided beneficial interest in the Trust, and the Trust exists for the sole purpose of issuing the HIGH TIDES and Common Securities and investing the proceeds of the Trust Securities in HIGH TIDES Debentures.

RIGHTS UPON DISSOLUTION

     Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Trust involving the liquidation of the HIGH TIDES Debentures, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of HIGH TIDES -- Liquidation of the Trust and Distribution of HIGH TIDES Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the HIGH TIDES Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of HIGH TIDES and a holder of HIGH TIDES Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                              REGISTRATION RIGHTS


     The Company and the Trust are subject to a registration agreement with the Initial Purchasers (the "Registration Agreement") for the benefit of the holders of the HIGH TIDES wherein the Company and the Trust agreed, at the Company's sole expense, to use their best efforts to keep the Registration Statement effective and usable for two years or such other period as shall be required under Rule 144(k) of the Securities Act or any successor rule thereto or, if earlier, such time as all of the applicable HIGH TIDES, the Guarantee, the HIGH TIDES Debentures and the related Class A Common Stock issuable upon conversion of the HIGH TIDES (the "Registerable Securities") have been sold thereunder (except that the Company will be permitted to suspend the use of the Registration Statement during certain periods under certain circumstances). The Company will provide to each holder for whom the Registration Statement was filed copies of this Prospectus, notify each such holder when the Registration Statement for the Registerable Securities has become effective and take certain other actions as are required to permit unrestricted resales of the Registerable Securities. A holder that sells Registerable Securities pursuant to the Registration Statement is required to be named as a Selling Holder in the Prospectus and to deliver a Prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Agreement that are applicable to such a holder (including certain indemnification rights and obligations).



     In the event that the Company or the Trust fails to keep the Registration Statement continuously effective and usable (subject to certain exceptions) for the period required by the Registration Agreement (each such event referred to above a "Registration Default"), then the Applicable Rate at which interest will accrue on the HIGH TIDES Debentures, (including in respect of amounts accruing during any Deferral Period), and corresponding distributions will accrue on the Trust Securities, in each case from and including the day following such Registration Default to but excluding the day on which such Registration Default has been cured or has been deemed to have been cured will be increased 0.50% per annum of the principal amount or liquidation amount (the "Registration Default Rate"), as applicable, subject to certain exceptions. Following the cure of a Registration Default, the Applicable Rate will become the rate in effect immediately prior to such Registration Default.


     The Registration Agreement is governed by, and will be construed in accordance with, the laws of the State of New York. The summary herein of certain provisions of the Registration Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Agreement, a form of which is available upon request to the Company. See "Available Information."

                    UNITED STATES FEDERAL TAX CONSIDERATIONS

GENERAL

     Except as otherwise indicated in an amendment or supplement to this Prospectus, the following summary describes the material United States federal income tax consequences of the purchase, ownership, disposition, and conversion of HIGH TIDES and Class A Common Stock, and, in the opinion of King & Spalding, special tax counsel to the Company and the Trust ("Tax Counsel"), is accurate in all material respects with respect to the matters discussed therein. Unless otherwise stated, this summary deals only with HIGH TIDES and Class A Common Stock held as capital assets by U.S. Holders (as defined below). It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, or tax-exempt investors. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of HIGH TIDES or Class A Common Stock. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the HIGH TIDES or Class A Common Stock. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder (the "Treasury Regulations") and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

     As used herein, the term "U.S. Holder" means any beneficial owner of HIGH TIDES or Class A Common Stock that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury Regulations),
(iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons also will be U.S. Holders. As used herein, the term "Non-U.S. Holder" means a beneficial owner of HIGH TIDES or Class A Common Stock that is not a U.S. Holder.

     In part because of the uncertainties concerning the proper tax treatment of HIGH TIDES as discussed below, it is particularly important that each holder consult with its own tax advisor regarding the tax treatment of the potential acquisition, ownership and disposition of its HIGH TIDES. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE FEDERAL, STATE AND LOCAL INCOME, FRANCHISE, PERSONAL PROPERTY, AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE HIGH TIDES.

CLASSIFICATION OF THE TRUST AS A GRANTOR TRUST

     In the opinion of Tax Counsel, under current law, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as a partnership, an association taxable as a corporation, or a publicly traded partnership. Accordingly, for United States federal income tax purposes, each holder of HIGH TIDES generally will be considered the owner of an undivided interest in the HIGH TIDES Debentures, and each holder will be required to include in its gross income all income or gain with respect to its allocable share of those HIGH TIDES Debentures.

CLASSIFICATION OF THE HIGH TIDES DEBENTURES AS INDEBTEDNESS

     In the opinion of Tax Counsel, under current law, the HIGH TIDES Debentures will be classified for United States federal income tax purposes as indebtedness of the Company. This opinion is not binding on the Internal Revenue Service ("IRS") and, accordingly, no complete assurance can be given that the IRS will not challenge the classification of the HIGH TIDES Debentures as debt, or if the classification were challenged, that such a challenge would not be successful. The remainder of this discussion assumes that the HIGH TIDES Debentures will be classified as indebtedness of the Company for United States federal income tax purposes.

TAX TREATMENT OF HIGH TIDES DEBENTURES AS RESET BONDS

     Because no debt instrument closely comparable to the HIGH TIDES Debentures has been the subject of any Treasury Regulation, revenue ruling or judicial decision, the federal income tax treatment of debt obligations such as the HIGH TIDES Debentures is not certain. The Company intends to treat the HIGH TIDES Debentures for federal income tax purposes as being "reset bonds" under Treasury Regulations relating to variable rate debt instruments ("VRDI") (Treasury Regulation Section 1.1275-5(f)). Assuming the HIGH TIDES Debentures are reset bonds, they will be treated, solely for purposes of the OID rules of the Code, as maturing on the date immediately preceding the Reset Date for the Reset Price and, if the Remarketing Agent remarkets the HIGH TIDES, as being reissued on the Reset Date at the Reset Price.

     There can be no assurance that the IRS will agree with, or that a court would uphold, the treatment of the HIGH TIDES Debentures as reset bonds. In particular, the IRS could instead attempt to treat the HIGH TIDES Debentures as maturing at their stated maturity on June 15, 2028. If the HIGH TIDES Debentures were treated as maturing on such date, the HIGH TIDES Debentures would be treated as having contingent interest under the Treasury Regulations governing debt instruments that provide for contingent payments (the "Contingent Payment Regulations"). In that event, the Company would be required to construct a projected payment schedule for the HIGH TIDES Debentures, based on the Company's current borrowing costs for comparable noncontingent debt instruments of the Company, from which an estimated yield on the HIGH TIDES Debentures would be calculated. A U.S. Holder would be required to include in income OID in an amount equal to the product of the "adjusted issue price" of the HIGH TIDES Debentures at the beginning of each interest accrual period and the estimated yield of the HIGH TIDES Debentures and to make certain adjustments to such income accruals for differences between actual payments and projected payments. In general, the "adjusted issue price" of a HIGH TIDES Debenture would be equal to its "issue price" (the first price at which a substantial amount of the HIGH TIDES are sold to the public, ignoring sales to bond houses, brokers and similar persons acting as underwriters, placement agents or wholesalers), increased by the OID previously accrued on the HIGH TIDES Debenture, and reduced by all payments made on the HIGH TIDES Debenture. Under the Contingent Payment Regulations, during the period prior to the Reset Date, OID would accrue at a rate that is greater than the Initial Rate, and U.S. Holders would have more taxable income than the cash payable on the HIGH TIDES.

     In addition, under the Contingent Payment Regulations, U.S. Holders who sold or redeemed their HIGH TIDES would recognize ordinary loss or reduced gain at that time to reflect any excess of prior OID accruals over actual interest payments received. U.S. Holders who retain their HIGH TIDES following the Reset Date would reduce their OID accruals after that date to reflect any such excess prior to the Reset Date. Furthermore, under the Contingent Payment Regulations, any gain realized with respect to the HIGH TIDES would generally be treated as ordinary income; any loss realized would generally be treated as ordinary loss to the extent of the U.S. Holder's prior ordinary income inclusions with respect to the HIGH TIDES, and any additional loss would be capital loss.

     The following discussion assumes the HIGH TIDES Debentures are properly treated as reset bonds rather than as contingent payment debt instruments.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Because the Company has the option, under the terms of the HIGH TIDES Debentures, to defer payments of interest by extending interest payment periods for up to 20 consecutive quarters, the Company will treat the HIGH TIDES Debentures as having been issued with OID. As a result, U.S. Holders of HIGH TIDES will be required to include in income their allocable share of the OID accrued by the Trust with respect to the HIGH TIDES Debentures on an economic accrual basis over the period of time that the HIGH

TIDES (and underlying allocable share of the HIGH TIDES Debentures) are held, regardless of their regular methods of tax accounting and regardless of whether interest has been paid on the HIGH TIDES Debentures or distributions are made on the HIGH TIDES. Assuming that the HIGH TIDES Debentures are treated as reset bonds (as discussed above), the total OID that will accrue during the period up to the day before the Reset Date will be equal to the excess of (i) the sum of
(A) the Reset Price, plus (B) the total stated interest payments called for under the HIGH TIDES Debentures prior to the Reset Date, over (ii) the issue price of the HIGH TIDES Debentures. Because the Reset Price exceeds the principal amount of the HIGH TIDES Debentures, during the period through the Reset Date U.S. Holders will accrue OID at a rate slightly in excess of the Initial Rate.

     Actual distributions of stated interest will not be separately reported as taxable income. Any OID included in income will increase the U.S. Holder's tax basis in the HIGH TIDES and the U.S. Holder's actual receipt of interest payments will reduce such basis. If the Company were to exercise its option to defer payments of stated interest on the HIGH TIDES Debentures, U.S. Holders of HIGH TIDES would continue to accrue OID income even though the Company would not be making any actual cash payments during the Deferral Period.

     Because the income underlying the HIGH TIDES will not be characterized as dividends for federal income tax purposes, corporate holders of the HIGH TIDES will not be entitled to a dividends received deduction for any income recognized with respect to the HIGH TIDES.

ACQUISITION PREMIUM; PREMIUM

     A U.S. Holder that purchases a HIGH TIDE will be considered to have purchased the underlying HIGH TIDE Debenture at an "acquisition premium" if such U.S. Holder's adjusted basis in the HIGH TIDE immediately after the purchase is
(i) greater than the adjusted issue price of the underlying HIGH TIDE Debenture as of the purchase date and (ii) less than or equal to the sum of all amounts payable on the underlying HIGH TIDE Debenture after the purchase date. Under the acquisition premium rules, the amount of OID which such U.S. Holder must include in its gross income for any taxable year (or portion thereof in which the U.S. Holder holds the HIGH TIDES) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

     A U.S. Holder who purchases a HIGH TIDE will be considered to have purchased the underlying HIGH TIDE Debenture at a "premium" if such U.S. Holder's adjusted basis in the HIGH TIDE immediately after the purchase is greater than the sum of all amounts payable on the underlying HIGH TIDE Debenture after the purchase date. A U.S. Holder that purchases a HIGH TIDE at a "premium" will not include any OID in gross income.

MARKET DISCOUNT

     A U.S. Holder who purchases a HIGH TIDE will be considered to have purchased the underlying HIGH TIDE Debenture at a "market discount" if such U.S. Holder's adjusted basis in the HIGH TIDE immediately after the purchase is less than the adjusted issue price of the underlying HIGH TIDE Debenture as of the purchase date, unless such market discount is less than a specified de minimis amount (generally 1/4 of 1 percent of the adjusted issue price of the HIGH TIDE Debenture as of the purchase date multiplied by its weighted average maturity as of such date).

     Under the market discount rules, a U.S. Holder will be required to treat any gain realized on the sale, exchange, retirement or other disposition of the HIGH TIDES as ordinary income to the extent of the lesser of (i) the amount of such realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on the underlying HIGH TIDES Debentures at the time of such disposition. Market discount will be considered to accrue ratably, unless the U.S. Holder elects to accrue market discount on a constant yield basis. Once made, such an election is irrevocable.

     A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry HIGH TIDES with market discount until the maturity of the HIGH TIDES Debentures or certain earlier dispositions. A current deduction is only allowed to the extent the interest expense exceeds the portion of market discount allocable to the days during the taxable year in which the HIGH TIDES were held by the taxpayer. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the HIGH TIDES and the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for federal income tax purposes. Such an election will apply to all debt instruments with market discount acquired by the holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS.

RECEIPT OF HIGH TIDES DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

     Under certain circumstances, as described under the caption "Description of HIGH TIDES -- Tax Event or Investment Company Event Redemption or Distribution," HIGH TIDES Debentures may be distributed to holders in exchange for the HIGH TIDES and in liquidation of the Trust. Under current law, such a distribution to holders, for United States federal income tax purposes, would be treated as a nontaxable event to each U.S. Holder, and each U.S. Holder would receive an aggregate tax basis in the HIGH TIDES Debentures equal to such U.S. Holder's aggregate tax basis in its HIGH TIDES. A U.S. Holder's holding period in the HIGH TIDES Debentures so received in liquidation of the Trust would include the period during which the HIGH TIDES were held by such U.S. Holder. If, however, the exchange is caused by a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to U.S. Holders of the HIGH TIDES.

     Under certain circumstances described herein (see "Description of HIGH TIDES"), the HIGH TIDES Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their HIGH TIDES. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed HIGH TIDES as to U.S. Holders, and a U.S. Holder would recognize gain or loss as if it sold such redeemed HIGH TIDES for cash. See "-- Sale of HIGH TIDES."

SALE OF HIGH TIDES

     A U.S. Holder that sells HIGH TIDES will recognize capital gain or loss equal to the difference between the amount realized on the sale of the HIGH TIDES and the holder's adjusted tax basis in such HIGH TIDES. A U.S. Holder's adjusted tax basis in the HIGH TIDES generally will be its initial purchase price, increased by any OID included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income), and decreased by payments received on the HIGH TIDES. In the case of a U.S. Holder other than a corporation, the maximum marginal federal income tax rate applicable to such gain will be lower than the maximum marginal federal income tax rate applicable to ordinary income if such holder's holding period for such HIGH TIDES exceeds one year.

     A U.S. Holder who disposes of its HIGH TIDES between record dates for payments of distributions thereon will be required to include OID on the HIGH TIDES Debentures through the date of disposition in income as ordinary income, and to add such amount to its adjusted tax basis in the HIGH TIDES. To the extent the selling price is less than the U.S. Holder's adjusted tax basis (which basis will include OID previously included in income, less interest payments actually received), a U.S. Holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

CONVERSION OF HIGH TIDES INTO CLASS A COMMON STOCK

     A U.S. Holder of HIGH TIDES will not recognize income, gain or loss upon the conversion, through the conversion agent, of HIGH TIDES Debentures into Class A Common Stock (although the holder will be required to continue to accrue any OID through the date of conversion). The U.S. Holder will recognize gain upon the receipt of cash in lieu of a fractional share of Class A Common Stock equal to the amount of cash received less the holder's tax basis in such fractional share. A U.S. Holder's tax basis in the Class A Common Stock received upon conversion would generally be equal to the U.S. Holder's tax basis in the HIGH TIDES delivered to the conversion agent for exchange less the basis allocated to any fractional share for which cash is received, and a U.S. Holder's holding period in the Class A Common Stock received upon conversion would generally include the period during which the HIGH TIDES were held by such U.S. Holder.

DIVIDENDS

     The amount of any distribution by the Company in respect of Class A Common Stock will be equal to the amount of cash and the fair market value, on the date of distribution, of any property distributed. Generally, distributions will be treated as a dividend, subject to tax as ordinary income, to the extent of the Company's current or accumulated earnings and profits, then as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the Class A Common Stock and thereafter as gain from the sale or exchange of such stock (as described below).

     In general, a dividend distribution to a corporate U.S. Holder will qualify for the 70% dividends received deduction if the U.S. Holder owns less than 20% of the voting power and value of the Company's stock (other than any non-voting, non-convertible, non-participating preferred stock). A corporate U.S. Holder that owns 20% or more of the voting power and value of the Company's stock (other than any non-voting, non-convertible, non-participating preferred stock) generally will qualify for an 80% dividends received deduction. The dividends received deduction is subject to certain holding period, taxable income and other limitations.

SALE OF CLASS A COMMON STOCK

     Upon the sale or exchange of Class A Common Stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or exchange and (ii) such U.S. Holder's adjusted tax basis in the Class A Common Stock. In the case of a U.S. Holder other than a corporation, the maximum marginal federal income tax rate applicable to such gain will be lower than the maximum marginal federal income tax rate applicable to ordinary income if such holder's holding period for such Class A Common Stock exceeds one year. A U.S. Holder's basis and holding period in Class A Common Stock received upon conversion of HIGH TIDES are determined as discussed above under "-- Conversion of HIGH TIDES into Class A Common Stock."

ADJUSTMENT OF CONVERSION PRICE

     Treasury Regulations promulgated under Section 305 of the Code would treat holders of HIGH TIDES as having received a constructive distribution from the Company in the event the Applicable Conversion Ratio of the HIGH TIDES Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the amount of Class A Common Stock into which the HIGH TIDES Debentures are convertible) of the holders of the HIGH TIDES in the assets or earnings and profits of Company were increased, and (ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the Applicable Conversion Ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the Class A Common Stock. Thus, under certain circumstances, a reduction in the conversion price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of the Company. Holders of the HIGH TIDES would be required to include their allocable share of such deemed dividend income in gross income but will not receive any cash related thereto.

     In addition, the Company will take the position that the adjustment to the Initial Conversion Ratio in connection with the Remarketing will constitute an "isolated" recapitalization for federal income tax purposes and, therefore, not be deemed a constructive dividend under Section 305. However, the IRS might contend that any increase in such Initial Conversion Ratio on the Reset Date is a constructive dividend to holders of the HIGH TIDES who hold the HIGH TIDES immediately before the Reset Date and that any decrease in such Initial Conversion Ratio on the Reset Date (or elimination of the conversion feature on the Reset Date) is a constructive dividend to all holders of Class A Common Stock at that time. In each case, the amount of the constructive dividend would be the fair market value on the Reset Date of the number of shares of Class A Common Stock which, if actually distributed to holders of HIGH TIDES (in the case of an increase in the Initial Conversion Ratio) or to holders of the Class A Common Stock (in the case of a decrease in the Initial Conversion Ratio or elimination of convertibility of HIGH TIDES), would produce the same increase in the proportionate interests of such holders in the assets or earnings and profits of the Company as that produced by the adjustment. The aggregate deemed dividend is limited to the current or accumulated earnings and profits of the Company. Holders of the HIGH TIDES would be required to include any such constructive dividend to them in gross income but would not receive any cash related thereto.

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

     In general, information reporting requirements will apply to payments of principal, premium, if any, and interest on a HIGH TIDE, payments of dividends on Class A Common Stock, payments of the proceeds of the sale of a HIGH TIDE and payments of the proceeds of the sale of Class A Common Stock, and a 31% backup withholding tax may apply to such payments if the U.S. Holder (i) fails to furnish or certify his correct taxpayer identification number to the payor in the manner required, (ii) is notified by the IRS that he has failed to report payments of interest and dividends properly, or (iii) under certain circumstances, fails to certify that he has not been notified by the IRS that he is subject to backup withholding for failure to report interest and dividend payments. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's United States federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

NON-U.S. HOLDERS

     The rules governing United States federal income taxation of a beneficial owner of HIGH TIDES or Class A Common Stock that, for United States federal income tax purposes, is a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. NON-U.S. HOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX LAWS, AS WELL AS TREATIES, WITH REGARD TO AN INVESTMENT IN THE HIGH TIDES AND CLASS A COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

  Interest Income and Original Issue Discount

     Generally, interest income (or OID) of a Non-U.S. Holder that is not effectively connected with a United States trade or business will be subject to a withholding tax at a 30% rate (or, if applicable, a lower tax rate specified by a treaty). However, interest income (or OID) earned on the HIGH TIDES Debentures by a Non-U.S. Holder will qualify for the "portfolio interest" exemption and therefore will not be subject to United States federal income tax or withholding tax, provided that such interest income is not effectively connected with a United States trade or business of the Non-U.S. Holder and provided that (i) the Non-U.S. Holder does not actually or constructively (including by virtue of its interest in the underlying HIGH TIDES Debentures) own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote (ii) the Non-U.S. Holder is not a controlled foreign corporation that is related to the Company through stock ownership,
(iii) the Non-U.S. Holder is not a bank which acquired the HIGH TIDES in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business and (iv) either (A) the Non-U.S. Holder certifies to the Trust or its agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customer' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds HIGH TIDES in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof.

     Recently finalized Treasury Regulations would modify the certification requirements on payments of interest made after December 31, 1998. In Notice 98-16, the IRS announced that the Treasury Department and the IRS intend to amend these regulations by delaying the effective date, so that the regulations will apply to payments made after December 31, 1999, subject to certain transition rules. Prospective investors should consult their own tax advisors as to the effect, if any, of the final regulations and Notice 98-16 on their purchase, ownership and disposition of the HIGH TIDES and Class A Common Stock.

     Except to the extent that an applicable treaty otherwise provides, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest (or OID) if the interest (or OID) income is effectively connected with a United States trade or business of the Non-U.S. Holder. Effectively connected interest (or OID) received or accrued by a corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional "branch profits" tax at a 30% rate (or, if applicable, a lower tax rate specified by a treaty). Even though such effectively connected interest (or
OID) is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the holder delivers a properly executed IRS Form 4224 (or successor form) to the payor.

  Sale, Exchange or Redemption of HIGH TIDES

     A Non-U.S. Holder of HIGH TIDES generally will not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange or redemption of the HIGH TIDES (including the receipt of cash in lieu of fractional shares upon conversion of HIGH TIDES into Class A Common Stock) unless (i) the gain is effectively connected with a United States trade or business of the Non-U.S. Holder, (ii) in the case of a Non-U.S. Holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and either such holder has a "tax home" in the United States or the disposition is attributable to an office or other fixed place of business maintained by such holder in the United States, or (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of the Code applicable to certain United States expatriates.

  Conversion of HIGH TIDES

     In general, no United States federal income tax or withholding tax will be imposed upon the conversion of HIGH TIDES into Class A Common Stock by a Non-U.S. Holder (except with respect to the Non-U.S. Holder's receipt of cash in lieu of fractional shares) where one of the conditions described above under "-- Non-U.S. Holders -- Sale, Exchange or Redemption of HIGH TIDES" is satisfied.

  Sale or Exchange of Class A Common Stock

     A Non-U.S. Holder generally will not be subject to United States federal income tax or withholding tax on the sale or exchange of Class A Common Stock unless one of the conditions described above under "-- Non-U.S. Holders -- Sale, Exchange or Redemption of HIGH TIDES" is satisfied.

  Dividends

     Distributions by the Company with respect to the Class A Common Stock that are treated as dividends paid (or deemed paid), as described above under "-- Dividends" to a Non-U.S. Holder (excluding dividends that are effectively connected with the conduct of a United States trade or business by such holder and are taxable as described below), will be subject to United States federal withholding tax at a 30% rate (or a lower rate provided under any applicable income tax treaty). Except to the extent that an applicable tax treaty otherwise provides, a Non-U.S. Holder will be taxed in the same manner as a U.S. Holder on dividends paid (or deemed paid) that are effectively connected with the conduct of a United States trade or business by the Non-U.S. Holder. If such Non-U.S. Holder is a foreign corporation, it may also be subject to a United States branch profits tax on such effectively connected income at a 30% rate (or such lower rate as may be specified by an applicable tax treaty). Even though such effectively connected dividends are subject to income tax, and may be subject to the branch profits tax, they will not be subject to U.S. withholding tax if the holder delivers a properly executed IRS Form 4224 (or successor form) to the payor.

     Under current Treasury Regulations, dividends paid to an address in a foreign country are presumed to be paid to a resident of that country (unless the payor has knowledge to the contrary) for purposes of the 30% withholding discussed above and for purposes of determining the applicability of a tax treaty rate. Under recently issued Treasury Regulations, however, Non-U.S. Holders of Class A Common Stock who wish to claim the benefit of an applicable treaty rate would be required to satisfy certain certification requirements. Based on IRS Notice 98-16, the new regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors should consult their own tax advisors as to the effect, if any, of the final regulations and Notice 98-16 on their purchase, ownership and disposition of the HIGH TIDES and Class A Common Stock.

  Certain United States Federal Estate Tax Considerations Applicable to a Non-U.S. Holder

     HIGH TIDES held by an individual who is a Non-U.S. Holder at the time of death will not be includable in the decedent's gross estate for United States federal estate tax purposes, provided that such holder or beneficial owner did not at the time of death actually or constructively (including by virtue of its interest in the underlying HIGH TIDES Debentures) own 10% or more of the combined voting power of all classes of stock of the Company entitled to vote, and provided that at the time of death, payments with respect to such HIGH TIDES would not have been effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States.

     Class A Common Stock actually or beneficially held (other than through a foreign corporation) by a Non-U.S. Holder at the time of his or her death (or previously transferred subject to certain retained rights or powers) will be subject to United States federal estate tax unless otherwise provided by an applicable estate tax treaty.

  Information Reporting and Backup Withholding Tax

     United States information reporting requirements and backup withholding tax will not apply to payments on HIGH TIDES to a Non-U.S. Holder if the statement described in "-- Non-U.S. Holders -- Interest Income and Original Issue Discount" is duly provided by such holder, provided that the payor does not have actual knowledge that the holder is a U.S. Holder.

     Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of HIGH TIDES, or any payment of the proceeds of the sale of Class A Common Stock effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations), unless such broker (i) is a United States person, (ii) is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or (iii) is a controlled foreign corporation for United States federal income tax purposes. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii) or (iii) of the preceding sentence will not be subject to backup withholding tax, but will be subject to information reporting requirements, unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements unless the beneficial owner of the HIGH TIDES provides the statement described in "-- Non-U.S. Holders -- Interest Income and Original Issue Discount" or otherwise establishes an exemption.

     If paid to an address outside the United States, dividends on Class A Common Stock held by a Non-U.S. Holder generally will not be subject to the information reporting and backup withholding requirements described in this section. However, under recently issued Treasury Regulations, dividend payments will be subject to information reporting and backup withholding unless certain certification requirements are satisfied. Based on IRS Notice 98-16, the new regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors should consult their own tax advisors as to the effect, if any, of the final regulations and Notice 98-16 on their purchase, ownership and disposition of the HIGH TIDES and Class A Common Stock.

  Foreign Investment in Real Property Tax Act

     Under the Foreign Investment in Real Property Tax Act ("FIRPTA"), any person who acquires a "United States real property interest" (as described below) from a foreign person must deduct and withhold a tax equal to 10% of the amount realized by the foreign transferor. In addition, a foreign person who disposes of a United States real property interest generally is required to recognize gain or loss that is subject to United States federal income tax. A "United States real property interest" generally includes any interest (other than an interest solely as a creditor) in a United States corporation unless it is established under specific procedures that the corporation is not (and was not for the prior five-year period) a "United States real property holding corporation." The Company does not believe that it is or has been a United States real property holding corporation as of the date hereof, and does not expect to become a United States real property holding corporation in the future (although there can be no assurance that this future expectation will be accurate). Moreover, even if the Company becomes a United States real property holding corporation, so long as the Company's stock is regularly traded on an established securities market, an exemption should apply to the HIGH TIDES and the Class A Common Stock except with respect to a Non-U.S. Holder whose beneficial ownership of HIGH TIDES or Class A Common Stock exceeds 5% of the total fair market value of the Class A Common Stock.

     Any investor that may approach or exceed the 5% ownership threshold discussed above, either alone or in conjunction with related persons, should consult its own tax advisor concerning the United States tax consequences that may result. A Non-U.S. Holder who sells or otherwise disposes of HIGH TIDES or Class A Common Stock may be required to inform its transferee whether such HIGH TIDES or Class A Common Stock constitute a United States real property interest.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE HIGH TIDES AND CLASS A COMMON STOCK, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                          CERTAIN ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, that are subject to ERISA and the Code (all of which are hereinafter referred to as "ERISA Plans") and on persons who are fiduciaries with respect to such ERISA Plans. In accordance with ERISA's general fiduciary standards, before investing in HIGH TIDES, an ERISA Plan fiduciary should determine whether such an investment is permitted under the governing ERISA Plan instruments and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the ERISA Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Accordingly, any ERISA Plan with respect to which the Company or any of its affiliates would be considered a party in interest or a disqualified person should not purchase HIGH TIDES.

     In addition, under United States Department of Labor Regulation Section 2510.3-101 (the "Regulation"), if immediately after any acquisition of HIGH TIDES, 25% or more of the value of the HIGH TIDES is held by ERISA Plans, employee benefit plans not subject to ERISA (for example, governmental plans) and entities whose underlying assets include plan assets by reason of a plan's investment in the entity, then the assets of the Issuer (including the HIGH TIDES Debentures) would be treated as assets of ERISA Plans holding HIGH TIDES, unless another exemption or exception applied. In such event, the persons providing services with respect to the assets of the Trust may be subject to the fiduciary responsibility provisions of

Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving such assets. In order to avoid certain prohibited transactions that might otherwise arise in connection with the Trust assets, each investing ERISA Plan, by its purchase of HIGH TIDES, will be deemed to have directed the Trustee to purchase HIGH TIDES Debentures and to have approved all of the documents relating to the Trust assets. Moreover, the holders of HIGH TIDES will have the right to direct the Property Trustee as to the exercise of remedies in connection with any Event of Default.

     ANY ERISA PLAN PROPOSING TO PURCHASE HIGH TIDES SHOULD CONSULT WITH ITS COUNSEL REGARDING THE APPLICATION OF ERISA, THE CODE AND THE REGULATION WITH RESPECT TO INVESTMENT IN HIGH TIDES.

                      DESCRIPTION OF COMPANY CAPITAL STOCK


     The authorized capital stock of the Company consists of 70,000,000 shares of the Class A Common Stock, 2,500,000 shares of the Class B Common Stock, and 250,000 shares of the preferred stock, $.01 par value per share (the "Preferred Stock"). As of September 2, 1998, there were outstanding 34,020,309 shares of the Class A Common Stock, 1,936,600 shares of the Class B Common Stock and no shares of the Preferred Stock. All the outstanding shares of Class B Common Stock are held by the principal executive officers of the Company.


CLASS A COMMON STOCK AND CLASS B COMMON STOCK

  Voting Rights

     Each share of the Class A Common Stock is entitled to one vote and each share of the Class B Common Stock is entitled to ten votes on all matters submitted to a vote of the stockholders. The Class A Common Stock and the Class B Common Stock vote together as a single class on all matters presented for a vote of the stockholders, except as noted below and as provided under the Delaware General Corporation Law. The holders of the Class B Common Stock have, together with the Class A Common Stock owned by such individuals greater than 40% of the combined voting power of the outstanding Class A and Class B Common Stock. As a result, these holders are able to exert substantial influence over the election of the Company's Board of Directors, thereby ensuring that members elected by them will continue to direct the business, policies and management of the Company.

     The Company's Amended and Restated Certificate of Incorporation requires a vote of 60% of the number of shares of the Class B Common Stock outstanding, voting separately as a class, and a majority of the shares of the Class A Common Stock, voting separately as a class, to approve any modification to the rights and privileges of the Class A Common Stock or the Class B Common Stock or any reclassification or recapitalization of the Company's outstanding capital stock.

  Dividends

     Each share of the Class A Common Stock is entitled to receive dividends if, as and when declared by the Board of Directors of the Company out of funds legally available therefor. Identical dividends, if any, must be paid on both the Class A Common Stock and the Class B Common Stock at any time that dividends are paid on either, except that stock dividends payable on shares of the Class B Common Stock are payable only in shares of the Class B Common Stock and stock dividends payable on shares of the Class A Common Stock are payable only in shares of the Class A Common Stock. If a dividend or distribution payable in the Class A Common Stock is made on the Class A Common Stock, the Company must also make a pro rata and simultaneous dividend or distribution of shares of Class B Common Stock on the Class B Common Stock. If a dividend or distribution payable in Class B Common Stock is made on the Class B Common Stock, the Company must also make a pro rata and simultaneous dividend or distribution of shares of Class A Common Stock on the Class A Common Stock.

  Convertibility

     Each share of the Class B Common Stock is convertible at any time at the option of the holder into the Class A Common Stock on a share-for-share basis. Shares of the Class B Common Stock will be automatically converted into shares of the Class A Common Stock on a share-for-share basis in the event that the record or beneficial ownership of such shares of the Class B Common Stock is transferred (including, without limitation, by way of gift, settlement, will or intestacy) to any person or entity that was not a holder of Class B Common Stock at the time of transfer. Therefore, the shares of Class B Common Stock will only exist so long as they are held by one or more of the principal executive officers of the Company. Shares of the Class A Common Stock are not convertible.

  Liquidation Rights

     In the event of the dissolution of the Company, after satisfaction of amounts payable to creditors and distribution to the holders of outstanding Preferred Stock, if any, of amounts to which they may be preferentially entitled, holders of the Class A Common Stock and the Class B Common Stock are entitled to share ratably in the assets available for distribution to the stockholders.

  Other Provisions

     There are no preemptive rights to subscribe for any additional securities which the Company may issue and there are no redemption provisions or sinking fund provisions applicable to the Class A Common Stock or the Class B Common Stock, nor is either class subject to calls or assessments by the Company. All outstanding shares of Common Stock are, and all shares of Class A Common Stock to be outstanding upon conversion of the HIGH TIDES will be, legally issued, fully paid and nonassessable.

PREFERRED STOCK

     The Board of Directors of the Company has the authority, without further action by the stockholders, to cause the Company to issue up to 250,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any unissued shares of Preferred Stock and to fix the number of shares comprising any series and the designations of such series. The issuance of Preferred Stock, while providing flexibility in connection with possible financings, acquisitions and other corporate transactions, could, among other things, adversely affect the voting power of the holders of Common Stock and, under certain circumstances, make it more difficult for a third party to gain control of the Company, deny stockholders the receipt of a premium on their Common Stock and have an adverse effect on market price of the Common Stock.

CONVERTIBLE NOTES

     In April 1997, the Company issued $45.0 million aggregate principal amount of Series B Convertible Notes. The Series B Convertible Notes are convertible, at the option of the holders, into Class A Common Stock at a conversion price of $27.96 per share. The outstanding Series B Convertible Notes are convertible into an aggregate of 1,609,436 shares of Class A Common Stock.

BYLAW PROVISIONS

     The Company's Bylaws provide that special meetings of the stockholders may be called only by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Company, or by one or more stockholders holding shares entitled to cast not less than a majority of the aggregate votes entitled to be cast at such meeting. The Bylaws also provide that any action which may be taken at any meeting of stockholders may be taken without a meeting and without prior notice if written consents approving the action are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to take such action at a meeting of stockholders. Further, directors may only be removed for cause by vote of the record holders of a majority of the combined voting power of the Common Stock. These provisions will make it more difficult for a third party to gain control of the Company.

INDEMNIFICATION MATTERS

     As permitted by the Delaware General Corporation Law, the Company's Amended and Restated Certificate of Incorporation provides that directors of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends, distributions and repurchases or redemptions of stock, or (iv) for any transaction from which the director derives an improper personal benefit. The Company's Bylaws provide that the Company shall indemnify its directors, officers, employees and other agents, to the fullest extent provided by Delaware law. The Company has also entered into indemnification agreements with certain of its executive officers and directors. The indemnification agreements require the Company, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company maintains directors' and officers' insurance against certain liabilities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the arrangements described above, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     At present, there is no pending material litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification will be required or permitted.

SECTION 203

     The Company is subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly held Delaware corporation from consummating a "business combination", except under certain circumstances, with an "interested stockholder" for a period of three years after the date such person became an "interested stockholder" unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers of the corporation and certain shares held by employee stock plans); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder. An "interested stockholder" generally is defined as a person who, together with affiliates and associates, owns (or, within the prior three years, owned) 15% or more of a corporation's outstanding voting stock. A "business combination" includes mergers, asset sales and certain other transactions resulting in a financial benefit to an interested stockholder.

TRANSFER AGENT

     The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services.

                                SELLING HOLDERS

     The HIGH TIDES were originally issued by the Trust and sold by Credit Suisse First Boston Corporation, Goldman, Sachs & Co., J.P. Morgan Securities Inc., ABN AMRO Incorporated, BT Alex. Brown Incorporated, McDonald & Company Securities, Inc. and NationsBanc Montgomery Securities LLC (the "Initial Purchasers") in a transaction exempt from the registration requirements of the Securities Act, to persons reasonably believed by such Initial Purchasers to be "qualified institutional buyers" (as defined in Rule 144A under the Securities
Act). The Selling Holders may from time to time offer and sell pursuant to this Prospectus any or all of the HIGH TIDES, the HIGH TIDES Debentures, Class A Common Stock issued upon conversion of the HIGH TIDES and the associated Guarantee. The term "Selling Holder" includes the holders listed below and the beneficial owners of the HIGH TIDES and their transferees, pledgees, donees and other successors. The Offered Securities have been registered pursuant to the Registration Agreement. See "Registration Rights."

     The Offered Securities have been registered pursuant to the Registration Agreement which provides that the Company use its best efforts to keep the Registration Statement effective and useable for two years or such earlier date as of which all the Offered Securities have been sold pursuant to the Prospectus which forms part of the Registration Statement.



     The following table sets forth information with respect to the Selling Holders of the HIGH TIDES and the respective number of HIGH TIDES beneficially owned by each Selling Holder that may be offered pursuant to this Prospectus. Such information has been obtained from the Selling Holders. Except as otherwise indicated, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their securities.



                                                              NUMBER OF
SELLING HOLDER                                                HIGH TIDES
--------------                                                ----------
ABN -- AMRO Incorporated....................................     30,800
Allstate Insurance Company..................................     46,700
American Travelers Life Insurance Company -- Convertible....      6,500
Baron Asset Fund............................................    400,000
Bond Fund Series -- Oppenheimer Convertible Securities
  Fund......................................................    104,000
BT Alex. Brown Inc. ........................................     20,000
Cede & Co. .................................................    135,000
Century National Insurance Company..........................     11,200
Chartwell Dividend & Income Fund............................     25,000
Chrysler Insurance Company -- Total Return..................        800
Chrysler Corporation Master Retirement Trust................     52,700
Combined Insurance Company of America.......................     17,200
Conseco Health Insurance Co. -- Convertible.................      6,500
Continental Casualty Company................................     30,000
Credit Suisse First Boston Corporation......................    627,135
Delta Air Lines Master Trust................................     22,700
Fundamental Investors, Inc..................................    300,000
GPZ Trading LLC.............................................     77,500
Great American Reserve Insurance Co. -- Convertible.........      7,000
IBM Retirement Fund.........................................    130,000
The Income Fund of America, Inc. ...........................    600,000
John Hancock Mutual Life Insurance Company..................    340,000
John Hancock Variable Life Insurance Company................     60,000
Lincoln National Convertible Securities Fund................     27,135
Lipper Convertibles, L.P. ..................................    582,206
Louisiana's Sheriffs Pension & Relief Fund..................     50,000
MCI Pension Fund -- Glickenhaus.............................     30,000
McMahan Securities Company, L.P. ...........................      4,000
MFS Series Trust V -- MFS Total Return Fund.................     40,000
Morgan Stanley Dean Witter Convertible Securities Trust.....     40,000
NationsBanc Montgomery Securities, LLC......................     46,800
New York Life Insurance & Annuity Corporation...............     50,000
New York Life Insurance Company.............................    350,000
The Northwestern Mutual Life Insurance Company..............     90,000
OCM Convertible Trust.......................................     64,000
Offense Group Associates, L.P. .............................     45,000
Oppenheimer Millennium Funds p/c for the Oppenheimer
  Millennium Income and Growth Fund.........................      1,000
Oppenheimer Multiple Strategies Fund........................     40,000
Oppenheimer Variable Account Funds for the Oppenheimer
  Multiple Strategies Fund..................................     20,000

                                                              NUMBER OF
SELLING HOLDER                                                HIGH TIDES
--------------                                                ----------
Paloma Securities L.L.C. ...................................    250,000
Raytheon Company Master Pension Trust.......................     26,900
Rio Hondo Memorial Foundation...............................      8,000
Scudder Kemper Investments..................................      5,000
Sequa Corp M/T Glickenhaus & Co. ...........................     10,000
Smith Barney Convertible Fund...............................     30,000
State Employees' Retirement Fund of the State of Delaware...     19,000
State of Connecticut Combined Investment Funds..............     65,500
Teachers Insurance and Annuity Association of America.......     80,000
Third Avenue High Yield Fund................................      6,000
The Travelers Indemnity Company.............................     57,161
The Travelers Insurance Company.............................     36,547
The Travelers Insurance Company, separate Account TLAC......      4,292
Travelers Series Trust Convertible Bond Portfolio...........      2,000
Vanguard Convertible Securities Fund, Inc...................     47,900
Walker Art Center...........................................      3,530
Any Other Holder of High Tides or Future Transferee from any
  such Holder...............................................    817,294
                                                              ---------
          TOTAL.............................................  6,000,000
                                                              =========



     None of the Selling Holders has, or within the past three years has had, any position, office or other material relationship with the Trust or the Company or any of their predecessors or affiliates. Because the Selling Holders may, pursuant to this Prospectus, offer all or some portion of the applicable HIGH TIDES, the HIGH TIDES Debenture or the applicable Class A Common Stock issuable upon conversion of the HIGH TIDES no estimate can be given as to the amount of the HIGH TIDES, the HIGH TIDES Debenture or the Class A Common Stock issuable upon conversion of HIGH TIDES that will be held by the Selling Holders upon termination of any such sales. In addition, the Selling Holders identified above may have sold, transferred or otherwise disposed of all or a portion of their HIGH TIDES since the date on which they provided the information regarding their HIGH TIDES included herein in transactions exempt from the registration requirements of the Securities Act. See "Plan of Distribution."


                              PLAN OF DISTRIBUTION

     The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders, and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing and exercise of options. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed, which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed to paid broker/dealers.

     To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

     The Selling Holders will be subject to applicable provisions of the Exchange Act and rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.

     Pursuant to the Registration Agreement, the Company shall bear all fees and expenses incurred in connection with the registration of the Offered Securities; provided, however, that the Selling Holders will pay all broker's commissions and underwriting discounts and commissions, if any. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally against certain civil liabilities, including certain liabilities under the Securities Act or the Exchange Act or otherwise, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act or otherwise, or will be entitled to contribution in connection therewith.

                                 LEGAL MATTERS


     The validity of the HIGH TIDES Debentures, the Guarantee and any Common Stock issuable upon conversion of such HIGH TIDES has been passed upon for the Company and the Issuer by King & Spalding, Atlanta, Georgia, and certain matters of Delaware law relating to the Issuer and the validity of the HIGH TIDES has been passed upon for the Issuer and the Company by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Issuer and the Company. Certain matters relating to United States federal income tax considerations have been passed upon for the Company by King & Spalding, Atlanta, Georgia, as special tax counsel to the Company and the Issuer.


                                    EXPERTS

     The consolidated balance sheets of the Company and its subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997, after restatement for the 1998 pooling of interests with Cruise America, Inc., included in the Company's Current Report on Form 8-K dated July 2, 1998 and incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements for the year ended December 31, 1995 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference and have been incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


     The consolidated financial statements of Budget Rent A Car Corporation as of December 31, 1995 and 1996 and for each of the years in the three-year period ended December 31, 1996 included in the Company's Current Report on Form 8-K dated May 13, 1997 and incorporated by reference in this Prospectus, have been incorporated herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, given upon the authority of said firm as experts in accounting and auditing.


     The consolidated balance sheets of Ryder TRS, Inc. and Subsidiaries as of December 31, 1996 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the period from September 5, 1996 (date of inception) to December 31, 1996 and the year ended December 31, 1997, included in the Company's Registration Statement on Form S-4 (File No. 333-49679) and incorporated by reference in this Prospectus, have been incorporated herein in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given upon the authority of that firm as experts in accounting and auditing.

     The combined balance sheet of Ryder Consumer Truck Rental (a division of Ryder Truck Rental, Inc., a wholly-owned subsidiary of Ryder System, Inc.) as of October 16, 1996, and the related combined statements of earnings and changes in Ryder investment and cash flows for the period from January 1, 1996 to October 16, 1996, included in the Company's Registration Statement on Form S-4 (File No. 333-49679) have been incorporated by reference in this Prospectus, in reliance on the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

------------------------------------------------------
------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE ISSUER OR ANY INITIAL PURCHASER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE ISSUER SINCE SUCH DATE.
                             ---------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Available Information.................    i
Incorporation of Certain Documents by
  Reference...........................    i
Cautionary Information................   ii
Offering Summary......................    1
Investment Considerations.............    8
The Company...........................   14
Ratio of Earnings to Fixed Charges....   16
Accounting Treatment..................   16
Use of Proceeds.......................   16
Budget Group Capital Trust............   16
The Remarketing.......................   17
The Remarketing Agent.................   22
Description of HIGH TIDES.............   23
Description of HIGH TIDES
  Debentures..........................   42
Description of the Guarantee..........   52
Relationship Among the HIGH TIDES, the
  HIGH TIDES Debentures and the
  Guarantee...........................   55
Registration Rights...................   56
United States Federal Tax
  Considerations......................   57
Certain ERISA Considerations..........   65
Description of Company Capital
  Stock...............................   67
Selling Holders.......................   69
Plan of Distribution..................   71
Legal Matters.........................   73
Experts...............................   73


------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                  BUDGET GROUP
                                 CAPITAL TRUST

                            REMARKETABLE TERM INCOME
                          DEFERRABLE EQUITY SECURITIES
                                (HIGH TIDES)(SM)

                    6 1/4% CONVERTIBLE PREFERRED SECURITIES

                            6,000,000 HIGH TIDES(SM)

   guaranteed to the extent set forth herein by, and convertible into Class A
                                Common Stock of,

                               BUDGET GROUP LOGO

                               Budget Group, Inc.
                                   Prospectus
------------------------------------------------------
------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder, all of which are being paid by the Company. Except for the SEC registration fee, all amounts are estimates.


Securities and Exchange Commission registration fee.........  $ 88,500
Transfer agents' fees.......................................     5,000
Printing and engraving expenses.............................    70,000
Legal fees and expenses.....................................    30,000
Accounting fees and expenses................................    15,000
Miscellaneous...............................................     5,000
                                                              --------
          Total.............................................  $213,500
                                                              ========



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     The following summary is qualified in its entirety by reference to the complete statute, Restated Certificate of Incorporation, Bylaws and agreements referred to below.

     Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such person had no reasonable cause to believe his conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or any court in which such suit or action was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

     As permitted by Section 102(b)(7) of the DGCL, the Amended and Restated Certificate of Incorporation of the Registrant (the "Restated Certificate of Incorporation") provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director other than (i) for breaches of the director's duty of loyalty to the Registrant and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under
Section 174 of the DGCL, and (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant's Bylaws provide indemnification of the Registrant's directors and officers, both past and present, to the fullest extent permitted by the DGCL, and allow the Registrant to advance or reimburse litigation expenses upon submission by the director or officer of an undertaking to repay such advances or reimbursements if it is ultimately determined that indemnification is not available to such director or officer pursuant to the Bylaws. The Registrant's Bylaws will also authorize the Registrant to purchase and maintain insurance on behalf of an officer or director, past or present, against any liability asserted against him in any such capacity whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Restated Certificate of Incorporation or Section 145 of the DGCL. The Registrant has entered into indemnification agreements with each of its directors and certain of its executive officers. The indemnification agreements require the Registrant, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The Registrant agrees to furnish a copy of all agreements relating to the Offered Securities upon request of the Commission. A list of exhibits included as part of this Registration Statement is set forth below.


EXHIBIT
  NO.                                  DESCRIPTION
-------                                -----------
  3.1     --   Amended and Restated Certificate of Incorporation.
  3.2     --   Amended and Restated Bylaws.
  4.1*    --   Certificate of Trust of Budget Group Capital Trust.
  4.2*    --   Declaration of Trust of Budget Group Capital Trust dated as of June 4, 1998, between Budget Group, Inc., The Bank of New
               York and the Administrative Trustees name therein.
  4.3*    --   Amended and Restated Declaration of Trust dated as of June
               19, 1998 between Budget Group, Inc., The Bank of New York
               (Delaware), the Bank of New York and the Administrative
               Trustees named therein.
  4.4*    --   Indenture for the HIGH TIDES Debentures Due 2028 dated as of
               June 19, 1998 between Budget Group, Inc. and The Bank of New
               York.
  4.5*    --   Form of Budget Group, Inc. Class A Common Stock Certificate
               (incorporated by reference to Exhibit 4.1 to the Company's
               Registration Statement on Form S-1, File No. 333-34799,
               dated September 26, 1997).
  4.6*    --   Form of HIGH TIDES (included in Exhibit 4.5).
  4.7*    --   Form of HIGH TIDES Debentures Due 2028 (included in Exhibit
               4.6).
  4.8*    --   Guarantee Agreement dated as of June 19, 1998 by Budget
               Group, Inc., as Guarantor.
  5.1     --   Opinion of King & Spalding as to the legality of the HIGH
               TIDES, the HIGH TIDES Debentures Due 2028, the Guarantee and
               any Class A Common Stock issuable upon conversion of the
               HIGH TIDES.
  5.2     --   Opinion of Richards, Layton & Finger, P.A. as to the
               legality of the HIGH TIDES.
  8.1*    --   Opinion of King & Spalding as to certain tax matters
               (included in the Prospectus under the caption "United States
               Federal Tax Considerations").
 10.1*    --   Registration Rights Agreement dated as of June 19, 1998
               between Budget Group Capital Trust, Budget Group, Inc. and the several Purchasers named herein.
 10.2*    --   Remarketing Agreement dated as June 19, 1998 between Budget
               Group, Inc., Budget Group Capital Trust, The Bank of New
               York, the Administrative Trustees named therein and the
               Remarketing Agent named therein.
 12.1     --   Computation of Ratios of Earnings to Fixed Charges.
 23.1     --   Consent of King & Spalding (included in the opinions filed as Exhibits 5.1 and 8.1).
 23.2     --   Consent of Richards, Layton & Finger, P.A. (included in the opinion filed as Exhibit 5.2).
 23.3     --   Consent of Arthur Andersen LLP.
 23.4     --   Consent of Deloitte & Touche LLP.
 23.5     --   Consent of KPMG Peat Marwick LLP.
 23.6     --   Consent of PricewaterhouseCoopers LLP.
 23.7     --   Consent of KPMG Peat Marwick LLP.
 24.1*    --   Power of Attorney (included on page II-5).
 25.1*    --   Statement of Eligibility of Indenture Trustee under the
               Indenture.
 25.2*    --   Statement of Eligibility of Property Trustee under the
               Amended and Restated Declaration.
 25.3*    --   Statement of Eligibility of Guarantee Trustee under the
               Guarantee.
 99.1*    --   Private Securities Litigation Reform Act of 1995 Safe Harbor
               Compliance Statement for Forward-Looking Statements
               (incorporated by reference to Exhibit 99.1 to the
               Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, Commission File No. 0-23962).


---------------


* Previously filed.

ITEM 17.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the commission by the registrant pursuant to Section 13 or Section 15(d) of the securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes that:

          (1) For the purpose of determining any liability under the Securities Act of 1993, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lisle, State of Illinois on September 16, 1998.


                                          BUDGET GROUP, INC.

                                          By:     /s/ MICHAEL B. CLAUER
                                            ------------------------------------
                                                     Michael B. Clauer
                                                  Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated as of the 16th day of September, 1998.



                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *                            Chairman of the Board and Chief Executive
-----------------------------------------------------    Officer (Principal Executive Officer) and
                   Sanford Miller                        Director

                          *                            Vice Chairman and Director
-----------------------------------------------------
                   John P. Kennedy

                          *                            Vice Chairman and Director
-----------------------------------------------------
                 Jeffrey D. Congdon

                          *                            Chief Financial Officer (Principal Financial
-----------------------------------------------------    Officer)
                  Michael B. Clauer

                          *                            Vice President -- Controller (Principal
-----------------------------------------------------    Accounting Officer)
                   Thomas L. Kram

                          *                            Director
-----------------------------------------------------
                  Ronald D. Agronin

                          *                            Director
-----------------------------------------------------
                  Stephen L. Weber

                          *                            Director
-----------------------------------------------------
                  F. Perkins Hixon

                          *                            Director
-----------------------------------------------------
                  James F. Calvano

                          *                            Director
-----------------------------------------------------
                  Martin P. Gregor

              By: /s/ MICHAEL B. CLAUER
----------------------------------------------------
                  Michael B. Clauer
                  Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Budget Group Capital Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois, on September 16, 1998.


                                          BUDGET GROUP CAPITAL TRUST

                                          By:     /s/ MICHAEL B. CLAUER
                                            ------------------------------------
                                                     Michael B. Clauer
                                                          Trustee

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                      SIGNATURE                                 CAPACITY                   DATE
                      ---------                                 --------                   ----
                /s/ MICHAEL B. CLAUER                  Administrative Trustee        September 16, 1998
-----------------------------------------------------
                  Michael B. Clauer

                /s/ ROBERT L. APRATI                   Administrative Trustee        September 16, 1998
-----------------------------------------------------
                  Robert L. Aprati

                 /s/ SCOTT R. WHITE                    Administrative Trustee        September 16, 1998
-----------------------------------------------------
                   Scott R. White